Exhibit 2.1

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

EVERCORE PARTNERS INC.

THE SELLERS AS DEFINED HEREIN

DEED

for the sale and purchase of

The Lexicon Partnership LLP

7 June 2011

Freshfields Bruckhaus Deringer LLP

65 Fleet Street

London EC4Y 1HS

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

EXHIBITS REFERRED TO IN THIS DEED

EXHIBIT 1	ASSIGNMENT PROVISION
EXHIBIT 2	INFORMATION IN RELATION TO THE TARGET ENTITIES

AGREED FORM DOCUMENTS REFERRED TO IN THIS DEED

DESCRIPTION	CLAUSE/SCHEDULE
Evercore LLP Agreement	Paragraph 1.1 of Part C of Schedule 9
Data Room Index	Definition of Data Room
Locked Box Accounts	Definition of Locked Box Accounts in Schedule 2
Locked Box Memo	Definition of Locked Box Memo in Schedule 2
Consideration Memo	Definition of Consideration Memo in Schedule 14
Evercore LLP Schedule of Terms	Definition of Evercore LLP Schedule of Terms in Schedule 14

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

DEED

dated 7 June 2011

PARTIES:

1.	THE PERSONS whose names are set out in column 1 of Part A of Schedule 1 and column 1 of Part B of Schedule 1 (the Sellers); and

2.	EVERCORE PARTNERS INC. (registered in Delaware) of 55 East 52nd Street, 37th Floor, New York, NY10055, United States of America (the Purchaser),

(together the parties).

Words and expressions used in this Deed shall be interpreted in accordance with Schedule 14.

IT IS AGREED:

1. SALE AND PURCHASE

1.1 On and subject to the terms of this Deed, each Seller agrees to sell and the Purchaser agrees to purchase the Units set out opposite that Seller’s name in column 2 of Part A of the Consideration Memo (in the case of a Type A Seller) or column 2 of Part B of the Consideration Memo (in the case of a Type B Seller).

1.2 Subject to the provisions of Schedule 2, the Units shall be sold free from all Third Party Rights and with all rights attaching to them as at Closing. For the purposes of the Members’ Agreement, each of the Sellers hereby consents to the transfer of his Units to the Purchaser under the terms of this Deed and confirms that he has no objection to the transfer by each of the other Sellers of their Units to the Purchaser under the terms of this Deed.

1.3 For the avoidance of doubt, the Purchaser shall not be under any obligation to proceed to Closing in respect of any of the Units, unless the Sellers sell 100 per cent. of the Units to the Purchaser at Closing.

2. CONSIDERATION

2.1 The consideration for the purchase of the Units by the Purchaser from the Sellers shall comprise the individual consideration payable to each Seller pursuant to clause 2.2, the aggregate of which shall be equal to the Total Price. The consideration shall be allocated in accordance with Schedule 15 of this Deed.

2.2 The consideration payable by the Purchaser to each Seller for the Units to be sold by that Seller shall comprise:

(a)	the payment of Cash Consideration in the amount of pounds sterling set out opposite the name of that relevant Seller in column 3 of Part A of the Consideration Memo (in the case of the Type A Sellers) and in column 3 of Part B of the Consideration Memo (in the case of the Type B Sellers) to the Sellers’ Bank Account on Closing;

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

(b)	the issuance of the number of Unrestricted Shares set out opposite the name of that relevant Seller in column 4 of Part A of the Consideration Memo (in the case of the Type A Sellers) and in column 4 of Part B of the Consideration Memo (in the case of the Type B Sellers) to that relevant Seller on Closing;

(c)

the issuance of the number of Transfer Restricted Shares set out opposite the name of that relevant Seller in column 5 of Part A of the Consideration Memo (in the case of the Type A Sellers) and in column 5 of Part B of the Consideration Memo (in the case of the Type B Sellers) on Closing. The Transfer Restricted Shares shall be issued at Closing to the Restriction Agent in accordance with, and subject to, the terms set out in Schedule 10;

(d)	the issuance of the number of Unvested Shares set out opposite the name of that relevant Seller in column 6 of Part A of the Consideration Memo (in the case of the Type A Sellers) and in column 6 of Part B of the Consideration Memo (in the case of the Type B Sellers). The Unvested Shares shall be issued in accordance with, and subject to, the terms set out in Schedule 10; and

(e)	the payment of the Deferred Cash Consideration in the amount of pounds sterling set out opposite the name of the relevant Seller in column 7 of Part A of the Consideration Memo (in the case of the Type A Sellers) and in column 7 of Part B of the Consideration Memo (in the case of the Type B Sellers). The Deferred Cash Consideration shall vest and be paid to each Seller in accordance with, and subject to, the terms set out in Schedule 10.

2.3 Any payment made in satisfaction of a liability arising under a Seller Obligation or a Purchaser Obligation shall, so far as possible, adjust the consideration paid for the Units.

3. CONDITIONS TO CLOSING

3.1 The obligations of the Sellers and the Purchaser on Closing shall be conditional on the following Conditions having been fulfilled (or waived by the Sellers’ Representative and the Purchaser pursuant to clause 3.4 below) on or prior to the Closing Date:

(a)	the FSA having notified in writing its approval under section 189(4) of FSMA of the Purchaser, Evercore Partners LP, EHL, EPL and the Evercore LLP acquiring control over LPL;

(b)	the Financial Industry Regulatory Authority, Inc. (FINRA) having received prior notification required by Rule 1017 of the FINRA Transitional Rulebook and notified in writing its approval under Rule 1014 of the FINRA Transitional Rulebook of the Purchaser acquiring indirect ownership over LP(US)LLC;

(c)	the Hong Kong Securities and Futures Commission (SFC) having approved an application under section 132 of the SFO for the Purchaser becoming a substantial shareholder (as such term is defined in the SFO) of LPAL; and

(d)	the FSA having given written notice under section 52(4) of FSMA to the Evercore LLP of the FSA’s decision to grant the Evercore LLP’s application for a Part IV permission or the FSA having given a decision notice under section 52(9) of FSMA to grant such application on such terms or subject to such limitations or requirements as are satisfactory to the Purchaser (acting reasonably and in good faith).

3.2 The Purchaser and the Sellers shall use their respective reasonable efforts to ensure that the Conditions are fulfilled as soon as possible. The Purchaser and the Seller’s Representative shall keep each other reasonably informed of any communications with any relevant regulatory

DEED FOR SALE AND PURCHASE OF THE LEXICION PARTNERSHIP LLP

EXECUTION VERSION

authority or third party (either orally or in writing) and shall take into account any reasonable representations made by each other.

3.3 The Purchaser and the Sellers agree that all requests and enquiries from the FSA, FINRA, the SFC or any other Governmental Entity in connection with the receipt of approval in relation to the Conditions shall be dealt with by the Purchaser and the Sellers’ Representative in co-operation with each other and each of the Purchaser and the Sellers shall promptly co-operate with and provide all necessary information and assistance reasonably requested by the Governmental Entity upon being requested to do so by the other.

3.4 The Conditions, or any of them, may be waived only by agreement in writing of both the Purchaser and the Sellers’ Representative except that the Purchaser shall, provided the parties have agreed appropriate amendments to the Transaction Documents to reflect the fact that Lexicon will continue to operate as a stand-alone group for a period after Closing, waive the condition at 3.1(d) if so requested in writing by the Sellers’ Representative. The parties agree to negotiate in good faith with a view to agreeing such amendments, if required.

3.5 The Purchaser shall notify the Sellers’ Representative promptly in writing upon becoming aware that any of the Conditions have been fulfilled. The first Business Day after all of the Conditions have been fulfilled (or waived in accordance with clause 3.4) shall be the Unconditional Date.

3.6 If the Unconditional Date has not occurred on or before 31 December 2011 (or such later date as the Purchaser and the Sellers’ Representative may agree in writing), this Deed shall automatically terminate (other than the Surviving Provisions). In the event of such termination, no party (nor any of its Related Parties) shall have any claim under this Deed of any nature whatsoever against any other party (or any of its Related Parties) except in respect of any rights and liabilities which have accrued before termination or under any of the Surviving Provisions.

4. PRE CLOSING SELLER UNDERTAKINGS

4.1 From the date of this Deed until Closing, the Sellers shall (except as may be approved by the Purchaser (such agreement not to be unreasonably withheld or delayed, but having regard to the fact that the Purchaser is in commercial terms bearing the risk of adverse performance or events of the Target Entities with effect from the date of this Deed)) procure that, pending Closing (subject to clause 4.2), the business of each Target Entity is carried on in all material respects in the ordinary course and shall comply with the obligations set out in Schedule 7, provided that nothing in Schedule 7 shall prohibit or restrict the taking of any action described in clause 5.1 below or in Schedule 2.

4.2 Notwithstanding clause 4.1 above, from the date of this Deed until Closing, the Purchaser shall have the right to appoint Tim LaLonde, Bob Walsh, Adam Frankel, John Crowe, Gideon Asher, Alexandra Burban, Julian Oakley and Joanna Hellen (and any other individuals acceptable to the Sellers’ Representative (acting reasonably)) (the Purchaser Observer Team) who shall, subject to such restrictions as may reasonably be imposed by the Sellers’ Representative in order to comply with applicable regulatory and confidentiality obligations and conflicts of interest (including potential or actual business or other conflicts relating to the Proposed Transaction), have commercially reasonable access during normal business hours to the operations and personnel of the Target Entities, including the right to attend all material internal management meetings of any of the Target Entities and to participate in the preparation of the Audited Accounts (save that members of the Purchaser Observer Team shall only attend management meetings of the Target Entities that are consistent with management meetings that they attend within the Evercore Group). For the purposes of this clause 4.2, it shall be sufficient that any one member of the Purchaser Observer Team attends material management meetings as

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

provided in this clause 4.2 at any time, notwithstanding the fact that more than one member of the Purchaser Observer Team may attend such meetings as the Purchaser Observer Team sees fit.

4.3 The Sellers and the Purchaser Observer Team shall use commercially reasonable efforts (which for the avoidance of doubt will include compliance with applicable regulatory and confidentiality obligations) to provide client and other information to each other to identify and manage actual and potential conflicts of interest between the business of any member of the Purchaser Group and any Target Entity and actual and potential conflicts of interest between the Purchaser Group and the Sellers (or any of them) provided that any such information will be deemed to be Confidential Information.

4.4 As soon as reasonably practicable following the date of this Deed, the Sellers shall use reasonable endeavours to procure that any engagement letters in-force at the date hereof between any of the Target Entities and third party clients are amended to include the assignment wording as set out at Exhibit 1 to this Deed (the Assignment Provision).

4.5 The Sellers shall use reasonable endeavours to procure that any engagement letter entered into by any Target Entity following the date of this Deed shall include the Assignment Provision.

5. CLOSING AND LOAN REPAYMENT

5.1 The Sellers shall use reasonable endeavours, and shall cause the Target Entities to use reasonable endeavours, to cooperate with any reasonable request of the Purchaser in order to effect the Restructuring Transactions.

5.2 Save with respect to any rights granted to a Seller pursuant to this Deed, at Closing each of the Sellers shall waive any rights over the Units conferred on or held by that Seller by virtue of the Members’ Agreement or otherwise.

5.3 At Closing, each of the parties shall deliver or perform (or ensure that there is delivered or performed) all those documents, items and actions respectively listed in relation to that party or any of its Related Parties (as the case may be) in Schedule 9.

5.4 At Closing, the Purchaser shall procure repayment of the principal amount of the Loan Notes together with any accrued and unpaid interest at the rate of 5 per cent. due thereon less any withholding tax required by law to be deducted therefrom, such payment to fully discharge all outstanding liabilities in respect thereof. The individual amount payable for repayment of the principal amount of the Loan Notes held by each Loan Note Holder shall be the nominal amount set out opposite the name of such Loan Note Holder in column 2 of Part C of the Consideration Memo.

5.5 The Sellers shall provide a management representation letter to the auditors on the same terms and with similar content as they have previously provided to the auditors and, to the extent that they are able, shall cause the Target Entities to use reasonable endeavours to procure that the Audited Accounts are completed and audited by Deloitte & Touche LLP as soon as reasonably practicable following the date hereof.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

6. SELLER WARRANTIES AND UNDERTAKINGS

6.1 The Sellers severally warrant to the Purchaser as at the date of this Deed in the terms of the Warranties. Each Warranty shall be separate and independent and (except as expressly otherwise provided herein) no Warranty shall be limited by reference to any other Warranty.

6.2 The liability of each Seller for any Claim shall be limited by the provisions of this clause 6 and Schedule 4.

6.3 The Warranties shall not be extinguished or affected by Closing.

6.4 Except for a Core Warranty Claim, the Purchaser’s sole remedy against a Seller in respect of any Claim shall be as set out in clauses 6.5 and 6.6 and the Purchaser shall not otherwise be entitled to any other recourse or remedy against any of the Sellers in respect of any Claim.

6.5

(a)	The Purchaser shall only be entitled to recover from a Seller in respect of any Claim an amount which has either been admitted in writing by that Seller or, subject to clause 12.7, the Sellers’ Representative or determined by a court of competent jurisdiction to be payable in respect of that Claim which determination is not appealed by the Seller or, as applicable, the Sellers’ Representative within 20 Business Days (the Final Claim Amount).

(b)	Any Final Claim Amount due to the Purchaser solely from a Seller in respect of any Claim (other than a Core Warranty Claim) shall be recovered by the Purchaser solely through that Seller forfeiting, subject to the Maximum Overall Limits applicable to that Seller set out in clause 6.6, an equal proportionate amount of each of the Tranches of Deferred Consideration due to be delivered to that Seller on each of the relevant Delivery Dates specified in Schedule 10.

6.6 The Maximum Overall Limits applicable to each Seller in respect of any Claim (other than a Core Warranty Claim) shall, in addition to the limits in clause 6.5, be as follows:

(a)	only Deferred Consideration which is not yet due to be delivered to a Seller in accordance with the terms of this Deed (including Deferred Consideration which is transfer restricted by virtue of the procedure set out under clause 6.8) at the time a Final Claim Amount is admitted or determined can be used to settle a Claim;

(b)	subject to (c) and (d) below, each Seller’s maximum aggregate liability in respect of all Final Claim Amounts (other than Core Warranty Claims) shall be limited to 42 per cent. of the total Deferred Consideration to be paid to that Seller under this Deed;

(c)	no more than 42 per cent. in aggregate of each Tranche of Deferred Consideration to be paid to a Seller shall be subject to forfeiture to meet all Final Claim Amounts (other than Core Warranty Claims);

(d)	in respect of any Final Claim Amount, the Seller’s liability shall be several and (save in respect of any Claim under paragraph 1.2 of Part B to Schedule 11 of this Deed) limited to the percentage amount set out against the name of that Seller in column 8 of Part A of the Consideration Memo (in the case of Type A Sellers) and in column 8 of Part B of the Consideration Memo (in the case of Type B Sellers);

(e)	any Deferred Consideration to be forfeited by a Seller from any particular Tranche of his Deferred Consideration in accordance with the terms of this clause 6.6 shall, in terms of

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

the number of Unvested Shares (including when they become Transfer Restricted Shares) and the amount of Deferred Cash to be forfeited, reflect the proportionate split as between cash and shares in which that Seller has elected to receive that Tranche of Deferred Consideration, as set out against the name of the Seller in columns 6 and 7 respectively of Part A of the Consideration Memo (in the case of Type A Sellers) and Part B of the Consideration Memo (in the case of Type B Sellers); and

(f)	in determining the number of Unvested Shares (including when they become Transfer Restricted Shares) to be forfeited to meet any Final Claim Amount in accordance with this clause 6.6, each such Share shall be valued at £20.73.

6.7 For the purposes of this clause 6 forfeit shall mean in the case of any Deferred Consideration, the loss of the right to receive such Deferred Consideration. In the event that a Seller must forfeit Transfer Restricted Shares, the Purchaser shall be entitled to instruct the Restriction Agent to Transfer to the Purchaser for nil consideration such forfeited Transfer Restricted Shares, together with all certificates representing them. In the event that the Seller must forfeit Unvested Shares, the Seller agrees that the Purchaser shall no longer be obliged to issue, and the Seller shall no longer be entitled to receive such Unvested Shares.

6.8 In the event that, at the time any Tranche of Deferred Consideration is due to be delivered to a Seller pursuant to this Deed, the Purchaser has notified the Seller of a Valid Claim in respect of which no Final Claim Amount has yet been agreed or determined and the Purchaser has also notified the Seller of the amount (such amount, or any revision thereof notified by the Purchaser to the Sellers being the Notified Claim Amount) which the Purchaser reasonably considers in good faith that it is entitled to recover as a result of such Valid Claim, then the following shall apply, subject always to the Maximum Overall Limits applicable to that Seller under clause 6.6:

(a)	up to one third (or, (i) if a Tranche of Deferred Consideration has already been delivered to the Sellers without any withholding having been made in accordance with this clause 6.8 in respect of such Valid Claim, a fraction determined by using 1 as the numerator and the number of remaining Tranches as the denominator; or (ii) if a Tranche or Tranches of Deferred Consideration has (have) already been delivered to the Sellers but subject to a withholding, the same fraction as was applicable in relation to such earlier Tranche(s)) of the Notified Claim Amount, but subject always to the limits in clause 6.6(c), may be withheld from that Tranche of the Deferred Consideration due to be delivered to that Seller, split proportionately between cash and shares in accordance with clause 6.6(e), for a further period of 20 Business Days. Any amount so withheld, when aggregated with any amounts previously withheld under this clause 6.8(a), as the same may be adjusted pursuant to clause 6.8(e) below, in respect of a particular Valid Claim shall be the Hold Back Amount in relation to such Valid Claim;

(b)	if at any time before the expiry of that 20 Business Day period, the Purchaser shall have obtained a written opinion from a Claim QC that both (i) the Claim QC considers the Purchaser has a real prospect of success with respect to such Valid Claim against the Seller and (ii) the Claim QC considers that the calculation of the Notified Claim Amount appears to be reasonable, then, subject to the Maximum Overall Limits and clause 6.8(f), that Hold-Back Amount will be retained either by the Restriction Agent on the instruction of the Purchaser (in the case of that part of the Hold Back Amount made up of Transfer Restricted Shares) or by the Purchaser (in the case of that part of the Hold Back Amount made up of Deferred Cash Consideration) until there is a Final Claim Amount agreed or determined in respect of that Claim;

(c)	if either (i) before the expiry of that 20 Business Day period, no opinion of a Claim QC meeting the requirements of sub-clause (b) in respect of such Valid Claim is obtained or

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

(ii) any such opinion is subsequently withdrawn, then the Hold-Back Amount shall be released to the Seller in accordance with the terms of this Deed;

(d)	the Sellers shall have the right to make representations to the Claim QC in respect of the requirements of sub-clause (b) and sub-clause (e) (as the case may be) prior to the Claim QC rendering its opinion, but shall have no right to challenge the opinion of the Claim QC once rendered in accordance with sub-clause (b) or sub-clause (e);

(e)	either the Seller’s Representative or the Purchaser may at any time after the first anniversary of the date of any such opinion from the Claim QC (the Original Opinion), and provided that the Purchaser is still pursuing the relevant Claim, require that the Claim QC consider whether the Original Opinion continues to be valid in the light of any additional evidence or other circumstances that have emerged since the date thereof, and whether the Hold-Back Amount in respect of such Claim continues to be appropriate, and if not, what other amount (the Revised Amount) would in his opinion appear to be a reasonable calculation of the amount which the Purchaser will be entitled to recover in respect of the relevant Claim. If the Claim QC does not confirm that the Original Opinion continues to be valid at all, then the Hold Back Amount shall be paid to the Sellers in accordance with the terms of this Deed. If he considers that the Purchaser continues to have a real prospect of success with such Claim, but that the Revised Amount is less than the Hold Back Amount, then the excess shall be paid to the Sellers in accordance with this Deed. If the Revised Amount is higher than the Hold Back Amount, then the Purchaser shall (subject to the other limits in this clause 6) be entitled to withhold the additional amount from the next Tranche of Deferred Consideration, and in either case references to the Hold Back Amount in this Deed in relation to such Claim shall thereafter take effect as references to such Revised Amount; and

(f)	if a Final Claim Amount has not been determined in respect of such Claim by 30 June 2016, then the continued withholding from the Sellers of the Hold-Back Amount shall be conditional upon a Claim QC reaffirming the continued validity of the opinion previously given in accordance with the terms of clause 6.8(b) or, if relevant, clause 6.8(e). For the avoidance of doubt, a Hold Back Amount shall only be available in respect of the specific Valid Claim for which it has been withheld.

6.9 Each of the Sellers agrees and undertakes to notify the Purchaser in writing promptly if he or she becomes aware of any circumstance arising after the date of this Deed which would cause any Warranty (if the Warranties were repeated with reference to the facts and circumstances then existing) to become untrue or inaccurate or misleading in any material respect. For the avoidance of doubt, this clause is solely for the purpose of providing information to the Purchaser and is not intended to impose any liability upon any Seller additional to that which would apply under the terms of this Deed on a breach of Warranty. Nothing in this clause shall be taken to imply that the Warranties are being given at any time other than as at the date of this Deed or that the Purchaser shall have any right whatsoever (other than a claim in damages) in respect of any breach of Warranty.

6.10 Each of the Sellers agrees and undertakes to the Purchaser and to each other that, except in the case of fraud, he or she has no rights against and shall not make any claim against any other Seller or any member, employee, director or officer of any Target Entity on whom it may have relied before agreeing any term of or before entering into this Deed or any other Transaction Document (including in relation to any information supplied or omitted to be supplied by any such person in connection with the Warranties, this Deed or any other Transaction Document).

6.11 Any statement in the Deed qualified by the expression “so far as the Sellers are aware” or any similar expression shall mean the actual knowledge of each of the Lexicon Managing

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

Directors, and such statement shall be deemed to include a further warranty that the Lexicon Managing Directors have made reasonable enquiries of each of Chris Cooke and Bethan Santi.

6.12 The only Sellers’ Warranties given:

(a)	in respect of the title, authority and capacity of the Sellers, their rights in respect of the Units, the Loan Notes, and the legal capacity of the Target Entities are those contained in Part A Section 1 of Schedule 3 and each of the other Sellers’ Warranties shall be deemed not to be given in respect of the title, authority and capacity of the Sellers, the Units, the Loan Notes or the legal capacity of the Target Entities;

(b)	in respect of the matters to which Part A Sections 2 and 3 of Schedule 3 relate are those contained in such parts and, without prejudice to the Purchaser’s ability to recover in respect of the financial impact on any Target Entity by virtue of the breach of any other Warranty, each of the other Sellers’ Warranties shall be deemed not to be given in respect of any such matters;

(c)	in respect of the matters to which Part A Section 4 of Schedule 3 relate are those contained in such part and each of the other Sellers’ Warranties shall be deemed not to be given in respect of any such matters;

(d)	in respect of the matters to which Part A Section 5 of Schedule 3 relate are those contained in such part and each of the other Sellers’ Warranties shall be deemed not to be given in respect of any such matters;

(e)	in respect of the material contracts and arrangements and the suppliers and customers of the Target Entities are those contained in Part A Section 6 of Schedule 3 and each of the other Sellers’ Warranties shall be deemed not to be given in respect of the material contracts and arrangements and the suppliers and customers of the Target Entities;

(f)	in respect of litigation and investigations relating to the Target Entities are those contained in Part A Section 7 of Schedule 3 and each of the other Sellers’ Warranties shall be deemed not to be given in respect of such litigation and investigations;

(g)	in respect of the Properties owned, controlled, occupied or used by the Target Entities are those contained in Part B of Schedule 3 and each of the other Sellers’ Warranties shall be deemed not to be given in respect of such Properties;

(h)	in respect of the matters to which Part C and Part D of Schedule 3 relate are those contained in such parts and each of the other Sellers’ Warranties shall be deemed not to be given in respect of any such matters;

(i)	in respect of the insolvency and bankruptcy of the Target Entities and each of the Sellers are those contained in Part E of Schedule 3 and each of the other Sellers’ Warranties shall be deemed not to be given in respect of such insolvency and bankruptcy; and

(j)	in respect of tax are the Tax Warranties contained in Part A of Schedule 11 and each of the other Sellers’ Warranties shall be deemed not to be given in respect of tax.

7. PURCHASER WARRANTIES

7.1 The Purchaser warrants to the Sellers as at the date of this Deed in the terms of the Purchaser Warranties set out in Schedule 5. Any Seller Claim in connection with the Purchaser Warranties shall be subject to the provisions of this clause 7 and Schedule 5.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

8. NO RIGHTS OF RESCISSION OR TERMINATION

Other than pursuant to clause 3.6, none of the Sellers or the Purchaser shall be entitled to rescind this Deed or treat it as terminated in any circumstances whatsoever (whether before or after Closing) but shall only be entitled to claim damages under this Deed and, accordingly, each party waives all and any rights of rescission it may have in respect of any matter (howsoever arising or deemed to arise), other than any such rights in respect of fraud.

9. TAX

9.1 The provisions of Schedule 11 shall apply in relation to taxation.

9.2 Schedule 11 (apart from the Tax Covenant) shall come into effect on the date hereof. The Tax Covenant shall come into effect at Closing.

9.3 Each of the Sellers agrees and undertakes to the Purchaser that, if that Seller is required to make a payment to the Purchaser under the Tax Covenant, the Purchaser shall be entitled to recover that payment in accordance with clauses 6.5 and 6.6.

10. INSURANCE

10.1 Subject to applicable law and regulation, as soon as reasonably practicable after the date of this Deed, the Sellers shall use their reasonable endeavours, subject to the Purchaser paying any associated reasonable costs and expenses, to ensure that the Purchaser Group’s interest in the Target Entities is noted on the insurance policies of the Target Entities which relate to the Target Entities (or any of their businesses or assets). If prior to Closing any such policy is renewed or any policy is put in place to replace or succeed it, then subject to applicable law and regulation and subject to the Purchaser paying any reasonable associated costs and expenses (including any increase in the base premia payable by the Target Entities attributable to the transactions contemplated by the Transaction Documents), the Sellers shall ensure that the Purchaser Group’s interest in the Target Entities is noted on any such renewed, replacement or successor policy. Any insurance premium paid in respect of insurance coverage substantially similar to that maintained by the Target Entities in the 12 months prior to the Locked Box Date paid by the Target Entities following the Locked Box Date shall be Permitted Leakage.

10.2 If any insured event occurs before Closing in relation to any Target Entity, the Sellers shall use their reasonable endeavours to make recovery under the relevant policy prior to Closing. To the extent that recovery is made the Sellers shall ensure that the proceeds are (i) applied to restore or replace the relevant insured asset(s) or (ii) passed to the relevant Target Entity before Closing or (iii) if recovery is made after Closing passed to the Purchaser promptly upon recovery.

11. GUARANTEES AND OTHER THIRD PARTY ASSURANCES

11.1 Each of the Sellers shall procure in relation to himself at or immediately following Closing that:

(a)	there are repaid all sums greater than £2,000 (in total) owing to the Target Entities, collectively, by him or her or any of his or her Related Parties whether or not such sums are due for repayment (other than the prepaid accommodation allowances provided to the three Sellers currently seconded to LP(US)LLC); and

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

(b)	all Target Entities are released from any guarantee, indemnity, bond, letter of comfort or other similar obligation given or incurred by it which relates in whole or in part to debts or other liabilities or obligations, whether actual or contingent, of that Seller or his or her Related Parties, and prior to such repayment or release each of the Sellers undertakes to the Purchaser (on behalf of itself and as trustee on behalf of each Target Entity) to keep each Target Entity fully indemnified against any failure by him or her to make any such repayment or any liability arising under any such guarantee, indemnity, bond, letter of comfort or encumbrance.

11.2 The Purchaser shall procure that immediately following Closing each Seller is released from any guarantee, indemnity, bond, letter of comfort or other similar obligation given or incurred by that Seller which relates wholly or in part to debts or other liabilities or obligations whether actual or contingent, of that Target Entity or its Related Parties, and prior to such release the Purchaser undertakes to each Seller to keep that Seller fully indemnified against any liability arising under any such guarantee, indemnity, bond or letter of comfort or encumbrance.

12. SELLERS’ REPRESENTATIVES

12.1 Each of the Sellers hereby irrevocably appoints each of the Sellers’ Representatives to act individually on his or her behalf as the sole representative of such Seller for the following purposes with respect to this Deed:

(a)	delivering instructions to the Purchaser in connection with the issuance of the Shares;

(b)	accepting notices on behalf of such Seller in accordance with clause 20;

(c)	granting any consent or approval on behalf of each Seller under this Deed that the Sellers’ Representatives consider in good faith to be non-material;

(d)	agreeing to any amendment or variation of this Deed or any Transaction Document that the Sellers’ Representatives consider in good faith to be non-material; and

(e)	generally taking any and all other actions and doing any and all other things provided in or contemplated by this Deed to be performed by a Sellers’ Representative on behalf of such Seller.

12.2 A Sellers’ Representative shall not take any action under this Deed or any Transaction Document on behalf of any of the Sellers which either of the Sellers’ Representatives considers to be material in nature or which would materially affect any Seller (including, without limitation, approving any material amendment or variation of this Deed or any Transaction Document or granting any approval or consent) without the prior written consent of a Super Majority of the Sellers.

12.3 Each Seller hereby irrevocably and by way of security for the performance of its obligations under this Deed appoints each of the Sellers’ Representatives to act individually as his or her attorney with full authority on his or her behalf and in each Seller’s name or otherwise to do all acts and to execute and deliver such documents or deeds as are required by law or as may, in the reasonable opinion of either of the Sellers’ Representatives, be required to give effect to the matters described in clause 12.1.

12.4 The Purchaser and each Seller acknowledge that in exercising the powers and authorities conferred by this clause 12 or any Transaction Document upon the Sellers’ Representatives, the Sellers’ Representatives shall not be acting, or be construed as acting, as

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

the agent or trustee on behalf of any Seller, and each Seller and the Purchaser agrees that the Sellers’ Representatives shall have no liability whatsoever to the Purchaser or any Seller in relation to the exercise of those powers and authorities, save to a Seller in the case of fraud.

12.5 Each Seller agrees that, other than in cases of fraud, he shall severally indemnify the Sellers’ Representatives (in proportion to the consideration received by him under this Deed) against all liabilities which arise to the Sellers’ Representatives (or either of them) pursuant to (and solely in relation to) his role as a Sellers’ Representative.

12.6 Notwithstanding clause 12.4, the Purchaser shall be entitled to rely on the exercise of the powers and authorities conferred on the Sellers’ Representatives as if the relevant Seller is exercising such powers and authorities.

12.7 No Sellers’ Representative shall admit any Claim brought by the Purchaser unless:

(a)	it is a Claim that is being brought against all of the Sellers who are members of the Evercore LLP (or are members or employees of any other member of the Evercore Group) at that time (but need not be brought against a Seller who is no longer such a member or employee) and is brought in the same manner and on the same terms in respect of all of those Sellers; and

(b)	such admission of liability by the Sellers’ Representative has received the prior written approval of a Super Majority of the Sellers.

Any admission of liability by a Sellers’ Representative in breach of this clause 12.7 shall not entitle the Purchaser to recover from any of the Sellers in respect of the Claim.

12.8 Any Seller Claim being brought against the Purchaser under this Deed which affects all of the Sellers in the same manner and on the same terms shall only be brought if first approved by a Super Majority of the Sellers. Any such Seller Claim brought without such approval shall not be valid.

12.9 The provisions of this clause 12 are intended to be for the express benefit of, and will be enforceable by, the Sellers’ Representatives in each case as a third party beneficiary in accordance with clause 28.

13. INVESTMENT PURPOSES

13.1 Each of the Sellers hereby confirms that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act.

13.2 Each of the Sellers hereby confirms that he or she is acquiring the Shares to be issued hereunder for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Shares. Each Seller agrees that such Shares may not be re-offered or re-sold or otherwise disposed of other than pursuant to a registration statement or in accordance with an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

13.3 Each Seller hereby confirms that he or she is able to bear the economic risk of holding the Shares to be issued hereunder for the periods contemplated by this Deed, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of an investment in such Shares.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

13.4 The Purchaser acknowledges and agrees that:

(a)	none of the foregoing provisions of this clause 13 are intended to, and none of them shall, impose any liability on any Seller; and

(b)	the provisions of this clause 13 are without prejudice to, and shall not in any way limit, any liability or obligations of the Purchaser or any rights of the Sellers under this Deed.

14. PAYMENTS

14.1 Any payment to be made pursuant to this Deed by the Purchaser (or any member of the Purchaser Group) shall be made to the Sellers’ Bank Account. The Sellers’ Representatives each agree to pay each Seller that part of each payment to which he or she is entitled.

14.2 Any payment to be made pursuant to this Deed by the Sellers shall be made to the Purchaser’s Bank Account.

14.3 Payments under clause 14.1 and 14.2 shall be in immediately available funds by electronic transfer on the due date for payment. Receipt of the amount due shall be an effective discharge of the relevant payment obligation.

14.4 If any sum due for payment in accordance with this Deed is not paid on the due date for payment, the person in default shall pay Default Interest on that sum from but excluding the due date to and including the date of actual payment calculated on a daily basis.

15. ANNOUNCEMENTS

15.1 No party (nor any of their respective Related Parties) to this Deed shall make any public disclosure in connection with the existence or subject matter of this Deed (or any other Transaction Document) without the prior written approval of the Sellers’ Representative and the Purchaser (such approval not to be unreasonably withheld or delayed).

15.2 Other than any disclosure required in connection with the signing of this Deed or completion of the Proposed Transaction, the restriction in clause 15.1 shall not apply to the extent that the disclosure is required by law, by any stock exchange or any regulatory or other supervisory body or authority of competent jurisdiction, whether or not the requirement has the force of law. If this exception applies, the party making the disclosure shall consult (to the extent practicable) with the other party in advance as to its form, content and timing and shall take into account any reasonable comments of the other party in relation to any of the foregoing.

15.3 The parties agree that any disclosure will contain only the minimum information which is required to be disclosed by law or regulation.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

16. CONFIDENTIALITY

16.1 For the purposes of this clause 16:

(a)	Confidential Information means:

(i)	(in relation to the obligations of the Purchaser) any information received or held by the Purchaser (or any of its Related Parties) relating to the Target Entities or the Sellers; or

(ii)	(in relation to the obligations of the Sellers) any information received or held by the Sellers (or any of their Related Parties) relating to the Purchaser Group or, following Closing, any of the Target Entities; and

(iii)	information relating to the provisions and subject matter of, and negotiations leading to, this Deed and the other Transaction Documents,

and includes written information and information transferred or obtained orally, visually, electronically or by any other means.

16.2 Each of the Sellers and the Purchaser shall (and shall use their respective reasonable endeavours to ensure that each of their respective Related Parties shall) maintain Confidential Information in confidence and not disclose Confidential Information to any person except (i) as this clause 16 permits or (ii) with the prior written approval of the Sellers’ Representative and the Purchaser. Each of the Sellers’ Representative and the Purchaser shall notify the other upon becoming aware that any Confidential Information has been disclosed to or obtained by a third party (otherwise than as permitted by this Deed).

16.3 All parties agree that they will not, and will use all reasonable efforts to procure that (as applicable) their Related Parties do not:

(a)	make any statement; or

(b)	reveal any information,

which in each case is reasonably expected to be materially adverse to the reputation of any other party to this Deed and (in the case of the Sellers) the Purchaser’s Related Parties in circumstances where there is a material risk that any such statement or information will come into the public domain.

16.4 Subject to clauses 15.2 and 15.3, clauses 16.2 and 16.3 shall not prevent disclosure by a party or its Related Parties to the extent it can demonstrate that:

(a)	disclosure is required by law or by any stock exchange or any regulatory, governmental or antitrust body (excluding any tax authority) having applicable jurisdiction (provided that the disclosing party shall first inform the Purchaser or the Sellers’ Representative (as applicable) of its intention to disclose such information and take into account the reasonable comments of the other party and comply with clause 15.3);

(b)	disclosure is to a tax authority in connection with the tax affairs of the disclosing party or a Related Party;

(c)	disclosure is of Confidential Information which was lawfully in the possession of that party or any of its Related Parties (in either case as evidenced by written records) without any obligation of secrecy prior to its being received or held;

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

(d)	disclosure is of Confidential Information which has previously become publicly available other than through disclosure by that party (or by its Related Parties);

(e)	disclosure is required for the purpose of any arbitral or judicial proceedings arising out of this Deed (or any other Transaction Document).

16.5 Each of the Sellers and the Purchaser undertakes that it (and its Related Parties) shall only disclose Confidential Information to Related Parties if it is reasonably required for purposes connected with this Deed and only if the Related Parties are informed of the confidential nature of the Confidential Information.

17. ASSIGNMENT

17.1 Except as provided in this clause 17 or unless the Sellers’ Representative and the Purchaser specifically agree in writing, no person shall assign, transfer, charge or otherwise deal with all or any of its rights under this Deed nor grant, declare, create or dispose of any right or interest in it. Any purported assignment in contravention of this clause 17 shall be void.

17.2 Subject to clause 17.3, the Purchaser may assign (in whole or in part) the benefit of this Deed to, and it may be enforced by, any Permitted Assignee as if it were the Purchaser under this Deed. Any Permitted Assignee to whom an assignment is made in accordance with the provisions of this clause 17 may itself make an assignment as if it were the Purchaser under this clause 17.

17.3 Notwithstanding the provisions of clause 17.2, the Purchaser and any Permitted Assignee shall not make any purported or actual assignment that would increase the liability of, or otherwise materially prejudice, any Seller under the terms of this Deed and any such purported or actual assignment shall be void. Furthermore, the Purchaser shall procure that any Permitted Assignee who ceases to be a member of the Purchaser Group shall promptly reassign the benefit of the Deed to a person that is a member of the Purchaser Group.

17.4 This Deed shall be binding on and enure for the benefit of each of the Seller’s successors and personal representatives and, where relevant, the term Seller shall be construed so as to include a relevant Seller’s successors and personal representatives should the circumstances so require.

18. FURTHER ASSURANCES

18.1 Each of the Sellers and the Purchaser shall perform (or procure the performance of) all further acts and things and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as may be necessary or reasonably required by the Purchaser or the Sellers to implement and give effect to this Deed.

18.2 Each of the parties shall use their reasonable endeavours to procure that its Related Parties comply with all obligations under this Deed which are expressed to apply to any such Related Parties.

18.3 No Seller shall (whether alone or jointly with another), at any time after Closing, for that Seller’s own commercial purposes use or display (i) any trademark, business name or mark comprising or incorporating “Lexicon”, or (ii) any other trademark, business name or mark used by the Target Entities prior to Closing, or (iii) any trademark, business name or mark that are confusingly similar to these trademarks, business names or marks.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

19. COSTS

19.1 Except as otherwise provided in this Deed (or any other Transaction Document), the parties shall each be responsible for their own Costs, charges and other expenses (including those of its Related Parties) incurred in connection with the Proposed Transaction.

19.2 The Purchaser shall bear the cost of all SDLT, stamp duty reserve tax, stamp duty, any notarial fees and all registration and transfer taxes and duties or their equivalents in all jurisdictions where such fees, taxes and duties are payable as a result of the transactions contemplated by this Agreement. The Purchaser shall be responsible for arranging the payment of such SDLT, stamp duty reserve tax, stamp duty and all other such fees, taxes and duties, including fulfilling any administrative or reporting obligation imposed by the jurisdiction in question in connection with the payment of such taxes and duties.

20. NOTICES

20.1 Any notice in connection with this Deed shall be in writing in English and delivered by hand, registered post, courier using an internationally recognised courier company or e-mail. A notice shall be effective upon receipt and shall be deemed to have been received (i) at the time of delivery, if delivered by hand, registered post or courier or (ii) at the time of transmission if delivered by e-mail (unless a notice of non-delivery is received) provided that in either case, where delivery occurs outside Working Hours, notice shall be deemed to have been received at the start of Working Hours on the next following Business Day.

20.2 The addresses and e-mail addresses of the Sellers for the purpose of clause 20.1 are as set out in column 4 of Parts D and E of the Consideration Memo and column 2 of Parts A and B of Schedule 1, respectively.

20.3 The address and e-mail address of the Purchaser for the purpose of clause 20.1 is:

Purchaser	Address:	E-mail:
For the attention of: Adam B. Frankel Senior Managing Director and General Counsel	Evercore Partners 55 East 52nd Street 37th Floor New York NY 10055 United States of America	Legal@Evercore.com

21. CONFLICT WITH OR AMENDMENT TO OTHER AGREEMENTS

21.1 If there is any conflict between the terms of this Deed and any other Transaction Document, this Deed shall prevail as between the parties to this Deed unless (i) such other Transaction Document expressly states that it overrides this Deed in the relevant respect and (ii) the Sellers and the Purchaser are also parties to that other Transaction Document.

21.2 If there is any inconsistency between any provisions of this Deed and any provision of the Members’ Agreement, then the provisions of this Deed shall prevail and the Sellers acknowledge and agree that the Members’ Agreement shall be amended accordingly.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

22. ENTIRE AGREEMENT

This Deed and the other Transaction Documents together set out the whole agreement between the parties in respect of the Proposed Transaction and supersede any prior agreement (whether oral or written) relating to the Proposed Transaction. It is agreed that:

(a)	no party shall have any claim or remedy in respect of any statement, representation, warranty or undertaking made by or on behalf of the other party (or any of its Related Parties) in relation to the Proposed Transaction which is not expressly set out in this Deed or any other Transaction Document;

(b)	any terms or conditions implied by law in any jurisdiction in relation to the Proposed Transaction are excluded to the fullest extent permitted by law or, if incapable of exclusion, any right, or remedies in relation to them are irrevocably waived;

(c)	the only right or remedy of a party in relation to any provision of this Deed or any other Transaction Document shall be for breach of this Deed or the relevant Transaction Document; and

(d)	except for any liability in respect of a breach of this Deed or any other Transaction Document, no party (or any of its Related Parties) shall owe any duty of care or have any liability in tort or otherwise to the other party (or its respective Related Parties) in relation to the Proposed Transaction, provided that this clause shall not exclude any liability for (or remedy in respect of) fraudulent misrepresentation.

23. WAIVERS, RIGHTS AND REMEDIES

23.1 Except as expressly provided in this Deed, no failure or delay by any party in exercising any right or remedy relating to this Deed or any of the Transaction Documents shall affect or operate as a waiver or variation of that right or remedy or preclude its exercise at any subsequent time. No single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy.

23.2 The rights and remedies of any party under this Deed shall not be affected, and the liabilities of any party under this Deed shall not be released, discharged or impaired by Closing.

24. EFFECT OF CLOSING

Notwithstanding Closing each provision of this Deed not performed at or before Closing but which remains capable of performance will remain in full force and effect.

25. COUNTERPARTS

This Deed may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Deed by e-mail attachment or telecopy shall be an effective mode of delivery.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

26. VARIATIONS

26.1 No amendment of this Deed (or of any other Transaction Document) shall be valid unless it is in writing and duly executed by or on behalf of the Purchaser and the Sellers.

27. INVALIDITY

27.1 Each of the provisions of this Deed is severable. If any such provision is held to be or becomes invalid or unenforceable in any respect under the law of any jurisdiction, it shall have no effect in that respect and the parties shall use all reasonable efforts to replace it in that respect with a valid and enforceable substitute provision the effect of which is as close to its intended effect as possible.

28. THIRD PARTY ENFORCEMENT RIGHTS

28.1 Except as expressly provided herein, a person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

29. GOVERNING LAW AND JURISDICTION

29.1 This Deed and any non-contractual obligations arising out of or in connection with this Deed shall be governed by, and interpreted in accordance with, English law.

29.2 The courts of England shall have exclusive jurisdiction to settle all disputes (including claims for set-off and counterclaims) arising out of or in connection with this Deed (and the documents entered pursuant to it) and accordingly any proceedings arising out of or in connection with this Deed (and the documents to be entered into pursuant to it) shall be brought in such courts. For such purposes each party irrevocably submits to the jurisdiction of the English courts and waives any objection to the exercise of such jurisdiction.

29.3 Each party irrevocably consents to service of process or any other documents in connection with proceedings in any court by facsimile transmission, personal service, delivery at any address specified in this Deed or any other usual address, mail or in any other manner permitted by the law of the place of service or the law of the jurisdiction where proceedings are instituted.

29.4 All Sellers who, at any relevant time, are domiciled outside of England shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Deed. Such agent for each Seller shall be the Sellers’ Representatives and any claim form, judgment or other notice of legal process shall be sufficiently served on a Seller if delivered to the agent at its address for the time being. Each Seller irrevocably undertakes not to revoke the authority of such agent and if, for any reason, the Purchaser requests a Seller to do so it shall promptly appoint another agent with an address in England and advise the Purchaser. If, following such a request, a Seller fails to appoint another agent, the Purchaser shall be entitled to appoint one on behalf of such Seller at such Seller’s expense.

29.5 The Purchaser shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Deed. Such agent for the Purchaser shall be Evercore LLP currently of 10 Hill Street, London, W1J 5NQ, United Kingdom and any claim form, judgment or other notice of legal process shall be

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

sufficiently served on the Purchaser if delivered to the agent at its address for the time being. The Purchaser irrevocably undertakes not to revoke the authority of such agent and if, for any reason, the Sellers request the Purchaser to do so it shall promptly appoint another agent with an address in England and advise the Sellers. If, following such a request, the Purchaser fails to appoint another agent, the Sellers shall be entitled to appoint one on behalf of the Purchaser at the Purchaser’s expense.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SCHEDULE 1

INTENTIONALLY BLANK

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

INTENTIONALLY BLANK

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SCHEDULE 2

THE LOCKED BOX ACCOUNTS, THE AUDITED ACCOUNTS,

LEAKAGE AND PERMITTED LEAKAGE

1. THE LOCKED BOX ACCOUNTS AND THE AUDITED ACCOUNTS

1.1 The Locked Box Accounts have been used by the Remuneration Committee to determine the 2011 Estimated Profit for the purposes set forth in this Schedule 2. The 2011 Estimated Profit comprises the sum of the 2011 Initial Profit Distribution, the 2011 Initial Tax Retention and the 2011 Deferred Profit Distribution.

1.2 The Members’ proportionate interests in the 2011 Estimated Profit, the 2011 Initial Profit Distribution, the 2011 Initial Tax Retention and the 2011 Deferred Profit Distribution, each of which have been determined by the Remuneration Committee in accordance with the terms of the Members’ Agreement, are set out in Part A of the Locked Box Memo.

1.3 The Audited Accounts, which the Sellers will each use reasonable endeavours, with such co-operation and assistance from the Purchaser as they may reasonably require, to have finalised in accordance with clause 5.5 and audited by Deloitte & Touche LLP, as soon as practicable after the date of this Deed, shall be used to determine the 2011 Final Profit for the purposes set forth in this Schedule 2.

1.4 As soon as practicable following the date of this Deed the Sellers shall procure that the Lexicon LLP:

(a)	pays the 2011 Initial Profit Distribution to the Members;

(b)	pays the 2011 Initial Tax Retention into the Members’ Account;

(c)	pays the 2011 Deferred Profit Distribution into the Deferred Profit Account; and

(d)	pays any other amounts standing to the credit of the Members’ current accounts either to the Members or into the Members’ Account.

1.5 In preparing the Locked Box Accounts which have been used to determine the 2011 Estimated Profit, and in preparing the Audited Accounts which will be used to determine the 2011 Final Profit, the Purchaser and the Sellers hereby acknowledge and agree that:

(a)	the Profit Retention has been and shall be retained within the Subsidiaries and not distributed to the Lexicon LLP by way of dividend, distribution, management charge or otherwise;

(b)	the Property Lease Provision and the Insurance Provision have been and shall be retained by the relevant Subsidiary and not released or otherwise adjusted;

(c)	the Support Team Bonus Accrual (in respect of bonuses which are expected to be paid in June 2011 together with employer tax contributions thereon) shall amount to not less than £83,000; and

(d)	except with respect to the sum of £333,125 (exclusive of employer taxes) for the purposes of payments to two individuals whose names are noted in the Locked Box Memo, no provisions for Transaction Related Costs have been or will be made.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

For the avoidance of doubt, if the state of affairs as derived from the Audited Accounts shows that any of sub-paragraphs (a) to (d) inclusive had not been complied with, the 2011 Profit Excess or the 2011 Profit Shortfall shall none the less be calculated as if all such provisions had been complied with.

1.6 If the Transaction Costs incurred by the Target Entities:

(a)	are greater than £1,700,000 (exclusive of VAT), then the Sellers shall procure the payment of an amount equal to that excess from the Deferred Profit Account to a Subsidiary; or

(b)	are less than £1,700,000 (exclusive of VAT), then the Purchaser shall procure the payment of an amount equal to that shortfall from a Subsidiary to the Deferred Profit Account,

provided that the Sellers and the Purchasers agree that: (i) £75,000 of the total professional fees, expenses or other costs of Linklaters LLP, (ii) the total professional fees, expenses or other costs of Morgan Lewis, and (iii) the total professional fees, expenses or other costs of Slaughter and May, shall not be considered in counting towards the threshold amount in sub-paragraph (a) of this paragraph 1.6 for the purposes of determining whether any adjustment is made to the Deferred Profit Account.

1.7 In the event that the Remuneration Committee determines (acting reasonably and consistent with previous practice) that any amount is owed to any tax authority in relation to the 2011 Deferred Profit Distribution prior to the determination of the 2011 Final Profit then the Purchaser will transfer any such amount from the Deferred Profit Account to the Members’ Account.

1.8 If the 2011 Final Profit is equal to or greater than the 2011 Estimated Profit (this excess being referred to hereinafter as the 2011 Profit Excess) then within 3 Business Days of the adoption of the Audited Accounts:

(a)	the Sellers shall procure payment of the Deferred Profit Account balance to the Members in the proportions that the Remuneration Committee determines less such amount as the Remuneration Committee determines to be an appropriate retention in respect of relevant tax liabilities of the Members which shall be paid into the Members’ Account; and

(b)	the Purchaser shall procure that the Lexicon LLP pays the 2011 Profit Excess to the Members in such proportions as the Remuneration Committee determines less such amount as the Remuneration Committee determines to be an appropriate retention in respect of relevant tax liabilities of the Members which shall be paid into the Members’ Account.

1.9 If the 2011 Final Profit is less than the 2011 Estimated Profit (this shortfall being referred to hereinafter as a 2011 Profit Shortfall) but the 2011 Profit Shortfall is less than the Deferred Profit Account balance, then within 3 Business Days of the adoption of the Audited Accounts:

(a)	the Sellers shall procure the payment to the Purchaser of an amount equal to the 2011 Profit Shortfall from the Deferred Profit Account; and

(b)	the Sellers shall procure the payment of any balance remaining in the Deferred Profit Account to the Members in the proportions that the Remuneration Committee determines less such amount as the Remuneration Committee determines to be an appropriate retention in respect of relevant tax liabilities of the Members which shall be paid into the Members’ Account.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

1.10 If the 2011 Profit Shortfall is greater than the Deferred Profit Account balance (the extent of this additional shortfall being referred to hereinafter as the Unrecovered 2011 Profit Shortfall), then:

(a)	the Sellers shall procure the payment to the Purchaser of the Deferred Profit Account balance; and

(b)	the Unrecovered 2011 Profit Shortfall shall be recovered by the Purchaser from the Sellers in such proportions as the Remuneration Committee, acting reasonably, determines pursuant to paragraph 4.2 below.

1.11 In addition to the amounts set out in this paragraph 1, the Purchaser shall procure that the Target Entities shall pay interest on any Net Profits due to a Member at the rate of 5 per cent. per annum from and including 1 April 2011, to and excluding the date of payment less any withholding tax required by law to be deducted therefrom.

2. MEMBERS’ ACCOUNT AND DEFERRED PROFIT ACCOUNT

2.1 The Purchaser hereby agrees to procure that the Lexicon LLP (or, subject to the written consent of the Seller’s Representative, another member of the Purchaser’s Group) shall continue to maintain the Members’ Account and the Deferred Profit Account on behalf of the Members (but subject to the terms of this Schedule 2) from Closing.

2.2 The Purchaser and the Sellers hereby acknowledge and agree that, after Closing, the Remuneration Committee shall continue to be solely responsible for determining how the Members’ Account shall be administered on behalf of the Sellers.

2.3 The Purchaser and the Sellers hereby acknowledge and agree that, after Closing, the Remuneration Committee shall continue to be solely responsible for determining how the Deferred Profit Account shall be administered on behalf of the Sellers in accordance with this Schedule 2.

2.4 The Purchaser hereby undertakes to procure that any distributions from the Members’ Account which the Remuneration Committee requests, whether to a Member or to a relevant tax authority, or from the Deferred Profit Account which the Remuneration Committee requests in accordance with this Schedule 2, shall be made within 3 Business Days of any such request being made.

3. STUB PERIOD PROFIT AND CLEARHURST INVESTMENT

3.1 The Purchaser and the Sellers hereby acknowledge and agree that the Net Profits of the Lexicon LLP (as defined in the Members’ Agreement) for the period from 1 April 2011 (inclusive) until the Closing Date (inclusive) (the Stub Period Profit) shall be for the account of the Members. The Remuneration Committee shall be solely responsible for determining the proportions in which the Members share in the Stub Period Profit, in accordance with the provisions of the Members’ Agreement, and for determining an appropriate retention in respect of relevant tax liabilities of the Members which shall be paid into the Members’ Account on the date of any distribution to the Members pursuant to paragraph 3.2 below.

3.2 The Purchaser agrees that the Stub Period Profit shall be distributed to the Members in the proportions determined by the Remuneration Committee at the same time as the Purchaser distributes the profits of the Evercore LLP for the financial period ending 31 December 2011 to its members and any Member who has ceased to be a Manager of the Purchaser’s Group prior to 31

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

December 2011 shall receive their share of the Stub Period Profit within a timeframe consistent with the other Members.

3.3 The Purchaser and the Sellers shall, to the extent they are able, procure that the accounting policies, procedures and practices adopted in determining the Stub Period Profit are applied on a consistent basis to how they were applied in preparing the Locked Box Accounts.

3.4 The Purchaser hereby acknowledges and agrees that no Transaction Related Costs shall be taken into account in determining the Stub Period Profit.

3.5 The Sellers shall use all reasonable endeavours to procure that the Clearhurst Investment is transferred to the individuals listed in Schedule 7 of the Members’ Agreement prior to Closing. In the event that the Lexicon LLP continues to hold the Clearhurst Investment following Closing then the Purchaser hereby acknowledges and agrees that if the Lexicon LLP or any other member of the Purchaser Group realises any value in respect of the Clearhurst Investment, the Purchaser shall procure that an amount equal to such realised value (less any reasonable costs and expenses or other liabilities whatsoever incurred by the Purchaser Group in connection with the holding or realisation) shall be distributed to the Members and former members of the Lexicon LLP listed in Schedule 7 of the Members’ Agreement as soon as reasonably practicable following the realisation. For the avoidance of doubt, any profit or loss realised on a disposal of the Clearhurst Investment shall be excluded from the Stub Period Profit.

4. NO LEAKAGE UNDERTAKING

4.1 Each Seller severally:

(a)	warrants to the Purchaser that there has been no Leakage from any Target Entity in the period from (and excluding) the Locked Box Date up to (and including) the date of this Deed; and

(b)	undertakes that no arrangements or agreement has been or will be made that will result in Leakage from any Target Entity after the date of this Deed,

provided that in the event that Closing does not occur no Seller shall have any liability to the Purchaser under this paragraph 4.1.

4.2 In the event of any Leakage occurring during the period referred to in paragraph 4.1 above, any Seller receiving Leakage (or whose Related Party has received such Leakage) shall on demand by the Purchaser pay to the Purchaser (or any Target Entity as the Purchaser directs) an amount in cash equal to the amount or value (to be determined by auditors, acting as experts) of Leakage received by that Seller or its Related Party.

5. PERMITTED LEAKAGE AND OTHER PERMITTED PAYMENTS

5.1 The Sellers and the Purchaser have agreed that the Target Group may make Permitted Leakage and the Other Permitted Payments prior to Closing and the Permitted Leakage and Other Permitted Payments shall not constitute Leakage.

5.2 The Sellers and the Purchaser acknowledge and agree that, for the purposes of clause 4 and Schedule 7 (notwithstanding the latter’s terms) Permitted Leakage and Other Permitted Payments shall constitute ordinary course activity.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

6. FORFEITED RETENTION AWARDS, EBT AWARDS AND BONUS AWARDS

6.1 In the event that any Member or any Employee other than Henry Clark III forfeits all or part of their Retention Award or EBT Award or any profit share or bonus provided for in the Audited Accounts, then the Purchaser shall procure that, within (3) Business Days of such forfeiture the following amount(s):

(a)	25 per cent. of any such forfeited Retention Award;

(b)	100 per cent. of any such forfeited EBT Award; and

(c)	100 per cent. of any such forfeited profit share or bonus provided for in the Audited Accounts,

shall, in the case of (a) and (b), be paid to the Sellers in proportion to their Unit holding as additional consideration pursuant to clause 2 of this Deed and, in the case of (c), shall be paid to the Members in such proportions as the Remuneration Committee (acting reasonably) shall determine and such payment shall be treated as an increased share of the Net Profit for those Members.

RELEVANT DEFINITIONS

2011 Deferred Profit Distribution is the amount shown in column 5 of Part A of the Locked Box Memo which is to be paid into the Deferred Profit Account;

2011 Estimated Profit means the amount shown in column 2 of Part A of the Locked Box Memo which is the estimate, as calculated by the Sellers based on the Locked Box Accounts, of the Net Profits of the Lexicon LLP for the period from 1 April 2010 up to and including the Locked Box Date available for distribution to the Members, after taking into account any 2011 Interim Distributions;

2011 Final Profit means the Net Profits of the Lexicon LLP available for distribution to the Members as determined by the Audited Accounts after deducting the aggregate of all 2011 Interim Distributions;

2011 Initial Profit Distribution is the amount shown in column 3 of Part A of the Locked Box Memo which is to be distributed to the Members;

2011 Initial Tax Retention is the amount shown in column 4 of Part A of the Locked Box Memo which is to be paid into the Members’ Account;

2011 Interim Distributions means:

(a)	the fixed monthly drawings and other benefits already paid to, on behalf of or for the benefit of the Members in the ordinary course;

(b)	any distribution already made to a relevant tax authority on behalf of the Members in the ordinary course; and

(c)	such other adjustments to the items set out in the Locked Box Accounts as are necessary to ensure that they are consistent with the Audited Accounts,

in each case in respect of any period up to and including the Locked Box Date;

2011 Profit Excess has the meaning given in paragraph 1.8 of this Schedule 2;

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

2011 Profit Shortfall has the meaning given in paragraph 1.9 of this Schedule 2;

Audited Accounts means the audited accounts for the Target Entities for the 12 month period ended on 31 March 2011, prepared by the Sellers in accordance with the accounting policies, procedures and practices adopted in the audited accounts for the Target Entities for the 12 month period ended on 31 March 2010 and audited by the Lexicon LLP’s auditors Deloitte & Touche LLP;

Catch-up Drawings means the difference between the drawings received by a Member during the Stub Period and the drawings they would have received had they become members of the Evercore LLP with effect from the commencement of the Stub Period rather than with effect from the Closing Date (as set out in column 2 of Part C of the Locked Box Memo);

Catch-up Pension Contributions means the difference between the pension contributions received by an Employee or Member during the Stub Period and the pension contributions they would have received had they received their proposed pension contributions increase with effect from the commencement of the Stub Period rather than with effect from the Closing Date;

Catch-up Salaries means the difference between the salaries received by an Employee during the Stub Period and the salaries they would have received had they received their proposed salary increase with effect from the commencement of the Stub Period rather than with effect from the Closing Date (as set out in column 3 of Part C of the Locked Box Memo);

Clearhurst Investment means the 4,625,493 ‘D’ ordinary shares in Intrinsic Financial Services Limited (previously named Clearhurst Limited) which were acquired by the Lexicon LLP during the financial year ended 31 March 2006 and are held by the Lexicon LLP on behalf of certain Members and former members of the Lexicon LLP;

Deferred Profit Account means a bank account of the Lexicon LLP which shall be designated the “2011 Deferred Profit Account” and which is more particularly described in paragraph 2 of this Schedule;

EBT Award means a bonus which a Target Entity has agreed to pay to any employee of a Target Entity on or following Closing, together with any employer tax contributions thereon, as set out in the Disclosure Letter and, together, the EBT Awards;

Insurance Provision means the provision of £750,000 made in the Locked Box Accounts in relation to professional indemnity insurance;

Leakage means any of the following as in each case made to or received by, on behalf of, or for the benefit of, any Seller or any of its Related Parties:

(a)	any dividend or distribution (whether in cash or in kind) declared, paid or made by any Target Entity;

(b)	any management, service or other charges or fees paid by any Target Entity;

(c)	any return of capital (whether by reduction of capital or redemption or purchase of shares or otherwise) by any Target Entity or any amounts payable on the repurchase, repayment, redemption, reduction or cancellation of any share capital, loan capital or other securities of a Target Entity;

(d)	any payment of interest or repayment of principal in respect of any Loan Notes or any other indebtedness owed by any Target Entity;

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

(e)	any waiver, deferral or release by any Target Entity of any amount or obligation owed or due to such Target Entity;

(f)	any assumption or discharge of any liability (including in relation to any recharging of any Transaction Related Cost of any kind) by any Target Entity;

(g)	the provision of any guarantee, indemnity or security by any Target Entity in respect of any obligation or liability of any Seller or any of their Related Parties;

(h)	any other transaction other than on arm’s length terms; or

(i)	any agreement or arrangement by or on behalf of any Target Entity to give effect to any of the matters referred to in (a) to (h) above,

but does not include any Permitted Leakage or any Other Permitted Payments;

Locked Box Accounts means the draft accounts and supporting schedules which are in the Agreed Form and are entitled “Locked Box Accounts”;

Locked Box Date means 31 March 2011;

Locked Box Memo means the document in the Agreed Form relating to, inter alia, the Members’ proportionate interests in the 2011 Estimated Profit, 2011 Initial Profit Distribution, the 2011 Initial Tax Retention and the 2011 Deferred Profit Distribution, Catch-up Drawings, Catch-up Salaries, Retention Awards and One-Off US Bonuses in 2011/12;

Member means a Member of the Lexicon LLP as such term is defined in the Members’ Agreement;

Members’ Account means a bank account of the Lexicon LLP which shall be designated the “Members’ Account” and which is more particularly described in paragraph 2 of this Schedule 2;

Members’ Agreement means the members’ agreement relating to the Lexicon LLP dated 11 February 2011;

Net Profits shall have the meaning ascribed to it in the Members’ Agreement;

One-Off US Bonuses in 2011/12 is the amount shown in column 2 of Part B of the Locked Box Memo which is to be paid on or around Closing;

Other Permitted Payments means:

(a)	payment of salaries and other benefits, in the ordinary course and consistent with past practice, due to any Employee pursuant to their current employment agreement with any Target Entity;

(b)	payment of any bonuses due to any Employee which were provided for in the Locked Box Accounts or are otherwise agreed in writing by the Purchaser, together with any interest due thereon in accordance with the Target Entity’s past practice;

(c)	payment of Catch-up Salaries and Catch-up Pension Contributions to any Employee;

(d)	payment of drawings and other benefits due pursuant to the terms of the Members’ Agreement to any Junior Member;

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

(e)	payment of Catch-Up Drawings and Catch-up Pension Contributions to any Junior Member;

(f)	payment of any Net Profits due to any Junior Member in accordance with the schedule set out in the Disclosure Letter, together with interest thereon in accordance with the terms of the Members’ Agreement;

(g)	the payment of, or provision for, any Retention Awards to any Employee or any Junior Member as set out in columns 2 and 3 of Part D of the Locked Box Memo (inclusive of the payments of £333,125 (exclusive of employer taxes) in aggregate to two individuals whose names are noted in the Locked Box Memo which are expected to be paid prior to Closing) together with any employer tax contributions which any Target Entity is required to pay in relation thereto;

(h)	the payment of, or provision for, any EBT Awards by any Target Entity;

(i)	any Transaction Costs;

(j)	any other payments (other than to a Seller or their Related Parties) in the ordinary course of business of a Target Entity and consistent with past practice; and

(k)	any other payments in respect of tax to a tax authority when such tax is due;

Permitted Leakage means:

(a)	the payment of the 2011 Initial Profit Distribution to the Members;

(b)	the payment of the 2011 Initial Tax Retention into the Members’ Account;

(c)	the payment of the One-Off US Bonuses in 2011/12;

(d)	any payment to the Members or to the Members’ Account from the Deferred Profit Account which is made in accordance with the terms of this Schedule 2;

(e)	the payment of any amounts standing to the credit of the Members’ current accounts either to the Members or into the Members’ Account;

(f)	any payments made either to the Members or to any tax authority out of the Members’ Account;

(g)	the repayment on Closing of the Loan Notes;

(h)	the payment of monthly drawings and other benefits properly payable in accordance with the terms of the Members’ Agreement to any Seller;

(i)	the payment of Catch-up Drawings and Catch-up Pension Contributions to any Seller;

(j)	the payment of out-of-pocket expenses reasonably incurred by a Seller in the ordinary course of any Target Entity’s business and consistent with past practice;

(k)	the payment of partnership insurance premiums by the Lexicon LLP on behalf of a Seller for coverage which is consistent with that maintained by the Lexicon LLP prior to the Locked Box Date;

(l)	the accrual and payment of interest on the Loan Notes and on undistributed Net Profits due to a Seller in accordance with the terms of this Deed;

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

(m)	the payment or reimbursement of any travel or entertainment costs properly incurred by a Target Entity in the ordinary course from which one or more of the Sellers benefit (including but not limited to closing dinners, corporate hospitality functions and staff away day events);

(n)	the payment or reimbursement of any costs relating to any car parking space used by a Seller or any housing allowance paid on behalf of a Seller who is on secondment to either Hong Kong or New York (in each case in accordance with past practice);

(o)	any net payments or other distributions made by any Target Entity to any Seller derived from the sale of, or profits from, the Clearhurst Investment;

(p)	any other payment made or liability, cost or expense incurred by a Target Entity in connection with any matter undertaken at the written request of the Purchaser;

(q)	any other payment to a Seller which is expressly provided for in this Deed; or

(r)	any other payment to a Seller which the Purchaser and the Sellers’ Representative (each acting reasonably) agree is in the ordinary course;

Profit Retention means a sum equal to £10,545,741 of pre-tax profits for the 12 month period ended 31 March 2011 which are to be retained in the Subsidiaries;

Property Lease Provision means the provision of £551,291 made in the Locked Box Accounts in relation to premises;

Remuneration Committee means the current remuneration committee of the Lexicon LLP under the Members’ Agreement;

Stub Period means from 1 April 2011 (inclusive) until the Closing Date (inclusive);

Stub Period Profit has the meaning given in paragraph 3.1;

Support Team Bonus Accrual means the accrual of £83,000 made in the Locked Box Accounts in relation to bonuses to be paid to support staff members;

Transaction Costs means any professional fees, expenses or other costs paid or incurred or owing (directly in connection with the transaction contemplated by this Agreement) by any Seller or any Target Entity in each case including any VAT or other taxes payable in the ordinary course by any Seller or any Target Entity in respect of payment of such fees, expenses or costs including, for the avoidance of doubt, the fee payable to Sainty Hird of £1,200,000 (exclusive of VAT);

Transaction Related Costs means all costs incurred by the Target Entities in relation to the transactions contemplated by this Deed including, inter alia, Transaction Costs, Retention Awards and EBT Awards; and

Unrecovered 2011 Profit Shortfall has the meaning given in paragraph 1.10.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SCHEDULE 3

SELLERS’ WARRANTIES

Part A General/commercial

Each Seller severally warrants to the Purchaser in the following terms:

1. THE SELLERS, THE UNITS AND THE LOAN NOTES

1.1 Authorisations, valid obligations, filings and consents.

(a)	He/she has the requisite capacity, power and authority to enter into and to execute, deliver and perform his/her obligations under this Deed and any other Transaction Document to which he/she is a party.

(b)	This Deed and the Transaction Documents which are to be entered into by him/her will, when executed, constitute valid and binding obligations of him/her, enforceable against him/her in accordance with their terms.

(c)	Neither entry into or performance by him/her of this Deed and/or any Transaction Document to which he/she is a party will:

(i)	result in a breach of, or constitute a default under, any material instrument by which he/she is bound;

(ii)	result in any breach of any laws or regulations by which he/she is bound in any relevant jurisdiction; or

(iii)	result in a breach of any order, judgment or decree of any court or Governmental Entity by which he/she is bound.

(d)	Each Transaction Document to be entered into by a Target Entity will, when executed by that Target Entity, constitute valid and binding obligations of that Target Entity enforceable against it in accordance with its terms.

(e)	Neither entry into or performance by each Target Entity of any Transaction Document to which it is a party will:

(i)	result in any breach of, or constitute a default under, any material instrument by which it is bound;

(ii)	result in any breach of any laws or regulations by which it is bound in any relevant jurisdiction; or

(iii)	result in a breach of any order, judgment or decree of any court or Governmental Entity by which it is bound.

1.2 Details of the Units, the Loan Notes and the Target Entities.

(a)	Each Target Entity is validly incorporated, in existence and duly registered under the laws of its jurisdiction of incorporation and each Target Entity has full power to conduct its business as conducted at the date of this Deed.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

(b)	He/she is the sole legal and beneficial owner free from all Third Party Rights and is entitled to sell and transfer to the Purchaser the full legal and beneficial ownership of the Units and/or the Loan Notes (as applicable) set out opposite his or her name in column 2 of Parts A and B of the Consideration Memo (in the case of Units) or in column 2 of Part C of the Consideration Memo (in the case of the Loan Notes).

(c)	The Units set out opposite his/her name in column 2 of Part A or Part B (as applicable) of the Consideration Memo and/or the Loan Notes (as applicable) set out opposite his or her name in column 2 of Part C of the Consideration Memo were validly issued to him or her in accordance with the Members’ Agreement.

(d)	Other than the Units set out in column 2 of Part A or Part B (as applicable) of the Consideration Memo and the Loan Notes set out in column 2 of Part C of the Consideration Memo, no person has any interest in the Lexicon LLP.

(e)	All the issued shares in each Subsidiary are legally and beneficially owned by Target Entities free from all Third Party Rights. All the shares are fully paid and there is no outstanding liability to pay any additional contributions on them.

(f)	No person has the right (exercisable now or in the future and whether contingent or not) to call for the issuance or issue of any share or loan capital or other interest in any Target Entity.

(g)	The information in respect of each of the Target Entities set out in Exhibit 2 is true in all material respects and is not misleading in any material respect.

1.3 Other interests. No Target Entity owns or has any interest of any nature in any shares, debentures, membership interest or Unit or other securities issued by any undertaking (other than another Target Entity).

2. FINANCIAL MATTERS

2.1 The audited financial statements for each Target Entity for the 12 month period ended 31 March 2010 (the Last Accounts) have been prepared in accordance with Jurisdictional GAAP for that Target Entity, applied on a consistent basis during the period presented (except as may be set forth in the notes) and fairly presented in all material respects the financial position of that Target Entity as of the date thereof and the results of their operations and cash flows for the period shown.

2.2 Management Accounts. The Management Accounts of LGL for the 12 months ended on the Locked Box Date were prepared in good faith in a manner consistent with the preparation of the management accounts of LGL for the 12 month period ended on the Last Accounts Date. On the basis of the accounting bases, practices and policies used in their preparation and having regard to the purpose for which they were prepared, the Management Accounts when taken as a whole are not misleading in any material respect.

2.3 Locked Box Accounts. The Locked Box Accounts were prepared in good faith and, to the extent relevant, in a manner consistent with the preparation of the Management Accounts. On the basis of the accounting bases, practice and policies used in their preparation, the Locked Box Accounts when taken as a whole are not misleading in any material respect.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

2.4 Position since Locked Box Date. Since the Locked Box Date:

(a)	each Target Entity has carried on business in the ordinary and usual course, and no Target Entity has made or agreed to make any payment other than payments in the ordinary and usual course of trading;

(b)	no Target Entity has issued or agreed to issue any share or loan capital or other similar interest;

(c)	no Target Entity has acquired or disposed of, or agreed to acquire or dispose of, any one or more assets in a single transaction or series of connected transactions, where the value of such assets exceeds £100,000;

(d)	no Target Entity has made any changes in terms of employment, including pension fund commitments, which taken together could increase the total employment costs of the Target Entities by more than £250,000 per annum or the remuneration of any one director or Employee by more than £25,000 per annum;

(e)	no Target Entity has made any payments of any nature to any Employee other than salaries and benefits in the ordinary course of business and reimbursement of expenses properly incurred in the ordinary course of business; and

(f)	the client debtors shown in the Locked Box Accounts (other than in respect of reasonable out-of-pocket expenses recoverable from clients) have not become bad debts except to the extent specifically provided for in the Locked Box Accounts.

2.5 No undisclosed liabilities. There are no material actual or contingent liabilities of any Target Entities when taken as a whole except for (i) those liabilities disclosed or provided for in the Locked Box Accounts (ii) liabilities incurred in the ordinary course of business since the Locked Box Date or (iii) liabilities disclosed elsewhere in this Deed.

2.6 Accounting and other records. The statutory books, books of account and other records of each Target Entity required to be kept by applicable laws, regulations or rules in any relevant jurisdiction are up to date and have been maintained in all material respects in accordance with those laws and relevant generally accepted accounting practices and comprise in all material respects complete and accurate records of all information required to be recorded. All such statutory books, books of account and other records are in the possession or under the control of a Target Entity.

3. DEBT POSITION

3.1 Other than the Loan Notes or as disclosed in the Locked Box Accounts, no Target Entity owes any Financial Debt to any person and no Target Entity has agreed to create any Financial Debt.

3.2 So far as the Sellers are aware no Target Entity is under any obligation to pay, indemnify against the consequences of default in the payment of, or otherwise to be responsible for, any material Financial Debt of any person.

4. REGULATORY MATTERS

4.1 Compliance with laws. Each Target Entity is conducting and, so far as the Sellers are aware, has no outstanding material liability for not having previously conducted its business and

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

corporate affairs in accordance with its memorandum and articles of association, by-laws or other equivalent constitutional documents and in all material respects in accordance with all applicable laws, regulations and rules. So far as the Sellers are aware, no Target Entity, nor any of the members, directors, officers, or employees of the Target Entities (during the course of duties owed to the relevant Target Entity) has done or omitted to do anything which is a contravention (other than an immaterial contravention), of any statute, order, regulation, requirement, code of practice imposed by law or any Governmental Entity, in each case which is binding on the Target Entities, including, without limitation, any applicable currency regulations, Anti-Corruption Laws, Anti-Money Laundering and Anti-Terrorism Laws and know your customer rules, conduct of business rules, financial resources rules, notification rules, individual registration or approval rules or client money rules if applicable and binding on the Target Entities.

4.2 Licences, consents and regulatory compliance.

(a)	Each Target Entity, and each individual who is a member, director or officer of the relevant Target Entity, has obtained all material licences, permissions, authorisations (public or private) and consents (together, Approvals) required for carrying on the relevant Target Entity’s business in the places and in the manner in which it is carried on at the date of this Deed.

(b)	The Approvals are in full force and effect and, except where imposed generally by applicable laws and regulations, are not limited in duration or subject to any materially unusual or onerous conditions.

(c)	Each Target Entity and each individual who is a director or officer of the relevant Target Entity has at all times, complied in all material respects with the terms and conditions of all applicable Approvals.

(d)	So far as the Sellers are aware, no circumstances exist which may result in the termination, revocation, suspension or modification, in whole or in part (whether in relation to a Target Entity or any individual who is or was at the relevant time a director, officer, agent or employee of the relevant Target Entity) of any of its Approvals or that may prejudice the renewal of any of them in the ordinary course of events (whether as a result of the Proposed Transaction or any of the Transaction Documents or otherwise).

(e)	Neither any Target Entity nor any individual in the course of carrying on the business of the relevant Target Entity who is a member, agent, director or officer of the relevant Target Entity has in the 18 months ending on the date of this Deed received any written allegations or written notices of any material default under, or any material violation of or any material breach of, any applicable law, regulation, or rules or the terms of any Approval in so far as such relates to his or her role with a Target Entity. No material fines or sanctions have been imposed on any Target Entity or the members, agents, directors or officers of the relevant Target Entity in relation to those Approvals and, so far as the Sellers are aware, there are no proceedings, investigations or inquiries pending in relation to those Approvals.

(f)	No individual currently employed by, and no member or shareholder of, a Target Entity who is required to have an Approval has, in breach of the applicable regulations of any relevant jurisdiction, been found guilty of: (a) any felony; or (b) any misdemeanour crime involving dishonesty or deception.

(g)	True and accurate details or true and accurate and complete copies of all Approvals and/or any requirements or limitations on Approvals, and of any written waivers of rules by, and any individual written guidance received from, any Governmental Entity are set out in the Disclosure Letter or the Data Room.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

(h)	Regulatory returns required by the relevant Governmental Entity (or Governmental Entities) having jurisdiction over the relevant Target Entity (including, without limitation, in relation to regulated activities in the United Kingdom, the FSA (or its predecessor) and in relation to the regulated activities in the United States of America, the SEC and FINRA, and in relation to regulated activities in Hong Kong, the SFC) have, in all material respects, reflected the state of affairs of the relevant Target Entity.

(i)	Each Target Entity has, in so far as is required by applicable laws, regulations, and rules, filed all material reports, data and other information, applications and notices with or otherwise provided to the relevant Governmental Entity (or Governmental Entities) having jurisdiction over it and no written notice or, so far as the Sellers are aware, no written allegation has been received by any Target Entity that any of any such material reports, data and other information, applications or notices are incomplete, incorrect or should be rectified in any material respect.

(j)	Each Target Entity’s complaints register is up to date and accurate in all material respects. There have been no written complaints or claims made in the last 18 months by any client of any Target Entity which has resulted in compensation that would have a material adverse effect on any Target Entity.

(k)	The internal money laundering and client identification procedures of each Target Entity are in compliance in all material respects with all legislation to the extent applicable and related to Anti-Corruption Laws and Anti-Money Laundering and Anti-Terrorism Laws and each Target Entity is in compliance and has complied at all times in all material respects with all legislation, to the extent applicable, related to Anti-Corruption Laws and Anti-Money Laundering and Anti-Terrorism Laws.

(l)	So far as the Sellers are aware, all marketing of services or products done by, or in relation to, each Target Entity has been done in accordance with applicable securities marketing laws and regulations in the relevant jurisdiction or jurisdictions in which the relevant Target Entity conducts its business at the date hereof.

(m)	No Target Entity holds any client money.

(n)	All customers of each Target Entity at the date of this Deed have been classified (or, where required under applicable laws, regulations and rules, registered) in accordance with all applicable laws, regulations and rules (including, to the extent applicable, as professional clients or eligible counterparties in compliance with the criteria and the requirements set out in the FSA’s handbook of rules and guidance as amended from time to time).

(o)	So far as the Sellers are aware, no Governmental Entity is taking, nor has previously taken, any material enforcement action or disciplinary action against any Target Entity and no Target Entity has received any written notice of such enforcement action or disciplinary action by any Governmental Entity.

(p)	Each Target Entity has implemented written policies and procedures as required under, and in accordance with, all applicable laws and regulations, true, accurate and complete copies of which (including any material reports or material filings under such policies and procedures relating to compliance by the Target Entities and its employees) are contained in the Data Room and, except as otherwise noted in any such reports or filings, the Target Entities have been in compliance in all material respects with such polices and procedures.

(q)	So far as the Sellers are aware, no Target Entity, nor any of its directors, officers, employees or agents, has, in conducting its business:

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

(i)	made or caused to be made any bribe, payoff, influence payment, kickback, material gift or other payment to any person in violation of any applicable law including, for the avoidance of doubt, payments made when there was knowledge or reason to believe that such payments were offered, given or promised, directly or indirectly, through any intermediary, finder, consultant or agent, to any government official, political party or official thereof, any candidate for political officer or any other person, for the purposes of influencing, inducing or securing any improper advantage or to influence any act or decision of a government, government instrumentality or public controlled company in order to obtain or retain business or influence any other governmental action;

(ii)	used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to, or on behalf of, governmental officials or other person;

(iii)	accepted or received any unlawful contributions, payments, gifts or expenditures; or

(iv)	been notified in writing of an investigation or prosecution for bribery or other corruption by any Governmental Entity.

4.3 Related Party contracts. The Data Room contains true and accurate details of the terms of any contract or arrangement (which is currently in force) to which any Target Entity is a party and in which any of the Sellers or any of their Related Parties are interested.

5. THE BUSINESS ASSETS

5.1 Ownership. Each of the material assets included in the Last Accounts of each Target Entity is the freehold or leasehold property of that Target Entity and is free from all Third Party Rights except for:

(a)	any hire or lease agreement in the ordinary course of business involving expenditure of less than £20,000 per annum (where the aggregate expenditure under all such agreements is less than £100,000 per annum);

(b)	title retention provisions in respect of goods and materials supplied to a Target Entity in the ordinary course of its business; and

(c)	liens arising in the ordinary course of its business by operation of law.

5.2 No disposal of assets. No Target Entity has disposed of or agreed to dispose of any material assets included in the Last Accounts.

5.3 Possession and third party facilities. All of the material assets used in the businesses of the Target Entities are in their possession or under their control. Where a Target Entity uses assets but does not own them or any person provides facilities or services to a Target Entity, so far as the Sellers are aware no default event has occurred which may entitle any person to terminate any agreement in respect of that use or provision where such termination would have a material adverse effect on the Target Entities as a whole.

5.4 Insurances. Details of the material insurances maintained by or covering each Target Entity have been included in the Data Room. Those insurances are in full force and effect and are not void or voidable, all premiums payable to date have been paid and so far as the Sellers are aware there are no circumstances which might lead to the insurers avoiding any liability under

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

them. No Seller or any Target Entity has any outstanding claim in excess of £50,000 under any such insurance and so far as the Sellers are aware there are no circumstances likely to give rise to such a claim.

6. CONTRACTUAL MATTERS

6.1 Material contracts. No Target Entity is a party to any agreement or arrangement in respect of which contract there are outstanding liabilities:

(a)	under which, by virtue of the Proposed Transaction, (i) so far as the Sellers are aware, any other party is likely to be relieved of any material obligation or become entitled to exercise any material right (including any termination right or any pre-emption right or other option) or (ii) any Target Entity will be in default or lose any material benefit, right or licence which it currently enjoys or (iii) a material liability or obligation of a Target Entity is created or increased;

(b)	which is outside of the ordinary course of business or not on arm’s length terms and which imposes, or may impose, a material obligation or liability on a Target Entity;

(c)	which establishes any joint venture, consortium, partnership or profit (or loss) sharing agreement or arrangement;

(d)	which involves or is likely to involve expenditure by any Target Entity totalling in excess of £250,000 per annum or any obligation of a material nature or magnitude;

(e)	which establishes any agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement; and

(f)	which is a bid, tender, proposal or offer which, if accepted, would result in any Target Entity being committed to any material agreement or arrangement of a kind described in paragraphs 6.1(a) to 6.1(e) above.

6.2 Defaults. No Target Entity is in material default under any material agreement or arrangement to which it is a party and, so far as the Sellers are aware, there are no circumstances likely to give rise to such a default. So far as the Sellers are aware, no party with whom any Target Entity has entered into any material agreement or arrangement is in material default under it and there are no circumstances likely to give rise to such a default.

7. LITIGATION AND INVESTIGATIONS

7.1 Litigation. Except as claimant in the collection of debts arising in the ordinary course of business, no Target Entity is a claimant or defendant in or otherwise a party to any material litigation, arbitration or administrative proceedings (including any proceedings before any tribunal or in relation to publicly awarded contracts), which are in progress, threatened in writing or pending by or against or concerning it or any of its assets. No Seller is aware of any circumstances which are likely to give rise to any such proceeding.

7.2 Investigations. So far as the Sellers are aware no governmental, administrative, regulatory or other official investigation or inquiry concerning any Target Entity which is likely to be material to any Target Entity is in progress or pending and there are no circumstances likely to lead to any such investigation or inquiry.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

Part B : Real Estate

1.1 The Properties set out in Schedule 12 comprise all the land and buildings owned, controlled, occupied or used by any Target Entity or in relation to which any Target Entity has any right, interest or liability, whether actual or contingent.

1.2 A Target Entity is in possession of each of the Properties, none of which is vacant, and no other person is in or actually or conditionally entitled to possession, occupation, use or control of any of the Properties.

1.3 There are no current, material notices, actions, disputes, complaints, liabilities, claims or demands relating to the Properties or their use. So far as the Sellers are aware, no Target Entity is alleged to be in material breach of any covenant, restriction, condition or obligation (whether statutory or otherwise) affecting the Properties or the conduct of the existing business at or from the Properties.

1.4 The Data Room contains copies of all deeds, documents and other information relevant to any Target Entity’s interest in or use of any of the Properties.

Part C : Employment

1.1 The Sellers have disclosed true and accurate details of:

(a)	the Employees whose basic salary exceeds £45,000 per annum (including details of their respective salaries, ages, length of service and notice period);

(b)	the terms of all current contracts of employment of any Employee whose basic salary exceeds £60,000 per annum;

(c)	the terms of engagement of all Members including the remuneration and benefits to which they are entitled;

(d)	all material terms of employment or benefits provided of general application or of application to a particular grade or category of Employee; and

(e)	the terms of all share incentive schemes, share option schemes or profit sharing, bonus or other incentive schemes applicable to any of the Employees or Members.

1.2 There are no amounts owing by any Target Entity to any Employee or Member (other than amounts in the ordinary course and amounts representing accrued holiday pay for the current holiday year or for reimbursement of business expenses).

1.3 The Target Entities have in relation to each of the Employees complied in all material respects with all obligations owed to and in respect of the Employees including under legislation, terms and conditions of employment and awards relevant to their conditions of service.

1.4 No Target Entity has entered into any arrangement regarding any future variation in any contract of employment in respect of any of the Employees or any agreement imposing an obligation on the Target Entity to increase in any material way the basis and/or rates of remuneration and/or the provision of other benefits in kind (including any share incentive, share option, profit related pay, profit sharing bonus or other incentive scheme) to or on behalf of any of the Employees at any future date.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

1.5 All contracts of employment with any Employee can be terminated by three (3) months’ notice or less without giving rise to severance pay or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal).

1.6 No Target Entity recognises to any extent any trade union or other body representing the Employees or any of them for the purpose of collective bargaining or other negotiating purposes.

Part D : Retirement Benefits

UK Pension Arrangements

1.1 Each Target Entity’s only obligation or liability (actual or contingent, present or future) in the UK in respect of relevant benefits (as defined in section 393B of the Income Tax (Earnings and Pensions) Act 2003, but as if the exceptions contained in subsections (2) and (3) of that section were omitted) is to contribute to personal pension schemes (as defined in section 1 of the Pension Schemes Act 1993) in respect of its Employees or Members (the Personal Pension Schemes). Details of the Personal Pension Schemes are disclosed in the Data Room.

1.2 The Personal Pension Schemes do not provide any benefits other than money purchase benefits (as defined in section 181 of the Pension Schemes Act 1993).

1.3 The Personal Pension Schemes are registered personal pension schemes within the meaning of Part 4 of the Finance Act 2004.

Non-UK Pension Arrangements

1.4 Details of all pension arrangements operated by the Target Entities in Hong Kong and the United States (the Non-UK Pension Schemes) are contained in the Data Room.

1.5 The Non-UK Pension Schemes are defined contribution arrangements.

1.6 Other than the Non-UK Pension Schemes there is no arrangement in respect of any Employees in Hong Kong or the United States which any Target Entity is or may become liable to contribute to or satisfy under which benefits are payable on retirement, ill-health or on death.

1.7 So far as the Sellers are aware, the Non-UK Pension Schemes have been operated in all material respects in accordance with all applicable legislation, regulations and requirements.

Pensions – general

1.8 So far as the Sellers are aware, no agreements, undertakings or assurances have been given to all or any of the past, present or future officers or employees of any Target Entity or any other person as to the continuance, introduction, increase or improvement of any retirement, death or disability benefits (whether or not there is any legal obligation to do so).

1.9 All contributions payable to the Personal Pension Schemes and Non-UK Pension Schemes have been paid so far as the Sellers are aware; and there are no material actions, suits or claims pending or threatened in respect of the Personal Pension Schemes or Non-UK Pension Schemes.

1.10 All information which has been made available to the Purchaser or its agents or advisers before the date of this Deed concerning the Personal Pension Schemes and the Non-UK Pension Schemes is accurate in all material respects.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

Part E : Insolvency/Bankruptcy

1.1 In so far as could affect his/her ability to validly deliver the Units to be sold by him or her, or to perform his or her obligations under this Deed, he/she warrants that:

(a)	he or she has not been declared bankrupt and nor has he or she had a petition presented to him or her to make him or her bankrupt;

(b)	he or she has not had a trustee in bankruptcy appointed;

(c)	no action, legal proceedings or other procedure or step has been taken commencing bankruptcy proceedings or instituting an individual voluntary arrangement in relation to that Seller;

(d)	he or she is able to pay his or her debts as they fall due;

(e)	he or she has not suspended making any payments on any of his or her debts or by reason of actual or anticipated financial difficulties and he or she has not commenced negotiations with one or more of his or her creditors with a view to re-scheduling any his or her indebtedness; and

(f)	no analogous procedure or step (to paragraphs (a) to (e) above) is taken in any jurisdiction in relation to that Seller.

1.2 Each of the Sellers warrants that:

(a)	Winding up. No order has been made, petition presented, meeting convened or step or legal proceeding taken by any Target Entity or Seller or so, far as the Sellers are aware, by any other person with a view to the winding up of any Target Entity, or for the appointment of any provisional liquidator (or liquidator), and no notice has been received by any Seller in relation to any cases or proceedings under any applicable insolvency, reorganisation or similar laws in any relevant jurisdiction.

(b)	Administration and receivership. No Target Entity or Seller or, so far as the Sellers are aware, any other person has taken any step, legal proceeding or other procedure with a view to the appointment of an administrator, whether out of court or otherwise, in relation to any Target Entity, and no Target Entity or Seller has been notified that any receiver (including any administrative receiver) has been appointed in respect of the whole or any part of any of the Property, assets and/or undertaking of any Target Entity or that any such order has been made.

(c)	Voluntary arrangement etc. None of the Target Entities has taken any step with a view to a suspension of payments or a moratorium of any indebtedness or has made any voluntary arrangement with any of its creditors or is insolvent or unable to pay its debts as they fall due within the meaning of the Insolvency Act 1986 (or any other legislation applicable to it).

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SCHEDULE 4

SELLER LIMITATIONS ON LIABILITY

1.1 Time Limits.

(a)	No Seller shall be liable for any Non Tax Claim (other than a Core Warranty Claim) unless the Sellers’ Representative receives from the Purchaser written notice containing such reasonable details as are then available of the specific matter giving rise to the Claim (including an estimate of the amount of such a Claim) within 12 months from the date hereof.

(b)	No Seller shall be liable for any Tax Claim unless the Sellers’ Representative receives from the Purchaser written notice containing such reasonable details as are then available of the specific matter giving rise to the Claim prior to the date 31 March 2018.

1.2 Thresholds for Claims. Other than a Core Warranty Claim or a Leakage Claim, the Sellers shall not be liable for any Claim:

(a)	unless the amount of the liability pursuant to that Claim (and, for these purposes, a number of Claims arising out of the same subject matter, facts, events or circumstances may be aggregated and form a single Claim) exceeds £75,000; and

(b)	unless the aggregate amount of the liability of the Sellers for all Claims not prohibited by paragraph (a) above exceeds £1,000,000 (in which case the Purchaser shall be entitled to claim the whole amount of such Claims and not merely the excess).

For the avoidance of doubt, the Purchaser may give notice of any single Claim in accordance with and for the purpose of paragraph 1.1 above, irrespective of whether, at the time the notice is given, the amount set out in paragraph 1.2(b) has been exceeded.

1.3 Maximum Limit.

(a)	The aggregate amount of the liability of each Seller for all Claims (other than a Core Warranty Claim or a Leakage Claim) shall not exceed the Maximum Overall Limits applicable to that Seller as set out in clause 6.6.

(b)	Notwithstanding any other provision of this Deed, the maximum liability of each Seller for all Claims in aggregate (including Core Warranty Claims and Leakage Claims) and all other claims whether under this Deed or any other Transaction Document shall not exceed the total consideration received by him/her pursuant to clause 2.

(c)	Each Seller shall be severally liable only for his/her breach of the Core Warranties and all other Warranties and undertakings entered into pursuant to this Deed and all other Transaction Documents given by him/her and shall have no liability whatsoever for breach by any other Seller of the Core Warranties or any other Warranties or undertakings which under this Deed or any other Transaction Document were given by any other Seller.

1.4 Claim to be withdrawn unless litigation commenced. Any Claim shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn unless legal proceedings in respect of it have commenced by both being issued and served within 9 months of notification to the Sellers’ Representative pursuant to paragraph 1.1 and are being pursued with reasonable diligence except:

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

(a)	where the Claim relates to a contingent liability, in which case it shall be deemed to have been withdrawn unless legal proceedings in respect of it have been commenced by being both issued and served within 3 months of it having become an actual liability; or

(b)	where the Claim is a Claim of which notice is given for the purpose of paragraph 1.1 above at a time when the amount set out in paragraph 1.2(b) has not been exceeded, in which case it shall be deemed to have been withdrawn unless legal proceedings in respect of it have been commenced by being both issued and served within 3 months of the date of any subsequent notification to the Sellers’ Representative pursuant to paragraph 1.1 above of one or more Claims for breach of Warranty which result(s) in the total amount claimed in all Claims for breach of Warranty notified to the Sellers’ Representative pursuant to paragraph 1.1 exceeding the amount set out in paragraph 1.2(b) for the first time.

1.5 Limitations not applicable if fraud. None of the limitations contained in paragraphs 1.1, 1.2, 1.3 and 1.4 shall apply in respect of a Seller:

(a)	if the Seller is a Type A Seller or James Oliver, to the extent that the Claim (or the delay in discovery of it) is the consequence of fraud by any such Seller; or

(b)	if the Seller is a Type B Seller (other than James Oliver), to the extent that the Claim (or the delay in discovery of it) is the consequence of fraud by that Seller (but not, for the avoidance of doubt, any other Seller).

1.6 Matters disclosed or taken into account. The Sellers shall not be liable for any Non Tax Claim:

(a)	if and to the extent that the fact, matter, event or circumstance giving rise to such claim was fairly disclosed in the Disclosure Letter; or

(b)	if and to the extent that specific allowance, provisions or reserves are made in the Locked Box Accounts.

1.7 Contingent liabilities. If any Non Tax Claim or claim under the Tax Warranties is based upon a liability which is contingent only, the Sellers shall not be liable to make payment unless and until the contingent liability gives rise to an obligation to make a payment. This is without prejudice to the right of the Purchaser to give notice of the Claim in accordance with paragraph 1.1 and to issue and serve proceedings in respect of it before such time. For the avoidance of doubt, the fact that the liability may not have become an actual liability by the relevant date provided in paragraph 1.1 shall not exonerate the Sellers in respect of any Claim properly notified before that date.

1.8 No double recovery. The Purchaser shall not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once in respect of any one liability, loss, cost, shortfall, damage or deficiency, regardless of whether more than one claim arises in respect of it.

1.9 Sellers to have opportunity to remedy breaches and duty to mitigate.

(a)

A breach of this Deed which is capable of remedy shall not entitle the Purchaser to compensation unless the Sellers’ Representative is given written notice of the breach by the Purchaser and the breach is not remedied within 30 days after the date on which notice is served on the Sellers’ Representative. If the breach has not been remedied within that 30 day period, then the date on which notice of a Claim in respect of that breach shall be deemed to have been given to the Sellers’ Representative for the purpose of paragraph 1.1 above shall be the date on which notice was given under this

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

paragraph 1.9, provided that the notice satisfied the other requirements of paragraph 1.1 above when so given.

(b)	Nothing in this Deed shall or shall be deemed to abrogate or relieve the Purchaser of any common law or other duty to mitigate any loss or damage including, without limitation, enforcing or procuring the enforcement against any person (other than any Seller) of any rights the Purchaser or any member of the Purchaser Group has or may have in respect of the fact, matter or circumstance giving rise to the Claim.

1.10 The Sellers shall not be liable for any Claim to the extent that such Claim relates to any breach of Warranty that is expressly and specifically waived by the Purchaser.

1.11 Matters arising subsequent to this Deed. The Sellers shall not be liable in respect of any Non Tax Claim to the extent that the same would not have occurred but for:

(a)	Acts of the Purchaser:

(i)	any act, omission, transaction or arrangement carried out at the written request of or with the written consent of the Purchaser or any other member of the Purchaser Group before Closing or under the terms of this Deed or any Transaction Document;

(ii)	any act, omission, admission of liability in contravention of paragraph 1.15(a), transaction or arrangement of the Purchaser or any member of the Purchaser Group, or their respective directors, employees or agents or successors in title, after Closing (but not, for the avoidance of doubt, any such act, transaction or arrangement to bring any Target Entity (or its successor) into compliance, to the extent not in compliance as at Closing, with any applicable laws, regulations or generally accepted accounting principles);

(b)	Changes in legislation:

(i)	the passing of, withdrawal of, or any change in, after the date of this Deed, any law, rule, regulation or administrative practice (or any generally accepted interpretation or application of any of the foregoing) of any Governmental Entity or regulatory body including (without prejudice to the generality of the foregoing) any increase in the rates of taxation or any imposition of taxation or any withdrawal of relief from taxation not actually (or prospectively) in effect at the date of this Deed; or

(c)	Accounting and taxation changes:

(i)	any change in accounting or taxation policy, bases or practice of the Purchaser or any member of the Purchaser Group introduced or having effect after Closing.

1.12 Insurance. The Sellers shall not be liable in respect of any claim under this Deed to the extent that any member of the Purchaser Group recovers under any policy of insurance for any loss arising from such claim.

1.13 Net benefit. The Sellers shall not be liable in respect of any Non Tax Claim under this Deed for any loss suffered by the Purchaser or the Purchaser Group to the extent of any corresponding savings by or net benefit to the Purchaser or any other member of the Purchaser Group arising therefrom.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

1.14 Loss of profits. The Sellers shall not be liable in respect of any losses suffered by the Purchaser or the Purchaser Group under this Deed to the extent that the losses relate to indirect or consequential loss or loss of profit.

1.15 Investigation by Sellers. Without prejudice to the validity of the Non Tax Claim or alleged Non Tax Claim in question, the Purchaser shall allow, and shall procure that the Purchaser Group allow, the Sellers and their accountants and professional advisers to investigate the matter or circumstance alleged to give rise to such Non Tax Claim and whether and to what extent any amount is payable in respect of such Non Tax Claim and for such purpose the Purchaser shall give, and shall procure that the Purchaser Group give, subject to their being paid all reasonable costs and expenses, all such information and assistance, including access to premises and personnel, and the right to examine and copy or photograph any assets, accounts, documents and records, as the Sellers or their accountants or professional advisers may reasonably request subject to the Sellers agreeing to keep all such information confidential and to use it only for the purpose of investigating and defending the Claim in question.

1.16 Third party claim/liability. If the Non Tax Claim in question is as a result of or in connection with a Non Tax Claim by or liability to a third party then:

(a)	no admission of liability shall be made by or on behalf of the Purchaser or the Purchaser Group and the Claim shall not be compromised, disposed of or settled without the consent of the Sellers’ Representative;

(b)	subject to sub-paragraph (c) and subject to indemnifying the Purchaser against all losses incurred by it as a result of a request by the Sellers, the Sellers shall be entitled at their own expense in their discretion to take such action as they shall deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise or contest such claim or liability (including, without limitation, making counterclaims or other claims against third parties) in the name of and on behalf of the Purchaser or the Purchaser Group concerned and to have the conduct of any related proceedings, negotiations or appeals;

(c)	the Sellers shall not be entitled to exercise their rights under sub-paragraph (b) where the Purchaser reasonably considers that the exercise of such rights would adversely prejudice the reputation of the Purchaser, any member of the Purchaser Group or the Target Entities, and so notifies the Seller’s Representative, in which circumstances the Sellers shall not be liable for any amount by which the Final Claim Amount is increased solely as a result of the operation of this sub-paragraph (c) and the Sellers’ liability shall not exceed the Hold Back Amount (or, as the case may be, the Revised Amount) in respect of that Claim; and

(d)	the Purchaser will give and procure that the Purchaser Group gives, subject to their being paid all reasonable costs and expenses, all such information and assistance, including access to premises and personnel, and the right to examine and copy or photograph any assets, accounts, documents and records, for the purpose of avoiding, disputing, denying, defending, resisting, appealing, compromising or contesting any such Claim or liability as the Sellers or their professional advisers reasonably request. The Sellers agree to keep all such information confidential and only to use it for the purpose of the Claim in question.

1.17 Prior receipt. If, before any Seller forfeits any Deferred Consideration in discharge of any Claim under this Deed, the Purchaser or any member of the Purchaser Group recovers or is entitled to recover (whether by payment, discount, credit, relief or otherwise) from a third party a sum which is referable to the subject matter of the Claim, the Purchaser shall procure that (save in relation to a tax relief), before steps are taken against that Seller under this Deed, all reasonable steps are taken to enforce such recovery and any actual recovery (less any reasonable costs incurred in such recovery and any tax on the amount recovered) shall pro rata reduce or satisfy, as the case may be, such Claim.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

1.18 Subsequent recovery. If any Seller pays an amount in discharge of any claim under this Deed (other than under the Tax Covenant or the Tax Warranties) and the Purchaser or any member of the Purchaser Group subsequently recovers (whether by payment, discount, reduction in liabilities, credit, relief or otherwise) from a third party a sum which is referable to the subject matter of the claim, the Purchaser shall pay, or shall procure that the relevant member of the Purchaser Group pays, promptly to that Seller an amount equal to (i) the sum recovered from the third party less any reasonable costs and expenses and any tax incurred in obtaining such recovery or (ii) if less, the amount previously paid by that Seller to the Purchaser.

1.19 No Right of set-off.

(a)	Without prejudice to clauses 6.5, 6.6 and 6.8(b), the Purchaser shall not be entitled to exercise any right of set off or counter claim against or otherwise withhold payment of any sum stated to be payable by the Purchaser to any Seller under the terms of this Deed or under any other agreement subsisting between them.

(b)	Subject to paragraph 1.19(a) above and save to the extent of any deduction or withholding required by law, the Purchaser hereby waives and relinquishes any right of set off or counterclaim, deduction, withholding or retention which the Purchaser might otherwise have in respect of any claim under this Deed or any other Transaction Document.

1.20 Tax.

(a)	In calculating the liability of any Seller for any breach of this Deed, there shall be taken into account the amount (if any) by which any taxation (excluding any taxation for which the Sellers would otherwise be liable under Schedule 11) for which the Purchaser or any member of the Purchaser Group would otherwise have been accountable or liable to be assessed is actually reduced or extinguished as a result of the matter giving rise to such liability or any repayment of taxation attributable to the matter giving rise to such liability, excluding any repayment of taxation to which paragraph 5 or paragraph 10 of Part B of Schedule 11, applies.

(b)	The Purchaser shall procure that where any member of the Purchaser Group is entitled to relief from taxation as referred to in paragraph (a) above, the Purchaser Group will take all reasonable steps to obtain such relief, provided that such steps shall not include disclaiming other reliefs that might be available, claiming such relief ahead of any other relief that might be available to that member of the Purchaser Group, or utilising that relief ahead of other reliefs surrendered to it by other members of the Purchaser Group.

1.21 Equal Treatment of the Sellers. A Seller shall not have any liability in respect of any Claim (other than a Core Warranty Claim or a claim under paragraph 1.2 of Part B to Schedule 11 of this Deed which relates solely and specifically to that Seller) unless the Purchaser seeks to recover at the same time and to the same degree (taking into account the several and financial liability of each Seller and the other limitations of liability set out in this Deed) against each and every Seller who is a member of the Evercore LLP or a member or employee of any other member of the Evercore Group at the time any Claim is brought (but need not be brought against a Seller who is no longer such a member or employee) and treats all such Sellers equally. If the Purchaser withdraws a claim against any of the Sellers, the Purchaser shall also withdraw that claim against each of the other Sellers. If the Purchaser settles a claim against a Seller, the Purchaser shall offer to the other Sellers settlement terms which are the same (taking into account the several and financial liability of each Seller) as those agreed with that Seller with whom the Purchaser has settled.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SCHEDULE 5

PURCHASER WARRANTIES

1. THE PURCHASER GROUP

1.1 Each member of the Purchaser Group (other than immaterial members) is duly incorporated, validly existing and in good standing under the laws of its state or jurisdiction of incorporation and has all corporate power required to conduct its business as conducted at the date of this Deed.

1.2 The Purchaser, and each relevant member of the Purchaser Group in the context of the Proposed Transaction and the Transaction Documents, has obtained all corporate authorisations and (other than to the extent relevant to the Conditions) all other governmental, statutory, regulatory or other consents, licences, authorisations, waivers or exemptions required to empower it to enter into and perform its obligations under this Deed where failure to obtain them would adversely affect to a material extent its ability to enter into and perform its obligations under this Deed.

1.3 Assuming the valid execution by the respective counterparts, this Deed and the Transaction Documents which are to be entered into by a member of the Purchaser Group will, when executed and delivered, constitute valid and binding obligations of the relevant member of the Purchaser Group.

1.4 Subject to satisfaction of the Conditions, entry into and performance by each member of the Purchaser Group of this Deed and/or any Transaction Document to which it is a party will not (i) breach any provision of its certificate of incorporation, by laws or equivalent constitutional documents as in effect at the date of this Deed or (ii) (subject, where applicable, to fulfilment of the Conditions) result in a breach of any laws or regulations in its jurisdiction of incorporation or of any order, decree or judgment of any court or any governmental or regulatory authority, where any such breach would affect to a material extent its ability to enter into or perform its obligations under this Deed and/or any Transaction Document to which it is a party.

1.5 Neither the Purchaser nor any of its Related Parties nor any of their respective officers or directors has employed any Third Party broker or finder or incurred any liability for any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement.

1.6 As of the date of this Deed, the authorised capital stock of the Purchaser consists of (i) 0 shares of preferred stock, par value, US$0.01 per share (the Preferred Stock), (ii) 1,000,000,000 shares of Class A Common Stock, par value US$0.01 (Class A Common Stock) and (iii) 1,000,000 shares of Class B Common Stock, par value $0.01 per share (the Class B Common Stock). As of the close of business on 6 June 2011 (A) no shares of Preferred Stock were issued and outstanding, (B) 21,005,665 shares of Class A Common Stock were issued and outstanding, (C) 48 shares of Class B Common Stock were issued and outstanding, and (D) 7,969,786 shares of Class A Common Stock were reserved pursuant to the terms of RSUs entitling the holder thereof to shares of Class A Common Stock or Shares. From the close of business on 6 June 2011 until the date of this Deed, other than pursuant to this Deed, no shares of Preferred Stock, shares of Class A Common Stock or Class B Common Stock have been issued, except for shares of Class A Common Stock issued pursuant to the terms of RSUs. All the issued and outstanding shares of capital stock of the Purchaser have been duly and validly authorised and issued and there are no outstanding or authorised stock appreciation, phantom stock, profit participation or similar rights with respect to the capital stock of the Purchaser to which the Purchaser is a party or is bound. Except as set forth in the Purchaser SEC Reports, the Purchaser has no authorised or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or are

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

convertible into, exchangeable for or evidencing the right to subscribe for or acquire securities having the right to vote) with equity holders of the Purchaser on any matter, and there are no contracts to which the Purchaser is a party or by which it is bound to (a) repurchase, redeem or otherwise acquire any capital stock of, or other equity or voting interest in, the Purchaser, or (b) vote or dispose of any capital stock of the Purchaser. No person has any right of first offer, right of first refusal or pre-emptive right in connection with any future offer, sale or issuance of capital stock of the Purchaser.

1.7 The Shares to be issued under the terms of this Deed will, when issued, be duly authorised and validly issued, fully paid, non-assessable and free of pre-emptive rights.

1.8 Each Purchaser SEC Report filed prior to the date hereof complied as to form, as of its respective date, in all material respects with the applicable requirements of the Exchange Act and the Securities Act applicable to such Purchaser SEC Report. Except to the extent that information contained in any of the Purchaser SEC Reports filed and publicly available prior to the date of this Deed has been revised or superseded by a Purchaser SEC Report filed or furnished prior to the date of this Deed at the time they were filed (or if revised or superseded as of the date of the last revision or superseding filing prior to the date of this Deed), none of such Purchaser SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

1.9 The audited financial statements of the Purchaser included in its last annual report on Form 10-K filed prior to the date of this Deed, complied as to form in all material respects with all applicable published rules and regulations of the SEC with respect thereto, have been prepared in accordance with the relevant Jurisdictional GAAP applied on a consistent basis during the period presented (except as may be set forth in the notes) and fairly presented in all material respects the financial position of the Purchaser as of the date thereof and the results of its operations and cash flows for the period shown.

1.10 The audited financial statements of Evercore Partners Limited for the year ended 31 December 2010 have been prepared in accordance with UK GAAP applied on a consistent basis during the period presented (except as may be set forth in the notes) and fairly presented in all material respects the financial position of Evercore Partners Limited as of the date thereof and the results of its operations and cash flows for the period shown.

2. LITIGATION AND INVESTIGATION

2.1 Except as a claimant in the collection of debts arising in the ordinary course of business, no member of the Purchaser Group is a claimant or defendant in or otherwise a party to any material litigation, arbitration or administrative proceedings (including any proceedings before any tribunal or in relation to publicly awarded contracts), which are in progress, have been threatened in writing or are pending by or against or concerning it or any of its assets. The Purchaser is not aware of any circumstances which are likely to give rise to any such proceeding.

2.2 Other than as disclosed in the Purchaser SEC Reports, so far as the Purchaser is aware no governmental, administrative, regulatory or other official investigation or inquiry concerning any member of the Purchaser Group which is likely to be material to the Purchaser Group is in progress or pending and there are no circumstances likely to lead to any such investigation or inquiry.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

3. INSOLVENCY

3.1 The Purchaser warrants that:

(a)	no order has been made, petition presented, meeting convened or step or legal proceeding taken by any member of the Purchaser Group or, so far as the Purchaser is aware, by any other person with a view to the winding up of any member of the Purchaser Group, or for the appointment of any provisional liquidator (or liquidator), and no notice has been received by the Purchaser in relation to any cases or proceedings under any applicable insolvency, reorganisation or similar laws in any relevant jurisdiction.

(b)	no member of the Purchaser Group, or so far as the Purchaser is aware, any other person has taken any step, legal proceeding or other procedure with a view to the appointment of an administrator, whether out of court of otherwise, in relation to any member of the Purchaser Group, and no member of the Purchaser Group has been notified that any receiver (including any administrative receiver) has been appointed in respect of the whole or any part of any of the property, assets and/or undertaking of any member of the Purchaser Group or that any such order has been made.

(c)	no member of the Purchaser Group has taken any step with a view to a suspension of payments or a moratorium of any indebtedness or has made any voluntary arrangement with any of its creditors or is insolvent or unable to pay its debts as they fall due within the meaning of the Insolvency Act 1986 (or any other legislation applicable to it).

4. REGULATORY MATTERS

4.1 Compliance with laws. Other than as disclosed in the Purchaser SEC Reports, each member of the Purchaser Group conducting with and, so far as the Purchaser is aware, has no outstanding material liability for not having previously conducted, its business and corporate affairs in accordance with its memorandum and articles of association, by-laws or other equivalent constitutional documents and in all material respects in accordance with all applicable laws, regulations and rules. So far as the Purchaser is aware, no member of the Purchaser Group, nor any of its members, directors, officers, or employees of the Purchaser Group (during the course of duties owed to the relevant member of the Purchaser Group) has done or omitted to do anything which is a contravention (other than an immaterial contravention), of any statute, order, regulation, requirement code of practice imposed by law or any Governmental Entity, in each case which is binding on the Purchaser Group, including, without limitation, any applicable currency regulations, Anti-Corruption Laws, Anti-Money Laundering and Anti-Terrorism Laws and know your customer rules, conduct of business rules, financial resources rules, notification rules, individual registration or approval rules or client money rules if applicable and binding on the Purchaser Group.

4.2 Licences, consents and regulatory compliance.

(a)	Each member of the Purchaser Group, and, so far as the Purchaser is aware, each individual who is a member, director or officer of any member of the Purchaser Group regulated by the FSA or the SFC, has obtained all material licences, permissions, authorisations (public or private) and consents (together, Approvals) required for carrying on that relevant member’s business in the places and in the manner in which it is carried on at the date of this Deed.

(b)	The Approvals are in full force and effect and, except where imposed generally by applicable laws and regulations, are not limited in duration or subject to any materially unusual or onerous conditions.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

(c)	Each member of the Purchaser Group, and, so far as the Purchaser is aware, each individual who is a member, director or officer of any member of the Purchaser Group regulated by the FSA or the SFC, has at all times, complied in all material respects with the terms and conditions of all applicable Approvals.

(d)	So far as the Purchaser is aware, no circumstances exist which may result in the termination, revocation, suspension or modification, in whole or in part (whether in relation to a member of the Purchaser Group regulated by the FSA or the SFC or any individual who is or was at the relevant time a director, officer or employee of any such member of the Purchaser Group) of any of its Approvals or that may prejudice the renewal of any of them in the ordinary course of events (whether as a result of the Proposed Transaction or any of the Transaction Documents or otherwise).

(e)	Neither any member of the Purchaser Group nor, so far as the Purchaser is aware, each individual who is a member, director or officer of any member of the Purchaser Group regulated by the FSA or the SFC, has in the 18 months ending on the date of this Deed received any written allegations or written notices of any material default under, or any material violation of or any material breach of, any applicable law, regulation, or rules or the terms of any Approval insofar, in the case of any such individual, as such relates to his or her role with any such member of the Purchaser Group. No material fines or sanctions have been imposed on any member of the Purchaser Group or the directors or officers of the relevant member of the Purchaser Group in relation to those Approvals and, so far as the Purchaser is aware, there are no proceedings, investigations or inquiries pending in relation to those Approvals.

(f)	No individual currently employed by a member of the Purchaser Group who is required to have an Approval has at any time over the last ten years been found to have committed a felony or misdemeanour crime involving dishonesty, moral turpitude or deception.

(g)	Regulatory returns required by the relevant Governmental Entity (or Governmental Entities) having jurisdiction over the relevant member of the Purchaser Group (including, without limitation, in relation to regulated activities in the United Kingdom, the FSA (or its predecessor) and in relation to the regulated activities in the United States of America, the SEC and FINRA, and in relation to regulated activities in Hong Kong, the SFC) have, in all material respects, reflected the state of affairs of the relevant member of the Purchaser Group.

(h)	Each member of the Purchaser Group has, in so far as is required by applicable laws, regulations, and rules, filed all material reports, data and other information, applications and notices with or otherwise provided to the relevant Governmental Entity (or Governmental Entities) having jurisdiction over it and no written notice or, so far as the Purchaser is aware, no written allegation has been received by any member of the Purchaser Group that any of any such material reports, data and other information, applications or notices are incomplete, incorrect or should be rectified in any material respect.

(i)	The complaints register of each member of the Purchaser Group is up to date and accurate in all material respects. There have been no written complaints or claims made in the last 18 months by any client of any member of the Purchaser Group which has resulted in compensation that would have a material adverse effect on any member of the Purchaser Group.

(j)

The internal money laundering and client identification procedures of each member of the Purchaser Group are in compliance in all material respects with all legislation, to the extent applicable and related to Anti-Corruption Laws and Anti-Money Laundering and Anti-Terrorism Laws and each member of the Purchaser Group is in compliance and has

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

complied at all times in all material respects with all legislation, to the extent applicable, related to Anti-Corruption Laws and Anti-Money Laundering and Anti-Terrorism Laws.

(k)	So far as the Purchaser is aware, all marketing of services or products done by, or in relation to, each member of the Purchaser Group has been done in accordance with applicable securities marketing laws and regulations in the relevant jurisdiction or jurisdictions in which the relevant member of the Purchaser Group conducts its business at the date hereof.

(l)	So far as the Purchaser is aware, no Governmental Entity is taking, nor has previously taken, any material enforcement action or disciplinary action against any member of the Purchaser Group and no member of the Purchaser Group has received any written notice of such enforcement action or disciplinary action by any Governmental Entity.

(m)	Each member of the Purchaser Group has implemented written policies and procedures as required under, and in accordance with, all applicable laws and regulations, and except as otherwise noted in any such reports or filings, the Purchaser Group have been in compliance in all material respects with such polices and procedures.

(n)	So far as the Purchaser is aware, no member of the Purchaser Group, nor any of its directors, officers, employees or agents, has, in conducting its business:

(i)	made or caused to be made any bribe, payoff, influence payment, kickback, material gift or other payment to any person in violation of any applicable law including, for the avoidance of doubt, payments made when there was knowledge or reason to believe that such payments were offered, given or promised, directly or indirectly, through any intermediary, finder, consultant or agent, to any government official, political party or official thereof, any candidate for political office or any other person, for the purposes of influencing, inducing or securing any improper advantage or to influence any act or decision of a government, government instrumentality or public controlled company in order to obtain or retain business or influence any other governmental action;

(ii)	used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to, or on behalf of, governmental officials or other persons;

(iii)	accepted or received any unlawful contributions, payments, gifts or expenditures; or

(iv)	been notified in writing of an investigation or prosecution for bribery or other corruption by any Governmental Entity.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SCHEDULE 6

PURCHASER LIMITATIONS ON LIABILITY

1.1 Time Limits. The Purchaser shall not be liable for any Seller Claim unless the Purchaser receives from the Sellers’ Representative written notice containing such reasonable details as are then available of the specific matter giving rise to the Seller Claim (including an estimate of the amount of such a Seller Claim) within 12 months of the date of this Deed.

1.2 Thresholds for Seller Claims. The Purchaser shall not be liable for any Seller Claim:

(a)	unless the amount of the liability pursuant to that Seller Claim (and, for these purposes, a number of Seller Claims arising out of the same subject matter, facts, events or circumstances may be aggregated and form a single Seller Claim) exceeds £75,000; and

(b)	unless the aggregate amount of the liability of the Purchaser for all Seller Claims for breach of Warranty not prohibited by paragraph (a) above exceeds £1,000,000 (in which case the Sellers shall be entitled to claim the whole amount of such Seller Claims and not merely the excess).

For the avoidance of doubt, the Sellers’ Representative may give notice of any single Seller Claim in accordance with and for the purpose of paragraph 1.1 above, irrespective of whether, at the time the notice is given, the amount set out in paragraph 1.2(b) has been exceeded.

1.3 Maximum Limit.

Notwithstanding any other provision of this Deed, the maximum liability of the Purchaser for all Seller Claims shall not exceed £20,000,000.

1.4 Seller Claim to be withdrawn unless litigation commenced. Any Seller Claim shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn unless legal proceedings in respect of it have commenced by both being issued and served within 9 months of notification to the Purchaser pursuant to paragraph 1.1 and are being pursued with reasonable diligence except:

(a)	where the Seller Claim relates to a contingent liability, in which case it shall be deemed to have been withdrawn unless legal proceedings in respect of it have been commenced by being both issued and served within 3 months of it having become an actual liability; or

(b)	where the Seller Claim is a Seller Claim of which notice is given for the purpose of paragraph 1 above at a time when the amount set out in paragraph 1.2(b) has not been exceeded, in which case it shall be deemed to have been withdrawn unless legal proceedings in respect of it have been commenced by being both issued and served within 3 months of the date of any subsequent notification to the Purchaser pursuant to paragraph 1.1 above of one or more Seller Claims which result(s) in the total amount claimed in all Seller Claims notified to the Purchaser pursuant to paragraph 1.1 exceeding the amount set out in paragraph 1.2(b) for the first time.

1.5 Limitations not applicable if fraud etc. None of the limitations contained in paragraphs 1.1, 1.2, 1.3 and 1.4 shall apply to any Seller Claim to the extent that the Seller Claim (or the delay in discovery of it) is the consequence of fraud by the Purchaser or any of its Related Parties.

1.6 Contingent liabilities. If any Seller Claim is based upon a liability which is contingent only, the Purchaser shall not be liable to make payment unless and until the contingent liability gives rise to an obligation to make a payment. This is without prejudice to the right of Sellers’

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

Representative to give notice of the Seller Claim in accordance with paragraph 1.1 and to issue and serve proceedings in respect of it before such time. For the avoidance of doubt, the fact that the liability may not have become an actual liability by the relevant date provided in paragraph 1.1 shall not exonerate the Purchaser in respect of any Seller Claim properly notified before that date.

1.7 No double recovery. The Sellers shall not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once in respect of any one liability, loss, cost, shortfall, damage or deficiency, regardless of whether more than one claim arises in respect of it.

1.8 Purchaser to have opportunity to remedy breaches. A breach of this Deed which is capable of remedy shall not entitle the Sellers to compensation unless the Purchaser is given written notice of the breach by the Sellers’ Representative and the breach is not remedied within 30 days after the date on which notice is served on the Purchaser. If the breach has not been remedied within that 30 day period, then the date on which notice of a Seller Claim in respect of that breach shall be deemed to have been given to the Purchaser for the purpose of paragraph 1.1 above shall be the date on which notice was given under this paragraph 1.8, provided that the notice satisfied the other requirements of paragraph 1.1 above when so given.

1.9 The Purchaser shall not be liable for any Seller Claim to the extent that such Seller Claim relates to any breach of Purchaser Warranty that is expressly and specifically waived by the Seller or Sellers making such Seller Claim.

1.10 Nothing in this Deed shall or shall be deemed to abrogate or relieve the Sellers of any common law or other duty to mitigate any loss or damage.

1.11 Matters arising subsequent to this Deed. The Purchaser shall not be liable in respect of any matter in respect of a Seller Claim to the extent that the same would not have occurred but for:

(a)	acts of the Sellers:

(i)	any act, omission, admission of liability in contravention of paragraph 1.15(a), transaction or arrangement carried out at the written request of or with the written consent of the Sellers’ Representative before Closing or under the terms of this Deed or any Transaction Document; or

(ii)	any act, omission, admission of fact or liability, transaction or arrangement of the Sellers, after Closing (but not, for the avoidance of doubt, any such act, transaction or arrangement required to comply with any applicable laws or regulations);

(b)	changes in legislation:

(i)	the passing of, withdrawal of, or any change in, after the date of this Deed, any law, rule, regulation or administrative practice (or any generally accepted interpretation or application of any of the foregoing) of any Governmental Entity or regulatory body including (without prejudice to the generality of the foregoing) any increase in the rates of taxation or any imposition of taxation or any withdrawal of relief from taxation not actually (or prospectively) in effect at the date of this Deed; or

(c)	accounting and taxation changes:

(i)	any change in accounting or taxation policy, bases or practice of the Purchaser or any member of the Purchaser Group introduced or having effect after Closing.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

1.12 Net benefit. The Purchaser shall not be liable in respect of any Seller Claim for any loss suffered by the Sellers to the extent of any corresponding savings by or net benefit to the Sellers arising therefrom.

1.13 Loss of profits. The Purchaser shall not be liable in respect of any losses suffered by the Sellers to the extent that the losses relate to indirect or consequential loss or loss of profit.

1.14 Investigation by Purchaser. Without prejudice to the validity of the Seller Claim or alleged Seller Claim in question, the Sellers shall allow the Purchaser and its accountants and professional advisers to investigate the matter or circumstance alleged to give rise to such Seller Claim and whether and to what extent any amount is payable in respect of such Seller Claim and for such purpose the Sellers shall give, subject to their being paid all reasonable costs and expenses, all such information and assistance, including access to premises and personnel, and the right to examine and copy or photograph any assets, accounts, documents and records, as the Purchaser or its accountants or professional advisers may reasonably request subject to the Purchaser agreeing to keep all such information confidential and to use it only for the purpose of investigating and defending the Seller Claim in question.

1.15 Third party claim/liability. If the Seller Claim in question is as a result of or in connection with a Seller Claim by or liability to a third party then:

(a)	no admission of liability shall be made by or on behalf of the Sellers and the Seller Claim shall not be compromised, disposed of or settled without the consent of the Purchaser;

(b)	subject to indemnifying the Sellers against all losses incurred by them (or any of them) as a result of a request by the Purchaser, the Purchaser shall be entitled at its own expense in its discretion to take such action as it shall deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise or contest such claim or liability (including, without limitation, making counterclaims or other claims against third parties) in the name of and on behalf of the Sellers concerned and to have the conduct of any related proceedings, negotiations or appeals; and

(c)	the Sellers will give, subject to their being paid all reasonable costs and expenses, all such information and assistance, including access to premises and personnel, and the right to examine and copy or photograph any assets, accounts, documents and records, for the purpose of avoiding, disputing, denying, defending, resisting, appealing, compromising or contesting any such Seller Claim or liability as the Purchaser or its professional advisers reasonably request. The Purchaser agrees to keep all such information confidential and only to use it for the purpose of the Seller Claim in question.

1.16 Prior receipt. If, before the Purchaser pays an amount in discharge of any Seller Claim under this Deed, the Sellers recover or are entitled to recover (whether by payment, discount, credit, relief or otherwise) from a third party a sum which is referable to the subject matter of the Seller Claim, the Seller shall procure that, before steps are taken against the Purchaser under this Deed, all reasonable steps are taken to enforce such recovery and any actual recovery (less any reasonable costs incurred in such recovery) shall pro rata reduce or satisfy, as the case may be, such Seller Claim.

1.17 Subsequent recovery. If the Purchaser pays an amount in discharge of any Seller Claim under this Deed and the Sellers subsequently recover (whether by payment, discount, reduction in liabilities, credit, relief or otherwise) from a third party a sum which is referable to the subject matter of the Seller Claim, the Sellers shall pay promptly to the Purchaser an amount equal to (i) the sum recovered from the third party less any reasonable costs and expenses incurred in obtaining such recovery or (ii) if less, the amount previously paid by the Purchaser to the Seller.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

1.18 No right of set-off.

(a)	The Sellers shall not be entitled to exercise any right of set off or counter claim against or otherwise withhold payment of any sum stated to be payable by the Sellers to the Purchaser under the terms of this Deed or under any other agreement subsisting between them.

(b)	In all circumstances, save to the extent of any deduction or withholding required by law, the Sellers hereby waive and relinquish any right of set off or counterclaim, deduction, withholding or retention which the Sellers might otherwise have in respect of any claim under this Deed or any other Transaction Document.

1.19 Tax.

(a)	In calculating the liability of the Purchaser to any Seller for any breach of this Deed, there shall be taken into account the amount (if any) by which any taxation for which the relevant Seller would otherwise have been accountable or liable to be assessed is actually reduced or extinguished as a result of the matter giving rise to such liability or any repayment of taxation attributable to the matter giving rise to such liability.

(b)	Where any Seller is entitled to relief from taxation as referred to in paragraph (a) above, the relevant Seller will take all reasonable steps to obtain such relief, provided that such steps shall not include disclaiming other reliefs that might be available or claiming such relief ahead of any other relief that might be available to that Seller.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SCHEDULE 7

CONDUCT OF THE TARGET ENTITIES PRE CLOSING

1.1 Pursuant to clause 4 of this Deed, from the date of this Deed until Closing, the Sellers shall ensure that none of the following matters shall be undertaken without the express prior written consent of the Purchaser:

(a)	any change in the name or the registered office or principal place of business of the Lexicon LLP;

(b)	the admission of a new Managing Director, the removal of an existing Managing Director or the redesignation of a Managing Director as a Senior Adviser (in each case as those terms are defined in the Members’ Agreement);

(c)	the promotion of any Junior Member or Senior Adviser to be a Managing Director (in each case as those terms are defined in the Members’ Agreement);

(d)	any declaration that a Bad Leaver is a Good Leaver under the terms of the Members’ Agreement;

(e)	the recruitment of any employee other than a member of the support team;

(f)	amendments to the Members’ Agreement or the Schedule of Terms of any Member;

(g)	the acquisition, incorporation, formation, liquidation, winding up or termination of any company which is, or would be, a subsidiary undertaking of the Lexicon LLP or any similar or analogous action, including the acquisition of any business;

(h)	any expenditure above an amount of £100,000 (other than any expenditure relating to on-going property lease costs, monthly salary payments, payments of drawings, bonuses or profit shares, research subscriptions, insurance premia, Taxation payments of any kind (including, without limitation, VAT payments));

(i)	any transaction between any Target Entity and any Seller or any of his or her Related Parties;

(j)	any borrowing or raising of money by any Target Entities (including entering into any finance lease, but excluding normal trade credit) other than in the ordinary course of business;

(k)	the creation of any mortgage, charge or other security interest over or in respect of any assets of any Target Entity;

(l)	the participation in, or termination of, any partnership or joint venture, or any other arrangement or agreement which exposes any Target Entity to reputational risk or which contains restrictive covenants with respect to the conduct of the business of any Target Entity;

(m)	the commencement or settlement by any Target Entity of any material litigation, arbitration or similar proceedings in any jurisdiction which are not in the ordinary course of business;

(n)	the approval of the transfer or assignment of a Seller’s interest in the Lexicon LLP to a third party;

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

(o)	any decision to change the nature of the business of any Target Entity;

(p)	the transfer of any of the business or assets of any Target Entity to another party (whether that other party is an affiliate of any Target Entity or otherwise);

(q)	any sale of any Target Entity;

(r)	any decision for any Target Entity to cease business, or to become dormant; and

(s)	the termination or winding-up of any Target Entity.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SCHEDULE 8

INTENTIONALLY BLANK

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SCHEDULE 9

CLOSING ARRANGEMENTS

Part A : Seller Obligations

1.1 At Closing, the Sellers’ Representative shall deliver or ensure that there is delivered to the Purchaser (or made available to the Purchaser’s reasonable satisfaction):

(a)	in respect of each Target Entity, the certificate of incorporation, common seal (if it exists), share register or ledger and share certificate book (with any unissued share certificates) and all minute books and other statutory books (which shall be written up to but not including Closing) or such equivalent items in the relevant jurisdiction as are kept by the relevant Target Entity or which the law of the jurisdiction of incorporation of the Target Entity requires it to keep;

(b)	a deed of amendment of the Members’ Agreement, signed on behalf of each of the Sellers in a form to be Agreed; and

(c)	a duly executed Evercore LLP Schedule of Terms signed by (or on behalf of) each Seller.

1.2 The Sellers shall ensure that resolutions of the boards (as necessary to provide valid authorisation) of directors of each relevant Target Entity (or if required by the law of its jurisdiction or its articles of association, by-laws or other constitutional documents, of its shareholders) are passed by which such persons as the Purchaser may respectively notify to the Sellers’ Representative prior to Closing are appointed as directors or secretary of the Target Entities, and each Target Entity makes such amendments to its constitutional documents as the Purchaser and the Seller’s Representative may reasonably agree.

1.3 The Sellers shall procure that such proportions of the EBT Awards that are due to be paid by the Target Entities at Closing as described in the Disclosure Letter are so paid.

Part B : Purchaser Obligations

1.1 At Closing, the Purchaser shall:

(a)	deliver (or ensure that there is delivered to the Sellers’ Representative) an officer’s certificate confirming that the board of directors of the Purchaser has authorised the execution of and the performance by the Purchaser, and its subsidiaries, from time to time, of its and their obligations under this Deed and each of the Transaction Documents to be executed by it;

(b)	deliver copies of the Evercore LLP Agreement duly executed by the parties thereto;

(c)	procure the execution of all documentation (including the passing of relevant resolutions) of the Evercore LLP approving the appointment of all of the members of the Lexicon LLP immediately prior to Closing as members of the Evercore LLP with effect from Closing, including, without limitation, a duly executed Evercore LLP Schedule of Terms in respect of each such member;

(d)	procure delivery of an Evercore L.P. indemnity pursuant to clause 28 of the Evercore LLP Agreement;

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

(e)	pay by electronic funds transfer the Cash Consideration due to all of the Sellers taken as a whole to the Sellers’ Bank Account;

(f)	pay by electronic funds transfer all of the amounts due to the Loan Note Holders pursuant to clause 5.4 of this Deed to the Loan Note Holders’ Bank Account;

(g)	issue to each Seller the number of Unrestricted Shares set out opposite the name of such Seller in column 4 of Part A of the Consideration Memo (in the case of a Type A Seller) or column 4 of Part B of the Consideration Memo (in the case of a Type B Seller) to which such Seller is entitled;

(h)	issue to the Restriction Agent the number of Transfer Restricted Shares set out opposite the name of each Seller in column 5 of Part A of the Consideration Memo (in the case of a Type A Seller) or column 5 of Part B of the Consideration Memo (in the case of a Type B Seller) to which each Seller is entitled under the terms of Schedule 10 (such issuance to be made subject to the terms set out in Schedule 10);

(i)	implement the Retention Awards in accordance with the terms set out in Schedule 2.

Part C : General

1.1 At Closing, the Sellers and the Purchaser shall execute and deliver to each other (or procure that their relevant Related Parties shall execute and deliver) the following other documents in the Agreed Form required by this Deed to be executed on Closing, namely:

Evercore LLP Agreement

Revised LLP Agreement

1.2 All documents and items delivered at Closing pursuant to this Schedule 9 shall be held by the recipient to the order of the person delivering the same until such time as Closing shall be deemed to have taken place.

1.3 The Sellers and the Purchaser shall negotiate in good faith with a view to agreeing before the Closing Date the final form of any Transaction Document which is not in Agreed Form at the date hereof.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SCHEDULE 10

TERMS OF ISSUANCE OF TRANSFER RESTRICTED SHARES, UNVESTED SHARES

AND PAYMENT OF DEFERRED CASH CONSIDERATION

1. ISSUANCE AND FORFEITURE OF TRANSFER RESTRICTED SHARES

1.1 The Transfer Restricted Shares to which any Seller is entitled on the Closing Date under the terms of this Deed shall be issued to the Restriction Agent on the Closing Date and, other than in the circumstances described in paragraph 1.2 below, shall be held by the Restriction Agent to the order of the Purchaser until the earlier of 30 June 2012 and the date of the first Purchaser-Sponsored Secondary Offering following Closing, following which date the Purchaser shall instruct the Restriction Agent to deliver such Transfer Restricted Shares to the Seller and they shall become freely transferable (subject to applicable US securities laws). The Purchaser shall give the Sellers sufficient notice of any proposed Purchaser-Sponsored Secondary Offering which is to occur following the Closing Date to enable the Sellers to decide whether they wish to instruct the Purchaser to include the Transfer Restricted Shares to which they are entitled under the terms of this Deed in such Purchaser-Sponsored Secondary Offering and, if so instructed, the Purchaser will include any such Transfer Restricted Shares in such Purchaser-Sponsored Secondary Offering, subject to pro-rata reduction along with all of the other selling stockholders. The Transfer Restricted Shares to which any Seller is entitled on the Closing Date shall be subject to forfeiture in accordance with paragraphs 4, 5 and 6 below until the earlier of 30 June 2012 and the date of the first Purchaser-Sponsored Secondary Offering following Closing.

1.2 In the event that the Purchaser wishes to conduct a Purchaser-Sponsored Secondary Offering following the date of this Deed but prior to the Closing Date then:

(a)	the Purchaser shall give the Sellers notice of the proposed Purchaser-Sponsored Secondary Offering and the elections made by the Sellers as set out in column 2 of Part F of the Consideration Memo instructing the Purchaser to include in the Purchaser-Sponsored Secondary Offering an equivalent number of Shares to the Transfer Restricted Shares to which they will become entitled under the terms of this Deed on Closing shall apply and, if so instructed, the Purchaser will include all such Shares in the Purchaser-Sponsored Secondary Offering subject to pro-rata reduction along with all of the other selling stockholders;

(b)	if any Shares are sold in the Purchaser-Sponsored Secondary Offering pursuant to an instruction given under paragraph (a) above, then instead of issuing that number of Transfer Restricted Shares to the Restriction Agent on the Closing Date, the Purchaser will withhold the cash proceeds (in pounds sterling) from the sale of such Shares until the last Business Day of December 2011 whereupon such proceeds, together with interest at the Agreed Rate from the Closing Date, shall be paid to the Seller; and

(c)	any Transfer Restricted Shares which are not included in the Purchaser-Sponsored Secondary Offering will be issued to the Restriction Agent on the Closing Date as referred to in clause 1.1 above, but shall only remain subject to the order of the Purchaser and to forfeiture in accordance with paragraphs 4, 5 and 6 below, until the last Business Day of December 2011 on which date the Purchaser shall instruct the Restriction Agent to deliver such Transfer Restricted Shares to the Seller and they shall become freely transferable (subject to applicable US securities laws).

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

2. VESTING OF UNVESTED SHARES

2.1 Subject to paragraphs 4, 5 and 6 below, one third of the total number of Unvested Shares set out opposite the name of each Type A Seller in column 6 of Part A of the Consideration Memo shall vest on each of 30 June 2013, 30 June 2014 and 30 June 2015 (each a Vesting Date).

2.2 Subject to paragraph 4, 5 and 6 below, one third of the total number of Unvested Shares set out opposite the name of each Type B Seller in column 6 of Part B of the Consideration Memo shall vest on each of 30 June 2012, 30 June 2013 and 30 June 2014 (each a Vesting Date).

2.3 Following the vesting of any Unvested Shares in accordance with paragraphs 2.1 and 2.2 above or paragraph 4.1, they will become Transfer Restricted Shares and shall be issued to the Restriction Agent and held to the order of the Purchaser until (subject to paragraph 4.2) the earlier of:

(a)	the first anniversary of the relevant Vesting Date; and

(b)	the date of the first Purchaser-Sponsored Secondary Offering to occur following the relevant Vesting Date,

(the Delivery Date) whereupon the Purchaser shall instruct the Restriction Agent to deliver such Transfer Restricted Shares to the Seller and they shall become freely transferable (subject to applicable US securities laws).

2.4 The Purchaser shall give the Sellers sufficient notice of any proposed Purchaser-Sponsored Secondary Offering which is to occur following a Vesting Date to enable the Sellers to decide whether they wish to instruct the Purchaser to include any Transfer Restricted Shares to which they are entitled under the terms of this Deed in such Purchaser-Sponsored Secondary Offering and, if so instructed, the Purchaser will include any such Transfer Restricted Shares in the Purchaser-Sponsored Secondary Offering subject to pro-rata reduction along with all of the other selling stockholders.

2.5 Subject to paragraph 8, no Seller may assign or otherwise transfer any Transfer Restricted Shares or grant any Third Party Right over any Transfer Restricted Shares between the relevant Vesting Date and the relevant Delivery Date.

3. VESTING OF DEFERRED CASH CONSIDERATION

3.1 Subject to paragraphs 4, 5 and 6 below, one third of the total amount of Deferred Cash Consideration set out opposite the name of each Type A Seller in column 7 of Part A of the Consideration Memo shall vest on each of 30 June 2013, 30 June 2014 and 30 June 2015 (each a Vesting Date).

3.2 Subject to paragraphs 4, 5 and 6 below, one third of the total amount of Deferred Cash Consideration set out opposite the name of each Type B Seller in column 7 of Part B of the Consideration Memo shall vest on each of 30 June 2012, 30 June 2013 and 30 June 2014 (each a Vesting Date).

3.3 Following the vesting of any Deferred Cash Consideration in accordance with paragraphs 3.1 and 3.2 above or paragraph 4.1, the relevant amount of Deferred Cash Consideration shall be payable to the Seller on (subject to paragraph 4.2) the earlier of:

(a)	the first anniversary of the relevant Vesting Date; and

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

(b)	the date of the first Purchaser-Sponsored Secondary Offering to occur following the relevant Vesting Date,

(the Delivery Date) whereupon the Deferred Cash Consideration shall be paid to the Sellers (in each case, together with interest at the Agreed Rate from the Closing Date until the Delivery Date, less any withholding tax required by law to be deducted therefrom).

4. ACCELERATED VESTING AND OTHER LEAVER PROVISIONS

4.1 Notwithstanding any other provision in this Schedule, Unvested Shares and Unvested Deferred Cash Consideration shall vest in full and (subject to paragraph 4.2) become subject to the Transfer Restrictions:

(a)	upon the death of the Seller; or

(b)	upon the Permanent Incapacity of the Seller; or

(c)	subject to paragraphs 4, 5 and 6 below, upon Dismissal Without Cause of the Seller;

(d)	subject to paragraphs 4, 5 and 6 below, upon a Change of Control;

(e)	subject to paragraphs 4, 5 and 6 below, upon the Qualifying Retirement of the Seller;

(f)	(without prejudice to any other rights which may be available to the Sellers) upon the occurrence of a Terminating Material Breach as defined in clause 21.2 of the Evercore LLP Agreement; or

(g)	upon any amendment being made to the Profit Sharing Principles (as defined in the Evercore LLP Agreement) of the Evercore LLP without the prior written consent of the Sellers’ Representative,

(each a Qualifying Reason).

4.2 In the circumstances described in paragraphs 4.1(a), 4.1(b), 4.1(f) and 4.1(g):

(a)	all of that Seller’s Transfer Restricted Shares shall cease to be subject to any Transfer Restriction and the Purchaser shall instruct the Restriction Agent to deliver such Transfer Restricted Shares to the Seller (or their personal representatives) as soon as practicable whereupon they shall become freely transferable (subject to applicable US securities laws); and

(b)	all of that Seller’s Deferred Cash Consideration shall be paid to the Sellers (in each case, together with interest at the Agreed Rate from the Closing Date until the payment date, less any withholding tax required by law to be deducted therefrom).

4.3 In the circumstances described in paragraphs 4.1(c), 4.1(d) and 4.1(e) there shall be no automatic change in respect of the Transfer Restrictions, but (i) the Purchaser may agree to release/reduce the Transfer Restrictions on a case by case basis, and (ii) upon a Change of Control the Purchaser will reduce or release the Transfer Restrictions if it agrees a similar release for other persons who are Managers of the Purchaser Group from time to time.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

4.4 If a Seller is Dismissed for Cause, the Seller shall forfeit on the Termination Date any entitlement to:

(a)	any Transfer Restricted Shares, together with all certificates representing such Transfer Restricted Shares;

(b)	any Unvested Shares; and

(c)	any Deferred Cash Consideration in respect of which the Delivery Date for payment has not yet occurred pursuant to the terms of this Deed as at the Termination Date.

4.5 If a Seller ceases to be a Manager for any reason other than either (i) a Qualifying Reason, or (ii) as a result of being Dismissed for Cause, (such reason being a Non-Qualifying Reason) then:

(a)	such Seller shall, on the Leaving Date, forfeit any entitlement to Unvested Shares and Unvested Deferred Cash Consideration; and

(b)	the Delivery Dates that apply to that Seller’s Transfer Restricted Shares and Vested Deferred Cash Consideration, as the case may be, shall be extended to 31 December 2016 (in the case of a Type A Seller) and 31 December 2015 (in the case of a Type B Seller).

5. POST-TERMINATION COMPETITION

5.1 The restrictions contained in the following table shall apply to Sellers who cease to be Managers:

Restrictions applying to Senior Managing Directors	Restrictions applying to Sellers who are not Senior Managing Directors

If Manager ceases to be a Manager following a Change of Control, he will not engage in Competitive Activity until the expiry of six months from the Change of Control	If Manager ceases to be a Manager following a Change of Control, he will not engage in Competitive Activity until the expiry of three months from the Change of Control

If Manager ceases to be a Manager other than (a) following a Change of Control or (b) for the reasons set out in paragraphs 4.1(a), 4.1(b), 4.1(f) or 4.1(g), he will not for a period of six months from the Termination Date engage in Competitive Activity	If Manager ceases to be a Manager other than (a) following a Change of Control or (b) for the reasons set out in paragraphs 4.1(a), 4.1(b), 4.1(f) or 4.1(g), he will not for a period of three months from the Termination Date engage in Competitive Activity

5.2 Upon the Dismissal Without Cause of a Manager (other than where he or she is Constructively Dismissed (as defined in the Evercore LLP Agreement)), then the period for which the restriction applying to that Manager in paragraph 5.1 above shall be reduced so that such period shall expire on the same date as the expiry of that Manager’s notice period.

5.3 If a Manager breaches his obligations under paragraph 5.1 or 5.2 above, the Manager shall on the date on which such breach is either (i) admitted in writing by that Manager or (ii) determined by a court of competent jurisdiction against the Manager, which determination is not appealed by the Manager within 20 Business Days:

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

(a)	forfeit any Transfer Restricted Shares, together with all certificates representing such Transfer Restricted Shares; and

(b)	forfeit any right to (i) Unvested Shares and (ii) Deferred Cash Consideration that is not already due to that Seller pursuant to the terms of this Deed as at that date.

6. COMPETITION AFTER VOLUNTARY RETIREMENT

6.1 Any Seller who ceases to be a Manager as a result of (i) Qualifying Retirement or (ii) a Non-Qualifying Reason and subsequently engages in Competitive Activity at any time prior to a relevant Delivery Date shall forfeit their Transfer Restricted Shares and Vested Deferred Cash Consideration at the date of the commencement of such Competitive Activity.

7. DIVIDEND EQUIVALENT SHARES, INTEREST AND TAX LIABILITIES

7.1 In respect of any Unvested Shares, additional Unvested Shares (the Dividend Equivalent Shares) will be issued with a value equal to any dividend that would have been payable had the Unvested Share been delivered at Closing. The Dividend Equivalent Shares shall be subject to the terms of this Schedule and shall:

(a)	vest at the same time as the Unvested Shares in respect of which such Dividend Equivalent Shares are to be issued (at which time they will become Transfer Restricted Shares); and

(b)	be subject to the provisions set out in paragraphs 4, 5 and 6 above.

7.2 The Purchaser shall instruct the Restriction Agent to deliver Dividend Equivalent Shares to the relevant Seller on the same Delivery Date as the Transfer Restricted Shares in respect of which the Dividend Equivalent Shares are issued.

7.3 All cash dividends payable in respect of any Transfer Restricted Shares shall be paid to the Restriction Agent and held to the order of the Purchaser until such time as such Transfer Restricted Shares are no longer subject to a Transfer Restriction in accordance with this Schedule 10. Interest at LIBOR plus 50 basis points shall accrue on all cash dividends paid to the Restriction Agent under this paragraph 7.3.

7.4 Interest at the Agreed Rate on Deferred Cash Consideration shall be paid to each Seller from the Closing Date up to and including the date of actual payment of the Deferred Cash Consideration to the Seller.

7.5 To the extent consistent with the Purchaser’s policies in relation to other Managers of the Purchaser Group, a Seller shall have the right to elect (in writing by notice to the Purchaser) to sell Transfer Restricted Shares or to receive vested or unvested Deferred Cash Consideration with a value equal to the amount of any tax liability in relation to (i) the issue of such Dividend Equivalent Shares, (ii) any cash dividends received in relation to Transfer Restricted Shares; or (iii) any interest received on vested Deferred Cash Consideration.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

8. DONATIONS TO CHARITY

8.1 Each year, a Seller may, whether or not still a Member, subject to applicable US securities laws, donate to any Charity (by way of gift for nil consideration) up to twenty per cent. of any Transfer Restricted Shares and any Vested Deferred Cash Consideration.

9. ADJUSTMENT OF TRANSFER RESTRICTED SHARES, UNVESTED SHARES, AND DIVIDEND

EQUIVALENT SHARES

In the event of any increase or variation in the capital stock of the Purchaser by way of stock split, recapitalisation, consolidation or merger, or otherwise, or the implementation by the Purchaser of a spin-off, or the payment by the Purchaser of a super-dividend (which in the case of a spin-off or payment of a super-dividend would materially affect the value of any Transfer Restricted Shares, Unvested Shares and Dividend Equivalent Shares) the Purchaser shall make such adjustment (if any is required) to the number of Transfer Restricted Shares, Unvested Shares and Dividend Equivalent Shares to which any Seller remains entitled as is required to put the Seller in the same position as he would have been in had he held all Unrestricted Shares (rather than Unvested Shares, Transfer Restricted Shares or Dividend Equivalent Shares) at the time the increases or variation in capital stock occurred.

10. FORFEITURE OF SHARES

In the event that a Seller must forfeit Transfer Restricted Shares in accordance with this Schedule 10, the Purchaser shall be entitled to instruct the Restriction Agent to transfer to the Purchaser for nil consideration such Transfer Restricted Shares, together with all certificates representing such Transfer Restricted Shares.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SCHEDULE 11

TAX

Contents

Part A	Tax Warranties
Part B	Tax Covenant
Part C	Withholdings, gross up and VAT
Part D	Definitions and Interpretation

Part A Tax Warranties

1. GENERAL/COMPLIANCE

1.1 Disputes, investigations. No Target Entity is involved in any current dispute with any tax authority or is or has in the last six years been the subject of any investigation, enquiry, audit or non routine visit by any tax authority. So far as the Sellers are aware in relation to each Target Entity there is no planned investigation, enquiry, audit or non routine visit by any tax authority.

1.2 Rulings etc. Any transaction in respect of which any consent, ruling, confirmation or clearance (each a ruling) was obtained from any tax authority by a Target Entity has been carried out only in accordance with the terms of such ruling and the application on which the ruling was based and at a time when such ruling was valid and effective. So far as the Sellers are aware, no facts or circumstances have arisen since any such ruling was obtained which would cause the ruling to become invalid or ineffective.

1.3 Demergers. No Target Entity has been concerned in any exempt distribution within Chapter 5, Part 23 of CTA 2010 within the period of six years preceding Closing (demergers: exempt distributions).

1.4 Returns etc. So far as the Sellers are aware, each Target Entity has duly, and within any appropriate time limits, made all returns, given all notices and supplied all information required for tax purposes to the relevant tax authority and maintained all records required for tax purposes, in each case as required during the three years prior to the date hereof.

1.5 Dormant companies. Neither the Sellers nor any of the Target Entities have received any written indication that HMRC are challenging or plan to challenge the dormant status of Lexicon Capital Ltd, Lexicon Capital Partners Ltd, Lexicon Corporate Finance Ltd and Lexicon Securities Ltd.

1.6 Special arrangements. So far as the Sellers are aware, no tax authority currently operates any special arrangement (being an arrangement which is not based on relevant legislation or any published practice) in relation to any Target Entity’s affairs.

2. LOSSES AND RELIEFS

2.1 Group composition. In relation to each Subsidiary resident in the UK for UK corporation tax purposes (together UK Subsidiaries and each a UK Subsidiary):

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

(a)	100 per cent of the issued share capital of each UK Subsidiary is directly or indirectly (i.e. through another body corporate or other bodies corporate) owned by Lexicon Group Limited (the Parent Entity);

(b)	no UK Subsidiary has entered into any loan as borrower with a party that is not a Target Entity; and

(c)	other than in respect of the transactions contemplated pursuant to this Deed, there are no arrangements in place as a result of which:

(i)	the statement in paragraph 2.1(a) above would cease to be true in relation to any UK Subsidiary; and

(ii)	a person other than a Target Entity has or could obtain, control of any UK Subsidiary.

2.2 Section 171A and 179A Elections. No Target Entity has, within the last six years made any election under section 171A or 179A of the TCGA, paragraph 66 of Schedule 29 to the Finance Act 2002 or section 792 of CTA 2009.

2.3 Holdover and depreciating assets. No asset of any Target Entity has any “held-over gain” as referred to in section 154 of the TCGA to which section 154(2) of the TCGA applies.

3. CLOSE COMPANIES

No Subsidiary has made any loans to participators since the Locked Box Date, so as to give rise to any liability to tax under Chapter 3, Part 10 of CTA 2010 (loans to participators and associates).

4. COMPANY RESIDENCE ETC.

4.1 Residence/permanent establishment. No tax authority outside a Target Entity’s country of incorporation (a foreign tax authority) has provided any written indication to the Sellers or a Target Entity that it considers any Target Entity to be tax resident or otherwise subject to tax by virtue of having a permanent establishment in any country other than its country of incorporation. So far as the Sellers are aware, each Target Entity is and has at all times been resident in its country of incorporation for tax purposes and has not at any time been treated as a resident in any other jurisdiction for any tax purpose.

4.2 Agency, permanent establishment. No tax authority has provided any written indication to the Sellers or a Target Entity that it considers that any Target Entity is liable for any tax as the agent of any other person or business or constitutes a permanent establishment of any other person, business or enterprise for any tax purpose.

5. VALUE ADDED TAX

5.1 Interpretation. For the purposes of this paragraph 5 the expression VAT legislation shall include the Value Added Tax Act 1994 and all other enactments in relation to value added tax and all notices, provisions and conditions made or issued thereunder including the terms of any agreement reached with HM Revenue & Customs or any concession referred to in the Disclosure Letter. This paragraph 5 shall apply, with appropriate modifications, to any value added or other sales or turnover tax in any jurisdiction other than the UK to which any Target Entity is subject.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

5.2 Compliance. Each Target Entity:

(a)	is registered for the purposes of VAT, has been so registered at all times that it has been required to be registered by VAT legislation, and such registration is not subject to any conditions imposed by or agreed with HM Revenue & Customs;

(b)	is not and has not been treated as a member of a group for the purposes of VAT legislation, and has not applied for such treatment;

(c)	has not within three years prior to the date hereof been issued by any tax authority any penalty liability notice, written warning of failure to comply, surcharge liability notice or requirement to give security as a condition of making taxable supplies.

6. STAMP TAXES

6.1 General. All documents in the possession or under the control of each Target Entity or to the production of which any Target Entity is entitled which establish or are necessary to establish the title of any Target Entity to any asset, or by virtue of which any Target Entity has any right, have been duly stamped and any applicable stamp duties or charges in respect of such documents have been duly accounted for and paid, and no such documents which are outside the United Kingdom would attract stamp duty if they were brought into the United Kingdom.

6.2 Deferred payments. No Target Entity has made any application to defer payment of stamp duty land tax pursuant to section 90 Finance Act 2003.

Part B : Tax Covenant

1. COVENANT TO PAY

1.1 The Sellers hereby severally covenant with the Purchaser (for itself and as trustee for its successors in title) to pay to the Purchaser an amount equivalent to:

(a)	any actual tax liability arising in respect of or by reference to:

(i)	any income, profits or gains earned, accrued or received on or before Closing; or

(ii)	any event which occurs or occurred on or before Closing;

(b)	any deemed tax liability;

(c)	any tax or any amount on account of tax which any Target Entity, or any other member of the Purchaser’s Group, is required to pay as a result of a failure by any of the Sellers or any person connected or associated in any way with any Seller (other than the Target Entities) to discharge any tax which is properly assessed on them;

(d)	any irrecoverable VAT (and any related penalties and interest) in respect of supplies made on or before Closing to any of the Target Entities in the event that it is concluded that the reverse charge should have been applied to such supplies;

(e)	any United Kingdom income tax and/or national insurance contributions (and any related penalties and interest) for which any Target Entity or any other member of the

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

Purchaser’s Group is required to account to HM Revenue & Customs, arising in respect of the provision of the services before Closing of any past or present members of the Lexicon LLP other than the Sellers to any Target Entity (by virtue of such arrangements giving rise to an actual employment relationship with a Target Entity, as a result of the application of the IR35 rules or otherwise);

(f)	any United Kingdom income tax and/or national insurance contributions (and any related penalties and interest) for which any Target Entity or any other member of the Purchaser’s Group is required to account to HM Revenue & Customs, arising in respect of any profit allocations to Junior Members in respect of profits earned, accrued or received by the Lexicon LLP on or before the Locked Box Date, whether paid or payable before, on or after Closing; and

(g)	25% of any United Kingdom income tax and/or national insurance contributions (and 25% of any related penalties and interest) for which any Target Entity or any other member of the Purchaser’s Group is required to account to HM Revenue & Customs, which arise in respect of any Retention Awards payable (whether in cash, securities, contractual entitlements to securities or otherwise) to Junior Members, in each case, to the maximum extent permissible by law.

1.2 Each Seller hereby covenants individually (notwithstanding the references to percentage amounts in clause 6.6(d) to pay to the Purchaser an amount equal to all United Kingdom income tax and national insurance contributions (and any related penalties and interest) for which any Target Entity or any other member of the Purchaser’s Group is required to account to HM Revenue & Customs which arises in respect of:

(a)	the sale of Units by that Seller or the procurement of the repayment of Loan Notes to that Seller under this Deed;

(b)	the acquisition by that Seller of any Shares or Deferred Cash Consideration (or any present or future entitlement to such Shares or Deferred Cash Consideration contemplated by this Deed) and/or any subsequent disposal of such Shares or Deferred Cash Consideration;

(c)	without limitation to the generality of (a) above, the entering into of any relevant election(s) under Part 7 of ITEPA 2003 by that Seller in relation to such Shares or Deferred Cash Consideration;

(d)	without limitation to the generality of (a) above, the occurrence of any other event or circumstance giving rise to tax in respect of such Shares or Deferred Cash Consideration under section 426 ITEPA;

(e)	a failure by that Seller to make any payment required pursuant to the covenants in (a) to (d) above within any period specified for tax purposes (whether under section 222(1)(c) of ITEPA or otherwise) save to the extent that such failure is attributable to the Purchaser failing to notify the Sellers’ Representative within a reasonable period of any payment made in respect of PAYE or national insurance contributions;

(f)	the provision of the Sellers’ services to any Target Entity before Closing (by virtue of such arrangements giving rise to an actual employment relationship with a Target Entity, as a result of the application of the IR35 rules or otherwise), in each case, to the maximum extent permissible by law.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

2. EXCLUSIONS

2.1 Subject to paragraph 2.2 below, the covenants contained in paragraphs 1.1(a), 1.1(b), 1.1(d), 1.1(e), 1.1(f), 1.1(g) and 1.2 above shall not cover any tax liability and the Sellers shall not be liable under the Tax Warranties in respect of any loss consisting of any tax liability to the extent that:

(a)	provision or reserve in respect of that tax liability has been made in the Audited Accounts (and not released prior to Closing), or the tax liability was otherwise taken into account as a liability in the preparation of the Audited Accounts with the effect of actually reducing Net Profits (with no release or reversal prior to Closing), or the tax liability was paid or discharged before Closing and, where such payment or discharge took place after the Locked Box Date, provision or reserve in respect of that tax liability has been made in the Audited Accounts (and not released prior to Closing), or it was taken into account as a liability in the preparation of the Audited Accounts with the effect of actually reducing Net Profits, but excluding, in any case, for the avoidance of doubt any provision or reserve or other amount taken into account in respect of any personal tax liability of any member of the Lexicon LLP for which a Target Entity is not or may not be liable to account to HM Revenue & Customs (e.g. under PAYE or in respect of national insurance contributions);

(b)	the tax liability arises in respect of, by reference to or in consequence of:

(i)	any trading income, profits or gains earned, accrued or received by a subsidiary in the ordinary course of business of the relevant Target Entity (as carried on at the date of this Deed) in respect of the period between the Locked Box Date and Closing; or

(ii)	any event occurring between the Locked Box Date and Closing in the ordinary course of business of the Target Entity to which the tax liability relates (as carried on at the date of this Deed),

provided that (A) any change in the members of the Lexicon LLP, any award of Units to new or existing members of the Lexicon LLP or any reallocation of Units between members of the Lexicon LLP shall not be regarded as occurring in the ordinary course of business of the Lexicon LLP and (B) this exclusion 2.1(b) shall not apply to the extent that the tax liability arises in respect of, by reference to or in consequence of any Leakage in breach of the undertaking in paragraph 4.1 of Schedule 2 to this Deed;

(c)	the tax liability would not have arisen but for a voluntary transaction, action or omission carried out or effected by a Target Entity, the Purchaser, or any other member of the Purchaser’s Group at any time after Closing, except that this exclusion shall not apply where any such transaction, action or omission:

(i)	is carried out or effected pursuant to a legally binding commitment of a Target Entity created on or before Closing, or which for some other reason could not reasonably have been avoided; or

(ii)	is carried out or effected in the ordinary course of business as carried on by the relevant Target Entity;

(d)

the tax liability arises or is increased as a result of (i) any increase in rates of tax, (ii) any change in law, (iii) any change in the generally published interpretation or practice of any tax authority or (iv) any change in financial reporting or accounting standards or practice, in each case which is announced and comes into force after Closing (in each case including with retrospective effect) except that this exclusion shall not apply to any tax

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

liability which arises as a result of any such change in law imposing tax on the Lexicon LLP in respect of the income, profits or gains of the Lexicon LLP; or

(e)	the tax liability arises or is increased as a result of a change after Closing (including with retrospective effect) in any accounting policy or tax reporting practice of any Target Entity, other than a change which is necessary in order to comply with the law or generally accepted accounting principles applicable to that Target Entity at Closing or a change which is necessary to correct a previously incorrect position adopted by the Sellers to the extent that position was incorrect based on generally accepted accounting principles applicable to the relevant Target Entity at Closing or

(f)	any relief other than a Purchaser’s relief is available, or is for no consideration made available by any Seller, to any of the Target Entities to set against or otherwise mitigate the tax liability; or

(g)	the tax liability would not have arisen but for:

(i)	the making of a claim, election, surrender, revocation or disclaimer, the giving of a notice or consent, or the doing of any other thing under the provisions of any enactment or regulation relating to tax, in each case after Closing and by the Purchaser, any Target Entity, or any member of the Purchaser’s Group or any person connected or associated with any of them and otherwise than at the express written direction of the Sellers’ Representative or its duly authorised agents or to the extent attributable to any action taken by the Sellers in performing their obligations under paragraph 7; or

(ii)	the failure or omission on the part of any Target Entity after Closing otherwise than at the express written direction of the Sellers’ Representative to make any such valid claim, election, surrender or disclaimer, or to give any such notice or consent or to do any other such thing, as the Seller’s Representative may require in respect of periods or matters for which the Sellers have conduct under paragraph 7.

(h)	the tax liability would not have arisen but for an act carried out by the Sellers or a Target Entity (i) prior to Closing at the written request or with the express written approval of the Purchaser (provided, for the avoidance of doubt, that the mere fact that any act is contemplated by the terms of this Deed (including, without limitation as a category of Leakage or Permitted Leakage) shall not constitute such express written approval of the Purchaser) or (ii) pursuant to the Restructuring Transactions; or

(i)	the tax liability would not have arisen but for a failure by the Purchaser to comply with any of its obligations under this Schedule; or

(j)	the tax liability is in respect of any interest and penalties to the extent that such interest and penalties are attributable to unreasonable delay by the Purchaser, or any member of the Purchaser’s Group or, after Closing, any Target Entity, save to the extent attributable to any failure by the Sellers in performing their obligations under paragraph 7; or

(k)	any income, profits or gains to which the tax liability is attributable were actually earned or received by or actually accrue to any Target Entity on or before the Locked Box Date but were not reflected in the Audited Accounts, except to the extent that the benefit of such income, profits or gains has been obtained by the Sellers (or any other members of the Lexicon LLP) whether by any allocation, distribution or other payment by the Lexicon LLP or indirectly via the mechanisms set out in Schedule 2 to this Deed); or

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

(l)	the tax liability would not have arisen but for a cessation of trade, or a change in the nature or conduct of trade by any Target Entity on or after the Closing Date; or

(m)	the tax liability is in respect of any national insurance and/or PAYE liability which arises in relation to any Retention Awards payable (whether in cash, securities, contractual entitlements to securities or otherwise) to Junior Members and exceeds 25% of any national insurance and/or PAYE liability (and 25% of any related penalties and interest).

2.2 The exclusions contained at 2.1(b), 2.1(k) and 2.1(l) will not apply in respect of the covenants contained in paragraphs 1.1(e), 1.1(f), 1.1(g) and 1.2 above.

2.3 The covenant contained in paragraph 1.1(c) above shall not cover any liability in respect of tax, to the extent that such taxation:

(a)	has been recovered by the Purchaser, after Closing, any Target Entity or any other member of the Purchaser’s Group under any relevant statutory provision; or

(b)	is taxation payable or suffered by reference to any profits earned, accrued, received or otherwise recognised by a Target Entity other than the Lexicon LLP.

2.4 The Sellers shall not be liable under the Tax Warranties in respect of any tax liability if and to the extent that the fact, matter, event or circumstance giving rise to any claim under the Tax Warranties was fairly disclosed in the Disclosure Letter.

3. COSTS

The covenants contained in paragraph 1 shall extend to all costs and expenses reasonably incurred by the Purchaser or any of the Target Entities in connection with a successful claim under this Part of this Schedule or in connection with the subject matter of any such claim.

4. DUE DATE OF PAYMENT

4.1 Where a claim under this Part of this Schedule relates to a liability to make or suffer an actual payment or increased payment of tax or an amount in respect thereof, the Sellers shall pay to the Purchaser the amount claimed under this Part of this Schedule in respect thereof on or before the date which is the later of the date ten Business Days after demand is made therefor under this Part of this Schedule and the fifth Business Day prior to:

(a)	in the case of tax in respect of which there is no provision for payment by instalments, the latest date on which the tax in question can be paid to the relevant tax authority in order to avoid a liability to interest or penalties accruing; or

(b)	in the case of tax in respect of which there is provision for payment by instalments, each date on which an instalment of such tax becomes payable (and so that on each such date an appropriate proportion of the amount claimed shall be paid, such proportion to be notified by the Purchaser to the Sellers’ Representative at least five Business Days prior to each such date).

4.2 Where a claim under this Part of this Schedule relates to the loss or set off of a repayment of tax, the Sellers shall pay to the Purchaser the amount claimed under this Part of this Schedule in respect thereof on or before the date which is the later of the date ten Business Days after demand is made therefor under this Part of this Schedule and the date when such repayment would have been due were it not for such loss or setting off.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

4.3 Where a claim under this Part of this Schedule relates to the loss, use or set off of any relief other than a repayment of tax, the Sellers shall pay to the Purchaser the amount claimed under this Part of this Schedule in respect thereof on or before the date which is the later of the date ten Business Days after demand is made therefor under this Part of this Schedule, and:

(a)	in the case of a relief which is used or set off, the date or dates referred to in paragraph 4.1(a) or 4.1(b) that would have applied to the tax saved by the use or set off of the relief if that tax had been payable; or

(b)	in the case of a relief which is lost, the date or dates referred to in paragraph 4.1(a) or 4.1(b) that apply to the tax which but for such loss would have been saved by virtue of such relief, ignoring for this purpose the effect of reliefs (other than deductions in computing profits for the purposes of tax) arising in respect of an event occurring or period ending after Closing

4.4 Paragraphs 4.1, 4.2 and 4.3 shall apply to any additional amount payable under paragraph 3 of this Part and paragraph 1 of Part C of this Schedule so that such amount shall be paid on the later of the date ten Business Days after demand is made therefor by or on behalf of the claimant and such other date or dates determined under paragraphs 4.1, 4.2 and 4.3 in relation to the tax, relief or costs or expenses to which the claim under this Part of this Schedule in respect of which such additional amount is due, relates.

5. RECOVERY FROM THIRD PARTIES

5.1 If any payment is made by the Sellers under this Schedule in discharge of a liability which arises under this Schedule in respect of a liability in respect of tax and the Purchaser, any member of the Purchaser’s Group or the Target Entity concerned becomes aware (or ought reasonably to be aware) that it is or has become entitled to recover or obtain from any person other than the Purchaser, any Target Entity or any person connected with any of them a payment or relief in respect of the tax liability in question, then the Purchaser shall:

(a)	as soon as reasonably practicable notify the Sellers’ Representative of such entitlement and shall, if so requested by the Sellers’ Representative and (subject to the Purchaser and the relevant Target Entity being indemnified to their reasonable satisfaction by the Sellers against all losses (including additional taxation), damages, costs and expenses which may be reasonably incurred) take and procure that the relevant entity takes all reasonable steps to enforce that recovery (keeping the Sellers’ Representative informed of the progress of any action taken); and

(b)	to the extent any such payment or relief is subsequently received by the Purchaser or the Target Entity concerned, pay to the Sellers’ Representative (on behalf of the Sellers) an amount equal to the amount received or the amount that the Purchaser or the Target Entity concerned saves by virtue of the receipt of the relief (less the amount of all costs and expenses in obtaining such payment or relief, and net of any tax payable on the amount received or that would have been payable but for the use or set off of any Purchaser’s relief) to the extent that the payment to the Sellers’ Representative does not exceed the payment originally made by the Sellers (net of any tax suffered thereon by the Purchaser which was not subject to an increased payment under paragraph 1 of Part C of this Schedule), and to the extent that the right to such payment or relief is not prejudiced thereby.

5.2 Where the Purchaser or the Target Entity concerned receives a relief as referred to in paragraph 5.1, a payment shall be made to the Sellers’ Representative within 10 Business Days of the date on which the tax that would have been payable but for the relief would have become

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

payable to a tax authority, and shall not be made to the extent that, but for the use of such relief, the Target Entity concerned would have had an actual tax liability in respect of which the Purchaser would have been able to make a claim against any Seller under this Part of this Schedule. In all other cases, payment shall be made within 10 Business Days of receipt of the relevant amount under Clause 5.1.

6. NOTIFICATION OF CLAIMS AND CONDUCT OF DISPUTES

6.1 If the Purchaser or, after Closing, any Target Entity or any other member of the Purchaser’s Group becomes aware of any actual or potential tax claim then the Purchaser shall give written notice of that tax claim to the Sellers’ Representative (or shall procure that such notice is given) as soon as reasonably practicable and shall (subject to paragraphs 6.2 and 6.3) take (or shall procure that the relevant Target Entity shall take) such action as the Sellers’ Representative may reasonably request to dispute, resist, appeal, compromise or defend the tax claim and any adjudication in respect thereof.

6.2 The Purchaser shall not be required to take any action pursuant to paragraph 6.1 or 7.6(d):

(a)	unless the Purchaser and the Target Entity concerned is each promptly indemnified to the Purchaser’s reasonable satisfaction by the Sellers against all losses, costs, damages and expenses that are or may be thereby incurred; or

(b)	if, in the Purchaser’s reasonable opinion, the action is likely to materially affect the business or financial interests of the Purchaser or the Target Entity concerned; or

(c)	if the Sellers’ Representative requests that an appeal is made by a Target Entity in respect of the tax claim before any court or other appellate body (excluding the authority or body which has made the tax claim), unless the Sellers’ Representative has been advised by leading independent tax Counsel acceptable to the Purchaser and the Sellers’ Representative, both acting reasonably, after disclosure of all available relevant information and documents, that it is reasonable to take the action requested by the Sellers’ Representative.

6.3 If the Sellers’ Representative does not request the Purchaser to take any appropriate action within eighteen days of notice to the Sellers’ Representative (the initial response period), or no action is required to be taken by virtue of any of the provisions of paragraph 6.1, the Purchaser shall be free to satisfy or settle (or to allow the Target Entity concerned to satisfy or settle) the relevant tax liability on such terms as it may in its absolute discretion think fit, provided it has given the Seller’s Representative notification in writing of its intention to do so after the initial response period and the Sellers’ Representative has not responded within 7 days.

6.4 Subject to Clause 6.3, the Purchaser shall not, and shall procure that no Target Entity and no other member of the Purchaser’s Group shall, make any admission to any Tax Authority in relation to any matter which the Purchaser, any Target Entity, or any other member of the Purchaser’s Group is or ought reasonably to aware should give rise to a liability of the Sellers under this Schedule or compromise, dispose of or settle the relevant matter without the written consent of the Sellers’ Representative, such consent not to be unreasonably withheld.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

7. MANAGEMENT OF PRE CLOSING TAX AFFAIRS

7.1 Interpretation. In this paragraph 7 and in paragraph 8:

accounting period means any period by reference to which any income, profits or gains, or any other amounts relevant for the purposes of tax, are measured or determined;

pre-Closing tax affairs means the tax affairs of the Target Entities for which the Sellers are responsible under this paragraph 7;

straddle period means any period relevant for tax purposes of each Target Entity commencing on or before Closing but ending after Closing;

straddle period tax documents has the meaning given at paragraph 8.1 of this Schedule;

tax documents means the tax returns, claims and other documents which the Sellers are required to prepare on behalf of the Target Entities under paragraph 7.2(a) and 7.2(b);

tax return means any return required to be made to any tax authority of income, profits or gains or of any other amounts or information relevant for the purposes of tax, including any related accounts, computations and attachments, including any return required to be made to HMRC under section 12AA of the Taxes Management Act 1970; and

time limit means the latest date on which a tax document can be executed or delivered to a relevant tax authority either without incurring interest or a penalty, or in order to ensure that such tax document is effective.

Rights and Obligations of the Sellers

7.2 Subject to and in accordance with the provisions of this paragraph the Sellers or their duly authorised agents shall, in respect of all accounting periods ending on or before Closing:

(a)	prepare the tax returns of each of the Target Entities;

(b)	prepare on behalf of each of the Target Entities all claims, elections, surrenders, disclaimers, notices and consents for the purposes of tax; and

(c)	(subject to paragraph 6) deal with all matters relating to tax which concern or affect the Target Entities, including the conduct of all negotiations and correspondence and the reaching of all agreements relating thereto or to any tax documents.

7.3 If any tax document is prepared which comprises or includes a claim, election, surrender, disclaimer, notice or consent, or withdrawal of any such item, the making, giving or withdrawal of which (as the case may be) has not been taken into account in preparing the Audited Accounts, or so far as the Sellers are aware (or ought reasonably to have been aware) could have any adverse effect on the liability to tax of any of the Target Entities, the Sellers shall promptly (i) provide the Purchaser with written details of such claim, election, surrender, disclaimer, notice, consent or withdrawal and (ii) afford the Purchaser the opportunity to comment within a reasonable period of time on the tax document prior to its submission to the relevant tax authority and take into account its reasonable comments.

7.4 The Sellers shall procure that the Sellers’ Representative or the Sellers’ duly authorised agents shall deliver all tax documents to the Purchaser that are required to be authorised and signed by a Target Entity, prior to submission to the relevant tax authority. If a time limit applies

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

in relation to any tax document, the Sellers shall ensure that the Purchaser receives the tax document no later than 10 Business Days before the expiry of the time limit.

7.5 If the Sellers, the Sellers’ Representative or the Sellers’ duly authorised agents fail to deliver a tax document to which a time limit applies to the Purchaser within the period specified in paragraph 7.4, and such tax document is a tax return or is otherwise material to the tax position of any Target Entity, then:

(a)	the Sellers shall notify, or procure that the Sellers’ Representative notifies, the Purchaser of such failure as soon as is practicable; and

(b)	the Purchaser shall be permitted to arrange for the preparation and submission of the tax document (but shall not be liable for any failure to do so).

7.6 The Sellers shall procure that:

(a)	the Purchaser is kept fully informed of the progress of all matters relating to the pre-Closing tax affairs;

(b)	the Purchaser promptly receives copies of all written correspondence with any tax authority insofar as it is relevant to the pre-Closing tax affairs;

(c)	no tax document is submitted to any tax authority which is not, so far as the Seller is aware, complete, true and accurate in all respects, and not misleading;

(d)	the Purchaser is afforded the opportunity to comment within a reasonable period of time on any tax document or other substantive correspondence or agreement, prior to its submission to the relevant tax authority, and that its reasonable comments are taken into account; and

(e)	if any Seller becomes aware of a tax claim then the Sellers’ Representative shall give notice of that tax claim to the Purchaser and, subject to paragraphs 6.2 and 6.3, the Purchaser shall take (or procure that the relevant Target Entity shall take) such action as the Sellers’ Representative may reasonably request to dispute, resist, appeal, compromise or defend the tax claim and adjudication in respect thereof.

Obligations of the Purchaser

7.7 The Purchaser acknowledges that the Sellers’ Representative and/or the Sellers may need access after Closing to certain accounting and tax records held by the Target Entities to comply with their own tax obligations or facilitate the management or settlement of their own tax affairs to the extent such records pertain to events occurring prior to Closing or the straddle period (the Pre-Closing Accounts Records) and agrees that the Purchaser shall, and shall cause the Target Entities to:

(a)	properly retain and maintain the Pre-Closing Accounts Records until the earlier of the date that is 7 years after Closing and such time as the Sellers’ Representative agrees that such retention and maintenance is no longer necessary; and

(b)	allow the Sellers’ Representative and the Sellers, and their respective officers, employees, agents, auditors and representatives, to inspect, review and make copies of such of the Pre-Closing Accounts Records as the Sellers’ Representative reasonably determines is necessary or appropriate from time to time, during normal business hours and at the expense of the Sellers’ Representative or the Sellers (as applicable).

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

7.8 The Purchaser shall procure that the Sellers and their duly authorised agents are afforded such access (including the taking of copies) to the books, accounts and records of the Target Entities and such other assistance as it or they reasonably require to enable the Sellers to discharge their obligations under paragraph 7.2 and 7.6.

7.9 The Purchaser shall (subject to paragraph 7.10 below and to compliance by the Sellers with the other provisions of this paragraph 7) be obliged to procure that each of the Target Entities shall cause any tax document delivered to it under paragraph 7.3 to be authorised, signed and submitted to the appropriate tax authority.

Rights of the Purchaser

7.10 The Purchaser shall be under no obligation to procure the authorisation, signing, or submission to a tax authority of any tax document delivered to it under paragraph 7.3 which it considers in its reasonable opinion to be false, misleading, incomplete or inaccurate in any respect, but for the avoidance of doubt shall be under no obligation to make any enquiry as to the completeness or accuracy thereof and shall be entitled to rely entirely on the Sellers and their agents.

8. CONDUCT OF OTHER TAX AFFAIRS

8.1 Subject to paragraph 6, the Purchaser or its duly authorised agents shall at the Purchaser’s cost:

(a)	prepare, submit and deal with the tax returns of each of the Target Entities in respect of the straddle period (straddle period tax documents);

(b)	prepare on behalf of the Target Entities all claims, elections, surrenders, disclaimers, notices and consents for the purposes of tax in respect of the straddle period; and

(c)	deal with all other matters which relate to taxation in respect of the straddle period which concern or affect the Target Entities including the conduct of all negotiations and correspondence and the reaching of all agreements relating thereto or to any straddle period tax documents.

8.2 The Purchaser shall procure that:

(a)	the Sellers’ Representative is kept fully informed of the progress of all matters relating to the taxation affairs of the Target Entities in relation to the straddle period;

(b)	the Sellers’ Representative promptly receives copies of all written correspondence to, or from, any tax authority insofar as it is relevant to the straddle period tax affairs;

(c)	the Sellers’ Representative is afforded the opportunity to comment within a reasonable period of time on any straddle period tax document, any document which relates to the liability of the Sellers under this Schedule or other substantive correspondence, prior to its submission to the relevant tax authority, and that its reasonable comments are taken into account.

8.3 The Sellers shall provide such assistance as the Purchaser shall reasonably request in preparing all tax returns relating to any straddle period.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

9. OVERPROVISIONS

9.1 The Sellers may, acting through the Sellers’ Representative, require the auditors for the time being of any relevant Target Entity to certify, at the Sellers’ request and expense, the existence and amount of any Overprovision and the Purchaser shall provide, or procure that each Target Entity provides, any information or assistance required for the purpose of production by the auditors of a certificate to that effect.

9.2 Subject to paragraphs 9.4 and 9.5 below:

(a)	any Overprovision shall first be set against any payment then due from the Sellers (in the proportions to be determined on a just and reasonable basis by the Sellers’ Representative), under this Schedule;

(b)	any remaining amount of the Overprovision shall be reduced by any amounts which would have been due from the Sellers under this Schedule, then or before then, but were not so due as a result of the limits set out in clause 6 of this Deed or paragraphs 1.2 and 1.3 of Schedule 4 to this Deed (excluding any such amounts which have reduced another Overprovision or Sellers’ Benefit in accordance with this paragraph 9.2(b) or paragraph 10.3(b) below); and

(c)	to the extent there is an excess, a payment shall promptly be made to the Sellers (in the proportions to be determined on a just and reasonable basis by the Sellers’ Representative) equal to the amount of the excess.

9.3 The Sellers (acting through the Sellers’ Representative) or the Purchaser may, at the Sellers’ expense, require any certificate produced in accordance with paragraph 9.1 above to be reviewed by the auditors for the time being of any relevant Target Entity in the event that there are relevant circumstances or facts of which it was not aware, and which were not taken into account, at the time when such certificate was produced, and to certify whether the certificate remains correct or whether it should be amended.

9.4 If following a request under paragraph 9.1 the certificate is amended, the revised amount of the Overprovision shall be substituted for the purposes of paragraph 9.2, and any adjusting payment that is required shall be made forthwith.

9.5 For the purposes of this paragraph, any Overprovision shall be determined without regard to a tax refund to which paragraph 10 applies or any payment or relief to which paragraph 5 applies.

10. TAX REFUNDS

10.1 Subject to paragraph 10.4, the Purchaser shall promptly notify the Sellers’ Representative of any right to receive or actual receipt of any amount by way of repayment of tax or interest on overpaid tax or repayment supplement, being an amount to which any Target Entity is or becomes entitled or receives after the Locked Box Date in respect of an event occurring or which relates to a period (or part period) ending on or before the Locked Box Date, where or to the extent that such amount was not included in the Audited Accounts as an asset, does not arise from the use of a Purchaser’s relief and is not a payment or relief to which paragraph 5 applies (a tax refund). The Purchaser shall (subject to being indemnified in respect of costs) take (or shall procure that the Target Entity concerned takes) such action as the Sellers’ Representative reasonably requests to obtain such tax refund (keeping the Sellers’ Representative fully informed of the progress of any action taken and providing it with copies of all relevant correspondence and documentation).

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

10.2 Subject to paragraph 10.4, the Purchaser shall also promptly notify the Sellers’ Representative of the existence of and amount of any actual tax liability reduced or extinguished by any Sellers’ relief. For the purposes of this clause the amount of a tax refund and the amount of taxation reduced or extinguished by the use of any Seller’s relief shall each be referred to as a Sellers’ Benefit.

10.3 Any Sellers’ Benefit described in paragraph 10.1 actually obtained after the Locked Box Date (including, for the avoidance of doubt, any Sellers’ Benefit involving a Corresponding Benefit, as defined in paragraph 10.4(b) below but excluding any amount reflected in the Stub Period Profit distributed to the Members in accordance with paragraph 3.2 of Schedule 2), whether by repayment or set off (less the amount of all costs and expenses in obtaining such tax refund not previously reimbursed, and net of any tax actually suffered thereon) shall be dealt with as follows:

(a)	the amount of the Sellers’ Benefit shall be set against any payment then due from the Sellers (in the proportions to be determined on a just and reasonable basis by the Sellers’ Representative) under this Schedule;

(b)	any remaining amount of the Sellers’ Benefit shall be reduced by any amounts which would have been due from the Sellers under this Schedule, then or before then, but were not so due as a result of the limits set out in clause 6 of this Deed or paragraphs 1.2(b) and 1.3 of Schedule 4 to this Deed (excluding any such amounts which have reduced another Overprovision or Sellers’ Benefit in accordance with paragraph 9.2(b) above or this paragraph 10.3(b)); and

(c)	except to the extent that the matter giving rise to the Sellers’ Benefit involves a Corresponding Benefit (as defined in paragraph 10.4(b) below), to the extent that there is an excess, a payment shall promptly be made to the Sellers (in the proportions to be determined on a just and reasonable basis by the Sellers’ Representative) equal to the amount of the excess.

10.4 If, as a result of any transfer pricing adjustment, taxation is imposed on any transaction or other provision to which any Seller and any Target Entity are party (insofar as such transaction or provisions relates to any event occurring or period (or part period) ending on or before the Locked Box Date) on any basis other than by reference to the actual economic terms of the transaction such that one of those parties (the Taxed Person) suffers a liability to taxation which is greater than it would otherwise have suffered had the taxation been calculated by reference to the actual economic terms of the transaction or other provision:

(a)	the parties shall (and, in the case of the Purchaser, shall procure that the relevant Target Entity shall) cooperate and make all such claims and elections as may be necessary to ensure that, to the extent possible, any other of those parties who does not suffer the increased liability to taxation (the Relieved Person) is able to claim corresponding adjustments in respect of the increased taxation suffered by the Taxed Person;

(b)	where the Relieved Person is a Target Entity, it shall promptly make payments to the Taxed Person equal to: (i) the amount of any actual tax liability reduced or extinguished by the Relieved Person as a result of the corresponding adjustments (a Corresponding Benefit) to the extent that the Corresponding Benefit was not shown as an asset in, or taken into account in, or in computing a provision for taxation in, the Audited Accounts; less (ii) any part of the Corresponding Benefit that is dealt with in accordance with paragraph 10.3(a) or (b) above.

For the purposes of this paragraph 10.4, where the relevant taxation is imposed on a Seller or other member of the Lexicon LLP in respect of a transaction or other provision to which the Lexicon

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

LLP is a party, the Sellers or other members shall be regarded as party to the transaction or other provision instead of the Lexicon LLP.

10.5 The Sellers shall not be entitled to claim under this paragraph 10 to the extent that a claim has already been made under paragraph 9 in respect of the same matter.

11. SECONDARY LIABILITIES

11.1 The Purchaser covenants with the Sellers to pay to any Seller an amount equivalent to any tax or any amount on account of tax which that Seller is required to pay as a result of a failure by any Target Entity or any other person connected or associated in any way with the Purchaser (other than any Seller) after Closing to discharge that tax.

11.2 The covenants contained in paragraphs 11.1 shall:

(a)	extend to any reasonable costs and expenses incurred in connection with such tax or a claim under paragraph 11.1, as the case may be;

(b)	not apply to tax to the extent that the Purchaser could claim payment in respect of it from any Seller under paragraph 1.1.

11.3 Paragraphs 6.1, 6.3 and 4 (conduct of disputes and due date for payment) shall apply to the covenants contained in paragraphs 11.1 as they apply to the covenants contained in paragraph 1.1, replacing references to the Sellers by the Purchaser (and vice versa) where appropriate, and making any other necessary modifications.

Part C : Withholdings, Gross Up and VAT

1. WITHHOLDINGS AND TAX ON PAYMENTS

1.1 If any deduction or withholding is required by law from any payment in respect of a Seller Obligation or a Purchaser Obligation (other than a payment of interest), the payor shall pay such additional amount as will, after such deduction or withholding has been made, leave the recipient with the full amount which would have been received by it had no such deduction or withholding been required to be made.

1.2 If any sum paid in respect of a Seller Obligation or a Purchaser Obligation is required by law to be brought into charge to tax in the hands of the recipient (including in circumstances where any relief is available in respect of such charge to tax), then the payor shall pay such additional amount as shall be required to ensure that the total amount paid, less the tax chargeable on such amount (or that would be so chargeable but for such relief), is equal to the amount that would otherwise be payable.

1.3 Paragraph 1.2 shall apply in respect of any amount deducted or withheld as contemplated by paragraph 1.1 as it applies to sums paid to the recipient, save to the extent that in computing the tax chargeable the recipient is able to obtain a credit for the amount deducted or withheld.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

2. VAT

All sums payable under or pursuant to this Deed are (unless expressly stated otherwise) exclusive of any applicable VAT. Where, under or pursuant to this Deed, any party (the supplier) makes a supply to any other party (the recipient) for VAT purposes and VAT is or becomes chargeable on that supply, the recipient shall, subject to the receipt of a valid VAT invoice, pay to the supplier (in addition to, and at the same time as, any other consideration for that supply) an amount equal to such VAT.

Part D : Definitions and Interpretation

1. DEFINITIONS

In this Schedule, the following definitions shall have the following meanings:

actual tax liability means a liability of any Target Entity to make or suffer an actual payment of tax (or an amount in respect of tax);

CTA 2009 means the Corporation Tax Act 2009;

CTA 2010 means the Corporation Tax Act 2010;

deemed tax liability means:

(a)	the loss of any relief falling within paragraph (a) of the definition of Purchaser’s relief; or

(b)	the use or set off of any Purchaser’s relief in circumstances where, but for such use or set off, any Target Entity would have had an actual tax liability in respect of which the Purchaser would have been able to make a claim against the Sellers under Part B of this Schedule, and, where paragraph (a) or (b) above applies, the amount that is to be treated for the purposes of Part B of this Schedule as a tax liability of the Target Entity shall be determined as follows:

(i)	where the relief that is the subject of the loss or which is used or set off as mentioned in those paragraphs is a deduction from or offset against tax, the tax liability shall be the amount of that relief so lost, used or set off;

(ii)	where the relief that is the subject of the loss or which is used or set off as mentioned in those paragraphs is a deduction from or offset against income, profits or gains, the tax liability shall be, in the case of a relief which is used or set off, the amount of tax saved thereby and, in the case of a relief which is lost, the amount of tax which but for such loss would have been saved by virtue of the relief so lost, ignoring for this purpose the effect of reliefs (other than deductions in computing profits for the purpose of tax) arising in respect of an event occurring or period ending after Closing; and

(iii)	where the relief that is the subject of the loss or setting off is a repayment of tax, the tax liability shall be the amount of the repayment that would have been obtained but for the loss, use or setting off;

event includes (without limitation) the death or the winding up or dissolution of any person, and any act, transaction or omission whatsoever, and any reference to an event occurring on or before

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

a particular date shall include events which for tax purposes are deemed to have, or are treated or regarded as having, occurred on or before that date;

ITEPA means the Income Tax (Earnings and Pensions) Act 2003;

Overprovision means, applying the last accounting policies, principles and practices adopted in relation to the preparation of the Audited Accounts (and ignoring the effect of any change in law made or action taken by the Purchaser or any Target Entity within the ordinary course of its business in each case after Closing, or any Purchaser’s relief arising after Closing), the amount by which any provision in the Audited Accounts relating to tax, other than deferred tax and any personal tax liability of any member of the Lexicon LLP for which a Target Entity is not or may not be liable to account to HM Revenue & Customs for (e.g. under PAYE or in respect of national insurance contributions), is overstated;

PAYE means amounts payable under the Pay As You Earn scheme operated by HM Revenue and Customs;

Purchaser’s Group means the Purchaser and any other company or companies, and any limited liability partnership or limited liability partnerships, which either are or become after Closing, or have within the six years ending at Closing been, treated as members of the same group as, or otherwise connected or associated in any way with, the Purchaser for any tax purpose;

Purchaser’s relief means:

(a)	any relief arising to any Target Entity in respect of an event occurring or period ending on or before Closing which was included as a current asset in the Audited Accounts;

(b)	any relief arising to any Target Entity in respect of an event occurring or period ending after Closing or arising in the ordinary course of business to any Target Entity in respect of an event occurring or period commencing after the Locked Box Date; and

(c)	any relief arising to any member of the Purchaser’s Group (other than any Target Entity);

in each case excluding, for the avoidance of doubt, any relief arising to any Seller (or any other person who is or has been a member of the Lexicon LLP at any time prior to Closing);

relief includes, unless the context otherwise requires, any allowance, credit, deduction, exemption or set off in respect of any tax or relevant to the computation of any income, profits or gains for the purposes of any tax, or any repayment of or saving of tax (including any repayment supplement or interest in respect of tax), and:

(a)	any reference to the use or set off of relief shall be construed accordingly and shall include use or set off in part; and

(b)	any reference to the loss of a relief shall include the absence, non existence or cancellation of any such relief, or to such relief being available only in a reduced amount;

Seller’s relief means a relief other than a Purchaser’s Relief arising to a Target Entity in respect of an event occurring or which relates to a period (or part period) ending on or before the Locked Box Date which has been utilised by a Target Entity to reduce or eliminate any tax liability for which the Sellers are not liable under this Schedule and would not be so liable disregarding the provisions in Clause 6 of this Deed and paragraphs 1.2 and 1.3 of Schedule 4 to this Deed, other than to the extent that the relevant relief has already been taken into account under paragraph 2.1(f) of Part B of this Schedule in reducing or eliminating any liability that the Sellers would otherwise have had under this Schedule;

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

tax or taxation includes, without limitation, (a) taxes on gross or net income, profits and gains, and (b) all other taxes, levies, duties, imposts, charges and withholdings of any nature, including any excise, property, value added, sales, use, occupation, transfer, franchise and payroll taxes and any national insurance or social security contributions, and any payment whatsoever which the relevant person may be or become bound to make to any person as a result of the discharge by that person of any tax which the relevant person has failed to discharge, together with all penalties, charges and interest relating to any of the foregoing or to any late or incorrect return in respect of any of them, and regardless of whether such taxes, levies, duties, imposts, charges, withholdings, penalties and interest are chargeable directly or primarily against or attributable directly or primarily to the relevant person or any other person and of whether any amount in respect of them is recoverable from any other person;

tax authority means any taxing or other authority (whether within or outside the United Kingdom, the US or Hong Kong) competent to impose any tax liability, or assess or collect any tax;

tax claim means:

(a)	the issue of any notice, demand, assessment, letter or other document by or on behalf of any tax authority or the imposition of any withholding of or on account of tax; or

(b)	the preparation or submission of any notice, return, assessment, letter or other document by the Purchaser, a Target Entity, or any other person,

from which it appears that a tax liability has been incurred by or could be imposed on any Target Entity, being a tax liability which could give rise to a liability for the Sellers under Part A or Part B of this Schedule;

tax liability means an actual tax liability or a deemed tax liability;

Taxes Act means the Income and Corporation Taxes Act 1988;

TCGA means the Taxation of Chargeable Gains Act 1992; and

TIOPA 2010 means the Taxation (International and Other Provisions) Act 2010.

2. INTERPRETATION

2.1 General. In this Schedule:

(a)	any reference to income, profits or gains earned, accrued or received on or before a particular date or in respect of a particular period shall include income, profits or gains which for tax purposes are deemed to have been or are treated or regarded as earned, accrued or received on or before that date or in respect of that period;

(b)	persons shall be treated as connected if they are connected within the meaning of section 1122 of CTA 2010;

(c)	unless the context otherwise requires:

(i)	references to persons include individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships;

(ii)	the headings are inserted for convenience only and do not affect the construction of this Schedule;

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

(iii)	references to one gender include all genders;

(d)	any reference to an enactment or statutory provision is a reference to it as it may have been, or may from time to time be, amended, modified, consolidated or re enacted (with or without modification), and also includes any provision replaced by such provision (including without limitation any provision of the Taxes Act or a Finance Act replaced by CTA 2009, CTA 2010 or TIOPA 2010); and

(e)	references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court official or any other legal concept is, in respect of any jurisdiction other than England, deemed to include the legal concept or term which most nearly approximates in that jurisdiction to the English legal term.

2.2 Specific provisions in respect of Part B. For the purposes of Part B of this Schedule:

(a)	Any stamp duty which is charged or chargeable on any document executed prior to Closing which is necessary to establish the title of any Target Entity to any asset or in the enforcement or production of which any Target Entity is interested shall be deemed, together with any interest, fines or penalties relating to such stamp duty, to be a liability of the relevant Target Entity to make an actual payment of tax; and

(b)	the rule known as the ejusdem generis rule shall not apply and accordingly:

(i)	general words shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

(ii)	general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words; and

(c)	references in Part B of this Schedule to paragraphs are, unless otherwise stated, references to paragraphs in Part B.

3. GENERAL

3.1 Illegality. If at any time any provision of this Schedule is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

3.2 Waiver. No delay or omission of the Purchaser in exercising any right or power under or pursuant to this Schedule shall impair such right or power or be construed as a waiver or variation thereof or preclude its exercise at any subsequent time and no single or partial exercise of any such right or power shall preclude any other or further exercise of it or any other right or power. The rights and remedies of the Purchaser provided in this Schedule are cumulative, may be exercised as often as such party considers appropriate, and are in addition to its rights and remedies under general law.

3.3 Limitation periods. The rights and remedies of the Purchaser under this Schedule shall not be affected, and the Sellers’ liabilities under this Schedule shall not be released, discharged or impaired, by the expiry of any limitation period prescribed by law.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SCHEDULE 12

PROPERTIES

Property	Date	Parties
Lease of No 1 Paternoster Square, London, EC4M 7DX	4/8/2003	Commerz Grundbesitz Investmentgesellschaft mbH, Lexicon Group Services Limited, The Lexicon Partnership LLP (by virtue of a separate deed of guarantee)

Licence of Dundas Room, 50 Carden Place, Aberdeen, AB10 1UP	1/7/2010 – 30/4/2011	Space Solutions Scotland Ltd and Lexicon Group Services Limited

Lease of 24th floor, 600 Madison Avenue, New York, NY10022	22/9/2008 and 30/7/2009 (first amendment)	600 Partners Co L.P., Lexicon Partners (US) LLC

Lease of Rooms 3102-3103, 31st Floor, Alexandra House, 18 Chater Road, Central, Hong Kong.	28/11/2009 (date of entry into lease) 1/1/2010 (date of commencement of lease)	The Hongkong Land Property Company, Limited, Lexicon Group Services (Asia) Limited

Licence of no. 2. office suite, 1st floor, 50 Carden Place, Aberdeen, AB10 1UP.	01/05/2011	Space Solutions Scotland Ltd and Lexicon Group Services Limited

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SCHEDULE 13

INTENTIONALLY BLANK

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SCHEDULE 14

DEFINITIONS AND INTERPRETATION

1.1 Definitions. In this Deed, the following words and expressions shall have the following meanings:

Agreed Form means, in relation to a document, the form of that document which has been initialled on the date of this Deed for the purpose of identification by or on behalf of the Sellers’ Representative and the Purchaser (in each case with such amendments as may be agreed in writing by or on behalf of the Sellers’ Representative and the Purchaser);

Agreed Rate means LIBOR plus 200 basis points;

Anti-Corruption Laws shall mean any conventions and implementing laws related to combating official corruption;

Anti-Money Laundering and Anti-Terrorism Laws shall mean any laws related to terrorism or money laundering;

Audited Accounts has the meaning given in Schedule 2;

Business Day means a day other than a Saturday or Sunday or public holiday in England and Wales or public holiday in New York on which the New York Stock Exchange is closed for business, on which banks are open in London and New York for general commercial business;

Cash Consideration means the amount in pounds sterling set out opposite the name of the relevant Seller in column 3 of Part A of the Consideration Memo (in the case of the Type A Sellers) and in column 3 of Part B of the Consideration Memo (in the case of the Type B Sellers);

Change of Control means a third party (including its Related Parties) acquiring control of (i) the Purchaser; (ii) a majority of the Purchaser Group’s businesses or assets; or (iii) Evercore LLP where the term control shall mean directly or indirectly:

(a)	holding a majority of voting rights in it;

(b)	being a member or shareholder of it and having the right to appoint or remove a majority of its board of directors or equivalent managing body; or

(c)	being a member or shareholder of it and controlling alone, or pursuant to an agreement with other shareholders or members, a majority of the voting rights in it;

Charity means a charity that is registered with the Charity Commission for England and Wales or the Office of the Scottish Charity Regulator, or in the case of overseas jurisdictions, a charity with equivalent standing or recognition;

Claim means a claim for breach of the Warranties or a claim under the Tax Covenant or a Leakage Claim;

Claim QC means a Queens Counsel of at least 25 years’ call, identified by agreement between the Purchaser and the Sellers’ Representative or, in the absence of agreement within a period of five days of a request by either the Purchaser or the Seller’s Representative, selected by the Head of Brick Court Chambers at the request of either the Purchaser or the Sellers’ Representative. Where the matter which is the subject of a Claim relates wholly or mainly to Taxation, this definition shall take effect with the reference to Brick Court Chambers replaced by a reference to Pump Court Tax Chambers;

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

Closing means completion of the sale and purchase of the Units and the Loan Notes in accordance with the provisions of this Deed;

Closing Date means the date on which Closing occurs;

Competitive Activity means to carry on, set up, be employed, engaged or interested in a business in any Relevant City that competes with the business of any Target Entity as carried on at the date of this Deed;

Conditions means the conditions to Closing set out in clause 3.1 and Condition means any of them;

Confidential Information has the meaning given in clause 16.1;

Consideration Memo means the document in the Agreed Form relating to, inter alia, the ownership of the Units and the Loan Notes, the consideration payable by the Purchaser to the Sellers for the purchase of the Units and the Loan Notes and the allocation of liability amongst the Sellers in respect of any Claim;

Core Warranty Claim means a claim in respect of a breach of any of the Seller’s title and capacity warranties set out in Part A Section 1 paragraphs 1.1(a) and (b) and paragraphs 1.2 (b) (c), (d), (e) and (f) of Schedule 3 or a Leakage Claim;

Costs means losses, damages, costs (including reasonable legal costs) and expenses (including taxation), in each case of any nature whatsoever;

Data Room means the data room comprising the actual copies of documents and other information relating to the Target Entities made available by the Sellers, as listed on the data room index in the Agreed Form attached (and as disclosed against the Warranties pursuant) to the Disclosure Letter;

Default Interest means interest at LIBOR plus 2 per cent.;

Deferred Cash Consideration means the amount in pounds sterling set out opposite the name of the relevant Seller in column 7 of Part A of the Consideration Memo (in the case of the Type A Sellers) and in column 7 of Part B of the Consideration Memo (in the case of the Type B Sellers);

Deferred Consideration means the consideration which is due to be delivered to a Seller on each of the relevant Delivery Dates specified in paragraphs 2.3 and 3.3 of Schedule 10;

Delivery Date has the meaning given to it in paragraph 2.3, 3.3 and 4.5 of Schedule 10;

Disclosure Letter means the letter from the Sellers to the Purchaser executed and delivered immediately before the signing of this Deed;

Dismissal Without Cause means:

(a)	a Seller’s employment or partnership membership ceasing in circumstances where, if that Seller was or had been an employee, he would have a valid claim for Constructive Dismissal as defined in the Evercore LLP Agreement; or

(b)	the termination by any member of the Purchaser Group of that Seller’s employment or partnership membership other than in circumstances where he is Dismissed for Cause;

Dismissed for Cause means the termination of a Seller’s partnership membership or employment by any member of the Purchaser Group for any of the following reasons:

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

(a)	that Seller is convicted of a criminal offence that is a felony or a misdemeanour crime involving dishonesty or deception;

(b)	that Seller commits a persistent material breach of the terms of the Evercore LLP Agreement and such persistent material breach causes the Purchaser or any of its Related Parties to commit a material breach of the applicable rules and regulations of a Governmental Entity and the Seller fails to remedy such material breach within a reasonable period of receiving a written warning from the Purchaser;

(c)	that Seller has his Approval withdrawn by a Governmental Entity as a result of his deliberate breach of that Governmental Entity’s applicable rules and regulations;

(d)	that Seller is disqualified from holding office as a director under the Company Directors Disqualification Act 1986 as a result of his deliberate wrongdoing; or

(e)	that Seller, following receipt of a written warning from the Initial CEO, has failed to remedy within 10 Business Days (or such longer period as the Initial CEO may consider reasonable) what the Initial CEO and a Super Majority of the Sellers acting fairly, reasonably, on a fully informed basis and in good faith conclude was a deliberate and unreasonably continuous disregard of his fundamental obligation to commit time and effort to the performance of his duties pursuant to the Evercore LLP Agreement of such magnitude as to justify his summary dismissal. In the event that the Initial CEO is no longer the CEO, both of the Sellers’ Representatives shall act in his place for the purposes of this sub-paragraph (e);

Employees means the employees of the Target Entities immediately prior to Closing and Employee means any one of them;

Evercore Group has the meaning set out in the Evercore LLP Agreement;

Evercore LLP means Evercore Partners International LLP;

Evercore LLP Agreement means the Agreed Form LLP Deed with respect to the Evercore LLP to be entered into on Closing;

Evercore LLP Schedule of Terms means the relevant Agreed Form Schedules of Terms (in relation to Senior Managing Directors, Senior Advisors, Other Individual Members, part-time Senior Managing Directors or part-time Other Individual Members as appropriate) to be entered into on Closing;

Exchange Act means the US Securities Exchange Act of 1934, as amended, and all regulations promulgated thereunder;

Exchange Rate means with respect to a particular currency for a particular day the spot rate of exchange (the closing mid point) for that currency into sterling on such date as published in the London edition of the Financial Times first published thereafter or, where no such rate is published in respect of that currency for such date, at the rate quoted by Barclays Bank plc as at the close of business in London as at such date;

Final Claim Amount has the meaning set out in clause 6.5(a);

Financial Debt means all borrowings and other indebtedness by way of overdraft, acceptance credit or similar facilities, loan stocks, bonds, debentures, notes, debt or inventory financing, finance leases or sale and lease back arrangements or any other arrangements the purpose of which is to borrow money, together with forex, interest rate or other swaps, hedging obligations, bills of

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

exchange, recourse obligations on factored debts and obligations under other derivative instruments;

FINRA means the Financial Industry Regulatory Authority, Inc.;

FSA means the Financial Services Authority of the United Kingdom or, to the extent relevant, any successor body which regulates the Evercore LLP in the United Kingdom from time to time;

FSMA means the Financial Services and Markets Act 2000;

Governmental Entity means any supra national, national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof) or any quasi governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi governmental authority, including but not limited to the European Union;

Initial CEO shall mean Andrew Sibbald;

Junior Members shall have the meaning ascribed to it in the Members’ Agreement;

Jurisdictional GAAP means, in relation to an incorporated entity, the generally accepted accounting principles of the country of incorporation of that entity, which in the case of an entity incorporated in any part of the United Kingdom of Great Britain and Northern Ireland, means UK GAAP;

Last Accounts has the meaning set out in Clause 2.1 of Part A of Schedule 3;

Last Accounts Date means 31 March 2010;

Leakage has the meaning given to it in Schedule 2;

Leakage Claim means a claim under the Leakage Undertaking;

Leakage Undertaking means the warranty and undertaking from each Seller set out in clause 4.1 of Schedule 2;

Lexicon LLP means The Lexicon Partnership LLP;

Lexicon Managing Directors means the Type A Sellers and James Oliver;

LIBOR means the display rate per annum of the offered quotation for deposits in sterling for a period of six months which appears on the appropriate page of the Reuters Screen (or such other page as the parties may agree) at or about 11.00a.m. London time on the date on which payment of the sum under this Deed was due but not paid;

LGL means Lexicon Group Limited;

Loan Note Holders means the persons whose names are set out in column 1 of Part C of the Consideration Memo;

Loan Notes means the unsecured loan notes issued by the Lexicon LLP pursuant to Schedule 6 of the Members’ Agreement which have a principal amount of £5,039,177;

Loan Note Holders’ Bank Account means the Members’ Account (as defined in Schedule 2) or such other account as shall be notified by the Sellers’ Representative to the Purchaser at least three Business Days prior to Closing;

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

Locked Box Accounts has the meaning given to it in Schedule 2;

Locked Box Date means 31 March 2011;

LPAL means Lexicon Partners (Asia) Limited;

LPL means Lexicon Partners Limited;

LP(US)LLC means Lexicon Partners (US) LLC;

Management Accounts means the unaudited monthly management accounts of LGL for the period commencing on the Last Accounts Date and ending on the Locked Box Date, in the form contained in the Data Room at documents 3.4.3.4 to 3.4.3.13, document 3.4.3.35 and document 3.4.3.42;

Manager means an employee or a member of the Seller Group or Purchaser Group;

Maximum Overall Limits are the limits applicable to each Seller in respect of any Claim (other than a Core Warranty Claim) as set out in clauses 6.5 and 6.6;

Member has the meaning set out in Schedule 2;

Members’ Agreement has the meaning set out in Schedule 2;

Non Tax Claim means a Claim other than a Tax Claim;

Other Permitted Payment has the meaning given to it in Schedule 2;

parent company means any company which holds a majority of the voting rights in another company, or which is a member of another company and has the right to appoint or remove a majority of its board of directors, or which is a member of another company and controls a majority of the voting rights in it under an agreement with other members, in each case whether directly or indirectly through one or more companies;

Permanent Incapacity shall mean, with respect to a Seller, that Seller has been permanently and totally unable, by reason of injury, illness or other similar cause (determined pursuant to the process set forth in the following sentence) to perform his or her substantial and material duties and responsibilities for a period of three hundred and sixty five (365) consecutive days, which injury, illness or similar cause (as determined pursuant to such process) would render such Seller incapable of operating in a similar capacity and manner in the future. The foregoing determination shall be made by a licensed physician selected by the Purchaser; provided, however, that if the Purchaser (or any of its Affiliates) has purchased lump-sum key-man disability insurance with respect to such Seller, which policy is then in effect, then such determination shall be made either (i) by an agreement between such physician and a physician selected by the insurance company with which the Purchaser (or any of its Affiliates) has entered into such insurance policy, or, if the two physicians cannot arrive at an agreement, a third physician will be chosen by the first two physicians, and the majority decision of the three physicians will then be binding, or (ii) if a different procedure is then required under such insurance policy, then by using such other procedure as may then be required by the insurance company issuing such policy (provided that such procedure is customary for the applicable type of policy)

Permitted Assignee means any member or members of the Purchaser Group which is the legal or beneficial owner from time to time of any or all of the Units or the assets of any of the Target Entities;

Permitted Leakage has the meaning given to it in Schedule 2;

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

Properties means the leasehold interests of the Target Entities brief particulars of which are set out in Schedule 12;

Proposed Transaction means the transaction contemplated by the Transaction Documents;

Purchaser Group means the Purchaser and its subsidiaries and any parent company of the Purchaser and any subsidiary of any such parent company from time to time;

Purchaser Obligation means any representation, warranty or undertaking to pay or to indemnify given by the Purchaser to the Sellers under this Deed, including any covenant to pay pursuant to paragraph 11 of Part B of Schedule 11, but excluding any other payment under Schedule 11 and any payment under Clause 2.2;

Purchaser SEC Reports means all publicly available forms, reports, statements, certificates and other documents filed with or furnished to the SEC by the Purchaser since December 31, 2010 (excluding (i) only with respect to warranties given in paragraph 1.8 of Schedule 5, any disclosures set forth in any section of a Purchaser SEC Report entitled “Risk Factors” or (ii) “Forward-Looking Statements” or any other disclosures included in such filings to the extent that they are forward-looking in nature);

Purchaser Warranties means the warranties set out in Schedule 5;

Purchaser’s Bank Account means the bank account as shall be notified by the Purchaser to the Sellers’ Representative at least three Business Days prior to Closing;

Purchaser-Sponsored Secondary Offering means an underwritten public offering of the Purchaser’s Class A Common Stock which is being sold by more than one of the Purchaser Group’s senior managing directors;

Qualifying Retirement means:

(a)	retirement by a Seller with the agreement of both the Seller and the Purchaser; or

(b)	termination by the Seller of his or her employment or partnership membership by any member of the Purchaser Group in circumstances where he or she has met the Rule of 70 and has provided not less than 12 months’ notice to the Purchaser of his or her intention to terminate his or her engagement;

Related Party means:

(a)	in the case of a person, which is a body corporate, any subsidiary or parent company of that person and any subsidiary of any such parent company and any director or officer of any of the foregoing, in each case from time to time;

(b)	in the case of a person which is an individual, any of the persons listed in paragraphs (a) to (c) of section 252(2) of the Companies Act 2006 who would be connected with that individual under sections 252(2)(a) to (c) were that person a director of the hypothetical company referred to in that Section 252(2); and

(c)	in the case of a person which is a limited partnership, the partners of the person or their nominees or a nominee or trustee for the person;

Relevant City means London, New York, Hong Kong, Aberdeen and Houston;

Restriction Agent means Bank of New York or such other entity as the Purchaser and the Sellers’ Representative may from time to time agree;

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

Restructuring Transactions means the post-closing transactions contemplated by the steps plan produced by PricewaterhouseCoopers LLP in respect of the acquisition by the Purchaser of the Units from the Sellers, as amended from time to time;

Retention Awards means the rewards to be made as set out in Part D of the Locked Box Memo and each a Retention Award;

Rule of 70 has the meaning set out in the Evercore LLP Agreement;

Securities Act means the US Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

Sellers’ Bank Account means the Members’ Account (as defined in Schedule 2) or such other account as shall be notified by the Sellers’ Representative to the Purchaser at least three Business Days prior to Closing;

Seller Claim means any claim by a Seller for breach of the Purchaser Warranties;

Seller Obligation means any representation, warranty or undertaking to pay or indemnify (including any covenant to pay pursuant to the Tax Covenant or under clause 4 of Schedule 2 (No Leakage Undertaking)) given by the Sellers under this Agreement;

Sellers’ Representative means either of Angus Winther or Mark Connell (except that both of them shall be required to consider whether or not a matter is material for the purposes of clauses 12.1(c), 12.1(d) and 12.2) or such other person(s) as a Super Majority of the Sellers may appoint from time to time to replace either or both of Angus Winther and Mark Connell and, together, the Sellers’ Representatives;

SEC means the Securities and Exchange Commission of the United States of America;

Senior Managing Directors means those persons identified as senior managing directors for the purposes of this Deed in column 3 of Part D of the Consideration Memo;

SFC means the Hong Kong Securities and Futures Commission;

SFO means the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong);

Shares means unregistered ordinary shares of the Purchaser’s Class A Common Stock, par value US$0.01 per share, issued and having the rights set out in and being subject to the provisions of the Purchaser’s certificate of incorporation, as amended from time to time;

Subsidiaries means the companies details of which are set out in Exhibit 2, and Subsidiary means any one of them;

subsidiary and subsidiaries means any company or other body corporate or limited partnership in relation to which the applicable company is its parent company;

Super Majority of the Sellers means Sellers who between them are receiving in aggregate not less than two-thirds of the aggregate amount of the outstanding consideration still due to be paid by the Purchaser at the relevant time;

Surviving Provisions means clauses 15 (Announcements), 16 (Confidentiality), 17 (Assignment), 19 (Costs), 20 (Notices), 21 (Conflict with or Amendment to other Agreements), 22 (Entire Agreement), 23 (Waivers, Rights and Remedies), 26 (Variations), 27 (Invalidity), 28 (Third Party Enforcement Rights), 29 (Governing Law and Jurisdiction) and Schedule 14 (Definitions and Interpretation);

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

Target Entities means the Lexicon LLP and the Subsidiaries, and Target Entity means any of them;

tax and taxation have the meanings given in Schedule 11;

tax authority has the meaning given in the Tax Covenant;

Tax Claim means a claim for a breach of any of the Tax Warranties or a claim under the Tax Covenant;

Tax Covenant means the covenant relating to tax set out in Part B of Schedule 11;

Tax Warranties means the warranties set out in Part A of Schedule 11;

Termination Date means, with respect to a Seller, the date on which that Seller’s membership of the Evercore LLP ceases;

Third Party means a party other than the Purchaser and its Related Parties;

Third Party Assurances means all guarantees, indemnities, counter indemnities and letters of comfort of any nature given to a third party by a Target Entity in respect of any obligation of a Target Entity or a Seller;

Third Party Right means any interest or equity of any person (including any right to acquire, option or right of pre emption or conversion) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement, or any agreement to create any of the above;

Total Price has the meaning given to it in Clause 2.1;

Tranche means, in the context of the Deferred Consideration, the payments of the same to be made pursuant to paragraphs 2.3 and 3.3 of Schedule 10, the timing of which is dependent on whether a Seller is a Type A Seller or a Type B Seller;

Transaction Costs has the meaning given to it in Schedule 2;

Transaction Documents means this Deed, the Evercore LLP Agreement and the Disclosure Letter save that the Disclosure Letter should not be one of the Transaction Documents for the purposes of any Warranties or other undertakings given, or obligations incurred, by any of the Sellers in relation to any of the Transaction Documents;

Transfer with respect to shares, means (whether directly or indirectly) sell, assign, gift, exchange, mortgage, charge or otherwise encumber or in any other way transfer, or offer to do any of the foregoing in respect of any interest, whether legal or beneficial, in any shares;

Transfer Restricted Shares means Shares that are still subject to the Transfer Restrictions;

Transfer Restrictions means the restrictions on transfer of the Shares and on the release of Deferred Cash Consideration from a relevant Vesting Date to a relevant Delivery Date as set out in Schedule 10;

Type A Sellers means each of the persons whose names are set out in column 1 of Part A of Schedule 1;

Type B Sellers means each of the persons whose names are set out in column 1 of Part B of Schedule 1;

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

UK GAAP means the generally accepted accounting principles of the United Kingdom of Great Britain and Northern Ireland;

Unconditional Date has the meaning given in clause 3.5;

Units has the meaning given to it in the Members’ Agreement relating to the Lexicon LLP;

Unrestricted Shares means the Shares set out opposite the name of the relevant Seller in column 4 of Part A of the Consideration Memo (in the case of the Type A Sellers) and in column 4 of Part B of the Consideration Memo (in the case of the Type B Sellers) and to which no Transfer Restrictions apply;

Unvested Deferred Cash Consideration means Deferred Cash Consideration that has not vested in accordance with Schedule 10;

Unvested Shares means Shares that have not vested in accordance with Schedule 10;

Valid Claim means a Claim which has been validly made by the Purchaser applying the limitations of liability set out in Schedule 4;

VAT means value added tax and any similar sales or turnover tax;

Vesting Date has the meaning set out in Schedule 10;

Vested Deferred Cash Consideration means Deferred Cash Consideration that has vested but has not been paid in accordance with Schedule 10;

Warranties means the warranties given pursuant to clause 6 and set out in Schedule 3 and the Tax Warranties; and

Working Hours means 9.00am to 6.00pm in the relevant location on a Business Day.

Interpretation. In this Deed, unless the context otherwise requires:

(a)	references to a person include any individual, firm, body corporate (wherever incorporated), government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality);

(b)	headings do not affect the interpretation of this Deed; the singular shall include the plural and vice versa; and references to one gender include all genders;

(c)	references to any English legal term or concept shall, in respect of any jurisdiction other than England, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction;

(d)	references to sterling or pounds sterling or £ are references to the lawful currency from time to time of England;

(e)	references to US$ or US dollars are references to the lawful currency from time to time of the United States of America;

(f)	for the purposes of applying a reference to a monetary sum expressed in sterling, an amount in a different currency shall be deemed to be an amount in sterling translated at the Exchange Rate at the relevant date; and

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

(g)	any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.2 Enactments. Except as otherwise expressly provided in this Deed, any express reference to an enactment (which includes any legislation in any jurisdiction) includes references to (i) that enactment as amended, consolidated or re-enacted by or under any other enactment before or after the date of this Deed; (ii) any enactment which that enactment re enacts (with or without modification); and (iii) any subordinate legislation (including regulations) made (before or after the date of this Deed) under that enactment, as amended, consolidated or re enacted as described at (i) or (ii) above, except to the extent that any of the matters referred to in (i) to (iii) occurs after the date of this Deed and increases or alters the liability of the Sellers or the Purchaser under this Deed.

1.3 Schedules and Exhibits. The Schedules and Exhibits comprise schedules and exhibits to this Deed and form part of this Deed.

1.4 Inconsistencies. Where there is any inconsistency between the definitions set out in this Schedule and the definitions set out in any clause or any other Schedule, then, for the purposes of construing such clause or Schedule, the definitions set out in such clause or Schedule shall prevail.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SCHEDULE 15

ALLOCATION OF CONSIDERATION

1. The consideration for the purchase of the Units shall be allocated between each of the following assets of the Lexicon LLP as set out below:

	ITEM	AMOUNT
(a)	Goodwill	£85,791,291	[1]
(b)	Lexicon Group Limited and its Subsidiaries	£350,000

2. The Sellers and the Purchaser shall adopt this allocation for all tax purposes.

3. Any adjustment to the consideration paid for the Units pursuant clause 2.3 of this Deed shall adjust the consideration allocated to Goodwill in the above table.

4. The allocation of the consideration between the Sellers shall be in accordance with Part G of the Consideration Memo.

[1]	Based on a value per Share of £20.73, and does not include any Dividend Equivalent Shares.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SIGNATURE PAGE

IN WITNESS WHEREOF this Deed has been duly executed by the parties and is intended to be and is hereby delivered on the date first above written.

EXECUTED and DELIVERED as a DEED by EVERCORE PARTNERS INC. acting by two Officers:	}
Officer

Officer

SIGNED as a DEED and DELIVERED by:	}

ANDREW SIBBALD

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

SIGNED as a DEED and DELIVERED by:
}
ANGUS CHRISTIAN WINTHER
in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SIGNATURE PAGE

SIGNED as a DEED and DELIVERED by:	}

CHARLES CEDRIC OUTHWAITE

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

SIGNED as a DEED and DELIVERED by:

ANDREW SIBBALD	}

as attorney for:

MATTHEW PHILIP LINDSEY-CLARK

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SIGNATURE PAGE

SIGNED as a DEED and DELIVERED by:	}

MARK JOHN CONNELL

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

SIGNED as a DEED and DELIVERED by:

ANDREW SIBBALD	}

as attorney for:

DOMINIC PETER FREELY

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SIGNATURE PAGE

SIGNED as a DEED and
DELIVERED by:	}

ANDREW SIBBALD

as attorney for:

READ FRASER GOMM

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

SIGNED as a DEED and
DELIVERED by:	}

ANDREW SIBBALD

as attorney for:

CHRISTOPHER DAVID SCOTT HOUSTON

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SIGNATURE PAGE

SIGNED as a DEED and
DELIVERED by:	}

ANDREW SIBBALD

as attorney for:

JAMES DAVID WARING

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

SIGNED as a DEED and
DELIVERED by:	}

ANDREW SIBBALD

as attorney for:

MARK JOHN WINDSOR HENNESSY

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SIGNATURE PAGE

SIGNED as a DEED and
DELIVERED by:	}

ANDREW SIBBALD

as attorney for:

STUART BRITTON

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

SIGNED as a DEED and
DELIVERED by:	}

ANDREW SIBBALD

as attorney for:

JOLYON RAY CHAMBERS

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SIGNATURE PAGE

SIGNED as a DEED and
DELIVERED by:	}

ANDREW SIBBALD

as attorney for:

HICHEM ZEBIDI

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

SIGNED as a DEED and
DELIVERED by:	}

ANGUS CHRISTIAN WINTHER

as attorney for:

ANDREW PETER HARRY DONOVAN

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SIGNATURE PAGE

SIGNED as a DEED and
DELIVERED by:	}

ANGUS CHRISTIAN WINTHER

as attorney for:

OLIVER WILLIAM ROBERT CLAYTON

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

SIGNED as a DEED and
DELIVERED by:	}

ANGUS CHRISTIAN WINTHER

as attorney for:

MARCUS DAVID WILLIAM THOMPSON

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SIGNATURE PAGE

SIGNED as a DEED and	}
DELIVERED by:

ANGUS CHRISTIAN WINTHER

as attorney for:

MARTIN FRANCIS DAVID
COPELAND

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

SIGNED as a DEED and	}
DELIVERED by:

ANGUS CHRISTIAN WINTHER

as attorney for:

DUNCAN JAMES BUCK

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SIGNATURE PAGE

SIGNED as a DEED and	}
DELIVERED by:

ANGUS CHRISTIAN WINTHER

as attorney for:

ANTHONY FRANCIS D’SOUZA

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

SIGNED as a DEED and	}
DELIVERED by:

JAMES ANDREW OLIVER

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SIGNATURE PAGE

SIGNED as a DEED and	}
DELIVERED by:

ANGUS CHRISTIAN WINTHER

as attorney for:

NICHOLAS JAMES MASTER

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

SIGNED as a DEED and	}
DELIVERED by:

ANGUS CHRISTIAN WINTHER

as attorney for:

DAVID SANDROSHVILI

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SIGNATURE PAGE

SIGNED as a DEED and	}
DELIVERED by:

ANGUS CHRISTIAN WINTHER

as attorney for:

LUCY JANE GARRETT

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

SIGNED as a DEED and	}
DELIVERED by:

MARK JOHN CONNELL

as attorney for:

JAMES ROBERT THEODORE VIGGERS

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SIGNATURE PAGE

SIGNED as a DEED and	}
DELIVERED by:

MARK JOHN CONNELL

as attorney for:

NICHOLAS HENRY CARALI CHAPMAN

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

SIGNED as a DEED and	}
DELIVERED by:

BENJAMIN PETER CATT

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SIGNATURE PAGE

SIGNED as a DEED and	}
DELIVERED by:

MARK JOHN CONNELL

as attorney for:

NEIL BHADRA

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

SIGNED as a DEED and	}
DELIVERED by:

MARK JOHN CONNELL

as attorney for:

JOHN MASON

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SIGNATURE PAGE

SIGNED as a DEED and	}
DELIVERED by:

MARK JOHN CONNELL

as attorney for:

GRAHAM JOHN COPELAND

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

SIGNED as a DEED and	}
DELIVERED by:

MARK JOHN CONNELL

as attorney for:

SIR LAURENCE HENRY MAGNUS, Bt

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

SIGNATURE PAGE

SIGNED as a DEED and	}
DELIVERED by:

MARK JOHN CONNELL

as attorney for:

CLIFFORD SAMUEL HERBERT HAMPTON

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

SIGNED as a DEED and	}
DELIVERED by:

MARK JOHN CONNELL

as attorney for:

JOHN MARRIOTT PELLY

in the presence of:

Witness:	Signature:

Name:

Address:

Occupation:

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

EXHIBIT 1

ASSIGNMENT PROVISION

ACQUISITION BY EVERCORE PARTNERS

1.1 The members of the Lexicon Partnership LLP have entered into an agreement dated 7 June 2011 subject to which the Lexicon Partnership LLP and all of its subsidiaries including [Lexicon Partners Limited/Lexicon Partners Asia Limited/Lexicon Partners (US) LLP] (“Lexicon”) will be acquired by Evercore Partners (the Acquisition). Accordingly, it is agreed that the services to be provided under this agreement may be provided by Evercore Partners International LLP (the Evercore LLP) (providing that the FSA has given its authorisation to the Evercore LLP to provide such services) and that any fees payable in respect of services provided by the Evercore LLP shall be payable to it, and that upon the completion of the Acquisition all references in this letter to Lexicon shall take effect as if references to the Evercore LLP, and all of the rights and obligations of Lexicon under this letter shall be rights and obligations of the Evercore LLP in place of Lexicon.

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

EXHIBIT 2

INFORMATION IN RELATION TO THE TARGET ENTITIES

Part A : Particulars of the Lexicon LLP

Name:	The Lexicon Partnership LLP
Registered Number:	OC300091

Registered Office:	No. 1 Paternoster Square London EC4M 7DX

Date and place of incorporation:	30 April 2001, United Kingdom

LLP Designated Members:	GOMM, READ FRASER

OLIVER, JAMES ANDREW

SIBBALD, ANDREW

WINTHER, ANGUS CHRISTIAN

LLP Members:	BHADRA, NEIL

BRITTON, STUART

BROWN, PATRICIA MARIE

BUCK, DUNCAN JAMES

BYRNE, JAMES PATRICK

CATT, BENJAMIN PETER

CHAMBERS, JOLYON RAY

CHAPMAN, NICHOLAS HENRY CARALI

CLAYTON, OLIVER WILLIAM ROBERT

CONNELL, MARK JOHN

COPELAND, GRAHAM JOHN

COPELAND, MARTIN FRANCIS DAVID

D’SOUZA, ANTHONY FRANCIS

DONOVAN, ANDREW PETER HARRY

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

DUNN, JONATHAN

FORBES, WILLIAM CHARLES SEDGWICK

FREELY, DOMINIC PETER

GARRETT, LUCY JANE

HAMPTON, CLIFFORD SAMUEL HERBERT

HENNESSY, MARK JOHN WINDSOR

HOUSTON, CHRISTOPHER DAVID SCOTT

IVAN, IRINA

KOYA, KUNAL MEHUL

LEZAMA, KERRON KWAME

LINDSEY-CLARK, MATTHEW PHILIP

MAGNUS, SIR LAURENCE HENRY PHILIP

MASON, JOHN

MASTER, NICHOLAS JAMES

NIX, MATTHEW ALEXANDER

OUTHWAITE, CHARLES CEDRIC

PELLY, JOHN MARRIOTT

PERRY, ROBERT REX

PHIPSON, PETER HUGH FREDERICK

RANAWAKE, ARMIN GUY ARIYA

SANDROSHVILI, DAVID

SILBERSTEIN, MARC ANDREAS MR

THOMPSON, MARCUS DAVID WILLIAM

TRIVEDI, SAKET

VIGGERS, JAMES ROBERT THEODORE

WARING, JAMES DAVID

ZEBIDI, HICHEM

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

Part B : Particulars of the Subsidiaries

Name of Subsidiary:	Lexicon Group Limited
Registered Number:	03966886

Registered Office:	No. 1 Paternoster Square London EC4M 7DX

Date and place of incorporation:	6 April 2000, United Kingdom

Issued share capital:	£10,000

10,000 ordinary shares of £1 each

Shareholders and shares held:	The Lexicon Partnership LLP 10,000 ordinary shares

Directors:	CONNELL, MARK JOHN

FREELY, DOMINIC PETER

GOMM, READ FRASER

HAMPTON, CLIFFORD SAMUEL HERBERT

LINDSEY-CLARK, MATTHEW PHILIP

MAGNUS, SIR LAURENCE HENRY PHILIP

OLIVER, JAMES ANDREW

OUTHWAITE, CHARLES CEDRIC

SIBBALD, ANDREW

WINTHER, ANGUS CHRISTIAN

Secretary:	OLIVER, JAMES ANDREW

Name of Subsidiary:	Lexicon Group Services Limited
Registered Number:	03978092

Registered Office:	No. 1 Paternoster Square London EC4M 7DX

Date and place of incorporation:	20 April 2000, United Kingdom

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

Issued share capital:	£1

1 ordinary share at £1

Shareholders and shares held:	Lexicon Group Limited 1 ordinary share

Directors:	CONNELL, MARK JOHN

FREELY, DOMINIC PETER

GOMM, READ FRASER

LINDSEY-CLARK, MATTHEW PHILIP

OLIVER, JAMES ANDREW

OUTHWAITE, CHARLES CEDRIC

SIBBALD, ANDREW

WINTHER, ANGUS CHRISTIAN

Secretary:	OLIVER, JAMES ANDREW

Name of Subsidiary:	Lexicon Partners Limited
Registered Number:	03970046

Registered Office:	No. 1 Paternoster Square London EC4M 7DX

Date and place of incorporation:	11 April 2000, United Kingdom

Issued share capital:	£37,000

37,000 ordinary shares at £1 each

Shareholders and shares held:	Lexicon Group Limited 37,000 ordinary shares

Directors:	BRITTON, STUART

BUCK, DUNCAN JAMES

CHAMBERS, JOLYON RAY

CLAYTON, OLIVER

CONNELL, MARK JOHN

COPELAND, MARTIN FRANCIS DAVID

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

D’SOUZA, ANTHONY FRANCIS

DONOVAN, ANDREW PETER HARRY

FREELY, DOMINIC PETER

GOMM, READ FRASER

HENNESSY, MARK JOHN WINDSOR

HOUSTON, CHRISTOPHER DAVID SCOTT

LINDSEY-CLARK, MATTHEW PHILIP

MASTER, NICHOLAS JAMES

OLIVER, JAMES ANDREW

OUTHWAITE, CHARLES CEDRIC

SIBBALD, ANDREW

THOMPSON, MARCUS DAVID WILLIAM

WARING, JAMES DAVID

WINTHER, ANGUS CHRISTIAN

ZEBIDI, HICHEM

Secretary:	OLIVER, JAMES ANDREW

Name of Subsidiary:	Lexicon Group Services (Asia) Limited
Registered Number:	1089269

Registered Office:	Rooms 3102-3103, 31st Floor, Alexandra House 18 Chater Road, Central, Hong Kong

Date and place of incorporation:	21 November 2006, Hong Kong

Issued share capital:	HKD 1

1 ordinary share at HKD1

Shareholders and shares held:	Lexicon Group Services Limited 1 ordinary share

Directors:	FREELY, DOMINIC PETER

THOMPSON, MARCUS DAVID WILLIAM

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

OLIVER, JAMES ANDREW

Corporate Secretary:	Standguard Nominees (H.K.) Limited

Name of Subsidiary:	Lexicon Partners (Asia) Limited
Registered Number:	1089268

Registered Office:	Rooms 3102-3103, 31st Floor, Alexandra House 18 Chater Road, Central Hong Kong

Date and place of incorporation:	21 November 2006, Hong Kong

Issued share capital:	HKD 1,000

1,000 ordinary shares at HKD1 each

Shareholders and shares held:	Lexicon Group Services Limited 1,000 ordinary shares

Directors:	FREELY, DOMINIC PETER HKP

THOMPSON, MARCUS DAVID WILLIAM

OLIVER, JAMES ANDREW

Corporate Secretary:	Standguard Nominees (H.K.) Limited

Name of Subsidiary:	Lexicon Partners (US) LLC
Registered Office:	2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808, USA

Date and place of formation:	15 July 2008, Delaware, USA

Managers:	BRITTON, STUART SIBBALD, ANDREW OLIVER, JAMES ANDREW

Member:	Lexicon Group Services Limited

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

Name of Subsidiary:	Lexicon Capital Limited (dormant)
Registered Number:	03979398

Registered Office:	No. 1 Paternoster Square London EC4M 7DX

Date and place of incorporation:	25 April 2000, United Kingdom

Issued share capital:	£1

1 ordinary share at £1

Shareholders and shares held:	The Lexicon Partnership LLP 1 ordinary share

Directors:	BUCK, DUNCAN JAMES

HENNESSY, MARK JOHN WINDSOR

Secretary:	BRITTON, STUART

Name of Subsidiary:	Lexicon Capital Partners Limited (dormant)
Registered Number:	06754414

Registered Office:	No. 1 Paternoster Square London EC4M 7DX

Date and place of incorporation:	20 November 2008, United Kingdom

Issued share capital:	£2

2 ordinary shares at £1 each

Shareholders and shares held:	Lexicon Group Limited 2 ordinary shares

Directors:	LINDSEY-CLARK, MATTHEW PHILIP

OLIVER, JAMES ANDREW

OUTHWAITE, CHARLES CEDRIC

QUINN, JAMES

Secretary:	OLIVER, JAMES ANDREW

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

Name of Subsidiary:	Lexicon Corporate Finance Limited (dormant)
Registered Number:	04030017

Registered Office:	No. 1 Paternoster Square London EC4M 7DX

Date and place of incorporation:	05 July 2000, United Kingdom

Issued share capital:	£1

1 ordinary share at £1

Shareholders and shares held:	The Lexicon Partnership LLP 1 ordinary share

Directors:	BUCK, DUNCAN JAMES

HENNESSY, MARK JOHN WINDSOR

Secretary:	BRITTON, STUART

Name of Subsidiary	Lexicon Private Equity Limited (dormant)
Registered Number:	03981542

Registered Office:	No. 1 Paternoster Square London EC4M 7DX

Date and place of incorporation:	27 April 2000, United Kingdom

Issued share capital:	£1

1 ordinary share at £1

Shareholders and shares held:	The Lexicon Partnership LLP 1 ordinary share

Directors:	BUCK, DUNCAN JAMES

HENNESSY, MARK JOHN WINDSOR

Secretary:	BRITTON, STUART

Name of Subsidiary:	Lexicon Securities Limited (dormant)
Registered Number:	04030009

Registered Office:	No. 1 Paternoster Square London EC4M 7DX

DEED FOR SALE AND PURCHASE OF THE LEXICON PARTNERSHIP LLP

EXECUTION VERSION

Date and place of incorporation:	05 July 2000, United Kingdom

Issued share capital:	£1

1 ordinary share at £1

Shareholders and shares held:	The Lexicon Partnership LLP 1 ordinary share

Directors:	BUCK, DUNCAN JAMES

HENNESSY, MARK JOHN WINDSOR

Secretary:	BRITTON, STUART